UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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M&T BANK CORPORATION
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One M&T Plaza

Buffalo, New York 14203

March 7, 2023

Dear Shareholder,

You are cordially invited to attend the 2023 Annual Meeting of Shareholders of M&T Bank Corporation to be held on Tuesday, April 18, 2023, at 11:00 a.m. Eastern Time.

This year’s meeting will be a virtual Annual Meeting conducted by live webcast only. You will be able to attend the meeting online as more fully described in the accompanying notice of the Annual Meeting and proxy statement.

Shareholders will be asked to vote on the following matters at the virtual Annual Meeting:

1.	election of 17 directors for one-year terms and until their successors have been duly elected and qualified;

2.	advisory approval of the 2022 compensation of M&T Bank Corporation’s Named Executive Officers;

3.	advisory vote on the frequency of future executive compensation votes;

4.	approval of the amendment and restatement of the M&T Bank Corporation 2019 Equity Incentive Compensation Plan;

5.	ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2023; and

6.	transaction of such other business as may properly come before the meeting and any adjournments thereof.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote your shares as promptly as possible via the internet, by telephone or by executing and returning your signed proxy card if one was mailed to you, as further described in the proxy statement.

We encourage you to carefully review this year’s notice and proxy statement, which contain important information about voting, attending the virtual Annual Meeting and the business to be conducted at the meeting.

Thank you for your continued support of M&T.

Sincerely,

RENÉ F. JONES

Chairman of the Board and Chief Executive Officer

One M&T Plaza,

Buffalo, New York 14203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME

11:00 a.m., Eastern Time, on Tuesday, April 18, 2023

PLACE

This year’s Annual Meeting will be held virtually and conducted solely online via webcast. Shareholders as of the record date will be able to attend and participate in the Annual Meeting by visiting: meetnow.global/MATLQVJ. Please see the accompanying proxy statement for important information about attending the virtual Annual Meeting.

ITEMS OF BUSINESS

(1)	Election of 17 directors for one-year terms and until their successors have been duly elected and qualified.
(2)	Advisory approval of the 2022 compensation of M&T Bank Corporation’s Named Executive Officers.
(3)	Advisory vote on the on the frequency of future executive compensation votes.
(4)	Approval of the amendment and restatement of the M&T Bank Corporation 2019 Equity Incentive Compensation Plan.
(5)	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2023.
(6)	Transaction of such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE

Shareholders of record of M&T’s common stock at 5:00 p.m., Eastern Time, on February 23, 2023, are entitled to receive notice of and to vote at the Annual Meeting.

VOTING

It is important that your shares be represented and voted at the Annual Meeting. Shareholders as of the record date can vote their shares either during the virtual Annual Meeting or by proxy by using one of the following methods: (1) vote over the internet or by telephone using the instructions in the notice or proxy card; or (2) if you received a proxy card in the mail, complete, sign, date and promptly return the proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement. Any shareholder of record who attends the virtual Annual Meeting may withdraw his or her proxy and vote personally via the online platform during the Annual Meeting on any matter properly brought before the virtual Annual Meeting. Please see the accompanying proxy statement for further information.

March 7, 2023

MARIE KING

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 2023

The proxy statement, as well as the message to shareholders and Form 10-K of M&T Bank Corporation (“M&T”) that together comprise our annual report for the year 2022, are available at www.edocumentview.com/MTB.

Virtual Meeting

We are holding the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) in a virtual meeting format exclusively by webcast. No physical meeting will be held.

As more fully described in the “Questions & Answers” section of the proxy statement, you are entitled to participate in the Annual Meeting if, as of the close of business on February 23, 2023, you held shares of M&T common stock registered in your name (a “Registered Holder”), or you held shares through an intermediary, such as a bank or broker, and have a valid legal proxy for the Annual Meeting (a “Beneficial Holder”). Both Registered Holders and Beneficial Holders will be able to attend the Annual Meeting online, ask questions and vote during the meeting by visiting meetnow.global/MATLQVJ and following the instructions. Please have your control number, which can be found on your proxy card, notice or email previously received, to access the Annual Meeting. While we expect that the vast majority of Beneficial Holders will be able to participate using the control number received with their voting instruction form, there is no guarantee this option will be available for every type of Beneficial Holders’ control numbers, and some Beneficial Holders may instead have to register in advance of the Annual Meeting. Please see the “Questions & Answers” section of the proxy statement for more information.

Technical Support

We encourage shareholders to visit the meeting website above in advance of the Annual Meeting to familiarize themselves with the online access process. The virtual Annual Meeting platform is fully supported across browsers (except Internet Explorer) and devices that are equipped with the most updated version of applicable software and plugins.

Shareholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by M&T through Computershare by calling 1-888-724-2416. Technical support information also is provided on the sign-in page for all shareholders.

Participation and Questions

Shareholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting. Shareholders as of the record date will be able to attend, vote, examine the shareholder list, and submit questions during a portion of the meeting via the online platform. Shareholders may also submit questions in advance of the Annual Meeting by sending them via email to: ir@mtb.com. All questions submitted in advance of the Annual Meeting must be sent by 11:59 p.m. Eastern Time on Friday, April 14, 2023.

Questions that comply with the Annual Meeting’s rules of conduct and that are germane to the purpose of the Annual Meeting will be answered during the meeting, subject to time constraints. If there are questions regarding matters of personal concern to a shareholder or if a question posed is not answered, M&T’s Market & Investor Relations Department will respond after the Annual Meeting. If we receive substantially similar questions from multiple shareholders, we may group them together. Prior to the Annual Meeting, the meeting website will contain details on other procedures and guidelines relevant to the Annual Meeting, as well as technical support information. Even if you intend to attend the virtual Annual Meeting, to ensure your shares are represented, please vote your shares in advance of the meeting over the internet or by telephone, or complete and return a physical proxy card by mail.

Sound Compensation and Governance Practices and Policies	61

Tax Matters	62

Compensation and Human Capital Committee Report	63

Executive Compensation	64

2022 Summary Compensation Table	64

CEO Pay Ratio	65

Grants of Plan-Based Awards	66

Outstanding Equity Awards at Fiscal Year-End	67

Options Exercised and Stock Vested	70

Pension Benefits	70

Nonqualified Deferred Compensation	73

Potential Payments Upon Termination or Change in Control	76

Pay Versus Performance Disclosure	78

Proposal 3 – Advisory, Non-Binding Vote on the Frequency of Future Advisory Votes on the Compensation of M&T Bank Corporation’s Named Executive Officers	82

Proposal 4 – Approval of the Amendment and Restatement of the M&T Bank Corporation 2019 Equity Incentive Compensation Plan	83

Background	83

Changes Reflected by the Amended Equity Plan	83

Purpose	83

Certain Key Provisions	84

Determination of the Number of Shares Available for Awards under the Amended Equity Plan	84

Dilution Analysis	85

Burn Rate	86

Summary of the Amended Equity Plan	86

Additional Equity Compensation Plan Information	94

Proposal 5 – Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of M&T Bank Corporation for the Year Ending December 31, 2023	96

Independent Public Accountants	97

Fees to Independent Auditors Table	97

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	98

Report of the Audit Committee	98

Notice Pursuant to Section 726(d) of the New York Business Corporation Law	99

Other Matters	99

General Information – Questions and Answers	100

Appendix A: Reconciliation of GAAP to Non-GAAP Measures	A-1

Appendix B: M&T Bank Corporation 2019 Equity Incentive Compensation Plan (amended and restated)	B-1

i

PROXY SUMMARY

This “proxy summary” highlights information contained in the proxy statement. It does not contain all of the information you should consider in making a voting decision, and you should read the entire proxy statement carefully before voting.

M&T Bank Corporation (“M&T,” “we,” “our,” or the “company”) is providing you this proxy statement because its Board of Directors (the “Board”) is soliciting your proxy to vote your shares of M&T common stock at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”), or any adjournment or adjournments thereof. The proxy materials are first being made available to shareholders of M&T on or about March 7, 2023. The Annual Meeting will be held on Tuesday, April 18, 2023.

For information on the details of the voting process, how to attend the virtual Annual Meeting and other important procedures, please see “General Information—Questions and Answers” starting on page 100.

Voting Matters and Board Recommendations

Matter:	Board Voting Recommendation:	For More Information, See:
1. Election of 17 Directors	FOR EACH DIRECTOR NOMINEE	Proposal 1—Election of Directors, page 10
2. 2022 Compensation of Named Executive Officers	FOR	Proposal 2—Advisory, Non-Binding Vote to Approve the 2022 Compensation of M&T Bank Corporation’s Named Executive Officers, page 39
3. Future Frequency of Executive Compensation Votes	HOLD VOTE ANNUALLY (EVERY YEAR)	Proposal 3—Advisory, Non-Binding Vote on the Frequency of Future Advisory Votes on the Compensation of M&T Bank Corporation’s Named Executive Officers, page 82
4. Amendment and Restatement of the M&T Bank Corporation 2019 Equity Incentive Compensation Plan	FOR	Proposal 4—Approval of the Amendment and Restatement the M&T Bank Corporation 2019 Equity Incentive Compensation Plan, page 83
5. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2023	FOR	Proposal 5—Ratification of the Appointment of PricewaterhouseCoopers LLP, page 96

1

About Our Company

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, provides banking products and services across the eastern United States from Maine to Virginia. Trust-related services are provided in select markets across the United States and abroad by M&T’s Wilmington Trust-affiliated companies and M&T Bank.

For more than 165 years, M&T has strived to take an active role in our communities and build long-lasting relationships with our customers.

A Bank for Communities

We are a bank for communities—bringing the capabilities of a large bank with the care of a locally focused institution. Our purpose is to make a difference in people’s lives and uplift the communities we serve. The keys to our approach are characterized by responsible lending based on the advantages of local knowledge and scale, and our long history of being prudent stewards of our shareholders’ capital. We pride ourselves on deep local knowledge and understanding the unique needs of our customers and communities.

Our Footprint

Following our April 2022 acquisition of People’s United Financial, Inc. (“People’s United”), our contiguous branch footprint spans from Maine to Virginia. In People’s United, M&T found a like-minded bank, one whose relationship with businesses and customers relies on local knowledge and a commitment to the communities we serve.

M&T Highlights (as of December 31, 2022)

• One of the 15 largest U.S.-based, commercial bank holding companies*

• National capabilities from our suite of specialty businesses and Wilmington Trust

• More than 22,000 employees

• Approximately 1,000 branches

• Contributed over $46 million to nonprofit organizations through its charitable foundation and corporate giving in 2022

• $200.7 billion in total assets

• $163.5 billion in total deposits

• Total shareholders’ equity of $25.3 billion

• Highest capital level in peer group**:

10.4% Common Equity Tier 1 (CET1) Capital Ratio

• Highest Net Interest Margin in peer group** in 2022:

3.39% Net Interest Margin

*  Based on total assets, excluding certain non-U.S. bank holding companies and non-commercial banks

**  See page 47 of this proxy statement for information on M&T’s peer group

2

Proposal 1—Election of Directors

M&T aims to maintain a highly engaged Board with balanced tenure and substantive expertise that has the diversity of skills and backgrounds necessary to effectively oversee our management team and serve the long-term interests of our shareholders.

We are asking our shareholders to elect all 17 director nominees at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Each nominee is elected annually by the affirmative vote of the majority of votes cast.

Director Nominees

Name	Age	Board Tenure(1)	Independent	Professional Background	Current Committee Membership (2)
John P. Barnes	67	1 year	✓	Former Chairman and CEO of People’s United Financial, Inc.	R
Robert T. Brady(3)	82	28 years	✓	Former Chairman and CEO of Moog Inc.	N&G (Chair), E
Carlton J. Charles	64	—	✓	Senior Vice President of Treasury and Risk Management, Hearst	N&G
Jane Chwick	60	1 year	✓	Former Partner and Co-COO of the Technology Division at Goldman Sachs	R
William F. Cruger, Jr.	64	1 year	✓	Former Vice Chairman of Investment Banking at J.P. Morgan Chase & Co.	A
T. Jefferson Cunningham III	80	22 years	✓	Former Chairman and CEO of Premier National Bancorp, Inc. and Premier National Bank	A
Gary N. Geisel	74	13 years	✓	Former Chairman and CEO of Provident Bankshares Corporation and Provident Bank	C&HC (Chair), E
Leslie V. Godridge	67	2 years	✓	Former Vice Chair and Co-Head of Corporate and Commercial Banking for US Bancorp	R
René F. Jones(4)	58	5 years		Chairman and CEO of M&T and M&T Bank	E
Richard H. Ledgett, Jr.	65	5 years	✓	Former Deputy Director and COO of the National Security Agency	R
Melinda R. Rich	65	14 years	✓	Chairman of Rich Products Corporation	C&HC, E
Robert E. Sadler, Jr.	77	24 years	✓	Former President and CEO of M&T	E (Chair), R (Chair)
Denis J. Salamone	69	7 years	✓	Former Chairman and CEO of Hudson City Bancorp, Inc. and Hudson City Savings Bank	A (Chair)
John R. Scannell	59	5 years	✓	Non-Executive Chairman and Former CEO of Moog Inc.	N&G
Rudina Seseri	45	2 years	✓	Founder and Managing Partner of Glasswing Ventures, LLC	—
Kirk W. Walters	67	1 year	✓	Former Senior Executive Vice President of People’s United Financial, Inc.	—
Herbert L. Washington	72	27 years	✓	President of HLW Fast Track, Inc.	A, C&HC

(1)	As of the 2023 Annual Meeting (April 18, 2023).

(2)

The committees of the M&T Board of Directors are as follows: A—Audit Committee; C&HC—Compensation and Human Capital Committee; E—Executive Committee; N&G—Nomination and Governance Committee; R—Risk Committee.

(3)	Mr. Brady serves as the non-executive Vice Chairman of the Board of Directors and as the lead independent director.

(4)	Mr. Jones serves as the Chairman of the Board of Directors.

3

Board Composition

A balanced Board composition, supplemented by a thoughtful approach to director refreshment, is a priority for M&T. In discharging its duties to review director nominees, the Nomination and Governance Committee (the “N&G Committee”) considers the experience, skills, independence and diversity of nominees in the full context of the current composition, needs and obligations of the Board.

The 17 director nominees represent a range of backgrounds, professions, skills, experiences and communities. The Board believes these complementary skills and experiences produce an effective and highly qualified Board. The skills and diversity characteristics below were self-identified by the directors.

Board Skills Matrix

SKILLS AND EXPERIENCE

CEO Experience	✓	✓				✓	✓		✓		✓	✓	✓	✓	✓	✓	✓

Commercial Banking	✓				✓	✓	✓	✓	✓			✓				✓

Wealth / Investment Management					✓	✓		✓	✓				✓		✓	✓

Customer Experience / Retail	✓		✓				✓	✓			✓	✓	✓			✓	✓

Technology / Digital Innovation		✓	✓	✓	✓					✓				✓	✓

Cybersecurity			✓	✓						✓					✓

Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Corporate Governance		✓	✓	✓	✓	✓	✓			✓	✓	✓	✓	✓	✓	✓

Bank Regulatory	✓			✓	✓	✓	✓	✓	✓			✓	✓			✓

Finance / Accounting	✓	✓	✓		✓	✓	✓	✓	✓			✓	✓	✓	✓	✓	✓

Human Capital Management	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

BOARD DEMOGRAPHICS

Gender Diversity				✓ (Female)				✓ (Female)			✓ (Female)				✓ (Female)

Race/Ethnicity Diversity			✓ (Black)						✓ (Black)								✓ (Black)

4

Board Diversity, Tenure and Independence. M&T strives to foster an inclusive workplace where we respect and value individual differences. We believe that employee diversity enhances our company’s ability to succeed at all levels. M&T also values diversity among its Board members.

In addition to identifying nominees that possess diverse business experiences, skill sets and geographic backgrounds, the N&G Committee believes a stronger Board is one that reflects gender and racial diversity. Our Chairman and CEO is currently one of fewer than 10 Black CEOs leading an S&P 500 company.* Four diverse current directors, including three women and one person of color, have joined the Board since 2020. The N&G Committee also believes it is desirable to maintain a mix of experienced, longer-tenured directors who possess deep institutional knowledge along with newer directors who have different expertise, backgrounds and fresh perspectives.

At the 2023 Annual Meeting, over 41% of our 17 director nominees represent diverse constituencies, including four women and three people of color. The director nominees range in age from 45 to 82, and the average age is approximately 67. Approximately 59% of the director nominees have served on the Board for five years or less.

*	Forbes, “Record Number of Black CEOs Will Run S&P 500 Companies,” March 1, 2023, www.forbes.com/sites/jaredcouncil/2023/03/01/record-number-of-black-ceos-will-run-sp-500-companies

See “Proposal 1—Election of Directors” and “Corporate Governance of M&T Bank Corporation” further below for more information on our director nominees as well as Board qualifications, tenure, independence and diversity.

5

Corporate Governance Practices

The Board is committed to sound and effective corporate governance that conforms to the highest standards of business ethics and integrity, provides robust oversight of management and promotes the long-term interests of our shareholders. The Board reviews M&T’s Corporate Governance Standards annually. It regularly reviews other governance practices, industry developments and shareholder feedback to ensure continued effectiveness. Below are selected highlights of M&T’s corporate governance practices.

Board Composition and Refreshment	Robust Shareholder Rights
✓ Highly engaged Board with balanced tenure and substantial, wide-ranging expertise	✓ Bylaws include proxy access right
✓ Strong Board refreshment practices, with seven of the current director nominees joining the Board in last three years	✓ All shareholders have the same voting rights
✓ Regular refreshment at the committee level	✓ Bylaws provide shareholders the ability to call a special meeting
✓ Ongoing and formalized director nominee identification and selection process based on needs identified by the Board, including a focus on diversity	✓ No super-majority voting requirements under the Bylaws
✓ Diverse skills represented, including risk management, cybersecurity, leadership, finance, commercial and retail banking, technology, and corporate governance	✓ No poison pill or other anti-takeover devices in effect

Board Accountability and Independence	Board Effectiveness
✓ Audit Committee, Compensation and Human Capital Committee, Nomination and Governance Committee, and Risk Committee comprised entirely of independent directors

✓ Committee oversight of ESG strategy and policies, (Nomination and Governance Committee), diversity, equity and inclusion (Compensation and Human Capital Committee), climate risk (Risk Committee), and ESG public reporting (Audit Committee)

✓ Majority voting standard for director elections	✓ Lead independent director role and executive sessions of non-management directors held regularly
✓ All directors elected annually	✓ Strong Board leadership in risk oversight and management through Risk Committee and risk governance framework
✓ Conflict of interest policy for directors	✓ Annual Board and committee self-evaluations
✓ Stock ownership guidelines for directors and executives	✓ Independent Board evaluation of CEO performance and compensation through Compensation and Human Capital Committee
✓ Pledging and hedging policies for directors and executives	✓ Corporate Governance Standards and committee charters reviewed annually
✓ Directors are subject to over-boarding review	✓ Average attendance of the director nominees at Board and committee meetings held in 2022 approximately 96%

See “Corporate Governance of M&T Bank Corporation” further below in this proxy statement for more information on our corporate governance practices.

6

Proposal 2—Advisory, Non-Binding Vote on 2022 Compensation of Named Executive Officers

We are asking our shareholders to review and vote, on an advisory basis, on the 2022 compensation of our named executive officers (“NEOs”). As described in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation policies and practices are centered on creating a pay-for-performance culture that drives M&T performance, aligns the interests of our executives with the long-term interests of our shareholders and reduces incentives for unnecessary and excessive risk-taking.

Executive Compensation Program

Our executive compensation program aims to create a culture of pay-for-performance by offering short- and long-term incentive compensation opportunities that reward executives for their individual contributions as well as M&T’s long-term performance.

Compensation Philosophy. Our compensation philosophy is to emphasize long-term equity-based compensation and provide competitive compensation opportunities that will attract and retain executive officers capable of achieving M&T’s performance objectives. Overseen by the Compensation and Human Capital (“C&HC”) Committee, this philosophy allows us to align our compensation with performance by:

• linking the size of individual equity awards to the NEO’s role, responsibilities and anticipated contributions, as well as to the performance of M&T;

• tying a significant portion of each NEO’s ultimate realized compensation to the future value of M&T common stock, in alignment with our shareholders;

• balancing growth with prudent risk taking, through the use of performance-based stock unit awards that vest in alignment with levels of performance;

• creating a culture of stock ownership and retention, including through M&T’s Stock Ownership and Retention Guidelines for Executives, resulting in each NEO having a substantial financial stake tied to the long-term performance of M&T and further ensuring our NEOs’ alignment with shareholders;

• performing, for each NEO, an annual assessment of the “market price of the seat” and balancing external data with an executive’s experience, their role, responsibilities and anticipated contributions; and

• assessing short-term performance and awarding variable compensation based on a balanced discretionary assessment of holistic bank and individual performance.

The following illustrates some important features of our executive compensation program:

What We Do:	What We Don’t Do:
✓ Strong alignment between pay and performance	✓ Hedging or pledging of M&T securities (except in limited circumstances pursuant to prescribed policy)

✓ Discourage excessive risk taking through program design	✓ Repricing of stock options
✓ Maintain robust Stock Ownership Guidelines	✓ “Timing” of equity grants (i.e., we only grant long-term incentives on pre-determined dates)
✓ Retain an independent compensation consultant to advise and support the C&HC Committee in its role	✓ Tax gross-ups (other than in connection with relocation)
✓ Maintain a compensation forfeiture policy which subjects incentives to risk adjustments	✓ Pay dividends on unvested stock units or unearned performance units

✓ Review share utilization	✓ Grant excessive severance, pension or other benefits

✓ Annual risk assessment of incentive compensation plans	✓ Enter into employment contracts with our executives

✓ Routinely engage with shareholders
✓ Use a peer group to provide perspective on competitive pay levels

7

Total Compensation Pay Mix

Our executive compensation program provides for a mix of base salary, short-term cash incentives and long-term equity-based incentives that vest over time in alignment with our compensation philosophy and the objectives cited above.

The charts below show the 2022 performance year total compensation pay mix of our CEO and the average of our other NEOs. For this purpose, compensation for the “performance year” consists of (i) annual base salary as of the end of 2022, (ii) short-term cash incentive (“STI”) paid in 2023 for 2022 performance, and (iii) the long-term equity-based incentive (“LTI”) award (target value) granted in 2023 for 2022 performance.

Our LTI award is a mix of performance-vested stock units (“PVSUs”), performance-hurdled stock units (“PHSUs”) and non-qualified stock options (“NQSOs”). As shown here, 89% of 2022 performance year target pay is “at risk” for our CEO and, on average, 82% is “at risk” for our other NEOs.

As described in more detail in the “Compensation Discussion and Analysis” section of this proxy statement:

•	Annual base salary provides market-competitive, fixed pay reflective of an executive’s role, responsibilities and performance.

•

STI provides a discretionary annual incentive opportunity that is reflective of overall bank and individual performance. STI is awarded on corporate performance, quantitative and qualitative business unit and individual performance, and progress toward strategic initiatives.

•

PHSUs vest ratably at target each year over three years based on achievement of a pre-established performance hurdle for each year. If the performance hurdle is not met for a given year, the portion of the award scheduled to vest for the corresponding year will be forfeited.

•	PVSUs cliff vest after three years based on achievement of the pre-established performance metrics over the three-year performance period, with final payout values ranging from 0% to 150% of target.

•	NQSOs align our NEO’s interest with those of shareholders by providing value only if M&T’s stock price increases from the date the stock option award is granted. NQSOs vest ratably over three years.

See “Proposal 2—Advisory, Non-Binding Vote to Approve the 2022 Compensation of M&T Bank Corporation’s Named Executive Officers” further below in this proxy statement for more information.

8

Proposal 3—Advisory, Non-Binding Vote on the Frequency of Future Advisory Votes on the Compensation of Named Executive Officers

In addition to the non-binding advisory vote to approve the 2022 compensation of our NEOs in Proposal 2, we are asking our shareholders in Proposal 3 to vote, also on an advisory basis, on the frequency of future advisory votes on the compensation of the NEOs. Securities and Exchange Commission (“SEC”) rules require that shareholders have an opportunity at least once every six years to vote on the frequency of the advisory shareholder vote on executive compensation. Under the proposal, you may vote to have such a “say-on-pay” vote take place annually (every year), every two years or every three years. M&T shareholders were last presented with this proposal in 2017, when our Board recommended, and our shareholders approved, that the “say-on-pay” advisory vote occur annually as a corporate governance best practice.

After due consideration, the Board has unanimously determined to recommend that the advisory shareholder vote on executive compensation continue to occur annually (every year). Executive compensation is disclosed annually in our proxy statement, and the Board values shareholder perspectives on M&T’s compensation programs, including the feedback received from the advisory vote.

See “Proposal 3—Advisory, Non-Binding Vote on the Frequency of Future Advisory Votes on the Compensation of M&T Bank Corporation’s Named Executive Officers” further below in this proxy statement for more information.

Proposal 4—Approval of the Amendment and Restatement of the M&T Bank Corporation 2019 Equity Incentive Compensation Plan

Our 2019 Equity Incentive Compensation Plan (the “2019 Equity Plan”) was approved by shareholders in 2019 with more than 95% of shareholder votes cast in favor its adoption. The 2019 Equity Plan allows us to execute our pay-for-performance compensation philosophy by providing equity-based incentive awards to employees, including executive officers, thereby offering pay opportunities that align employee interests with the long-term interests of our shareholders. Under the terms of the 2019 Equity Plan, a limited number of shares of our common stock are reserved for these equity-based incentive grants.

In February 2023, our Board approved an amendment and restatement of the 2019 Equity Plan, subject to the approval of our shareholders at the Annual Meeting. The amendment includes an increase in the number of shares of our common stock available for future awards under the 2019 Equity Plan, so that the company can continue to grant equity-based incentive awards.

See “Proposal 4—Approval of the Amendment and Restatement of the M&T Bank Corporation 2019 Equity Incentive Compensation Plan” further below in this proxy statement for more information.

Proposal 5—Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2023

We are asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.

The Audit Committee annually evaluates the qualifications, performance and independence of the independent auditor. As a result of this evaluation, on February 21, 2023, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2023. The Audit Committee and Board believe the continued retention of PricewaterhouseCoopers LLP is in the best interests of M&T and its shareholders.

See “Proposal 5—Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of M&T Bank Corporation for the Year Ending December 31, 2023” further below in this proxy statement for more information.

9

PROXY STATEMENT

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the N&G Committee, the Board recommends the following 17 persons for election as directors of M&T, to hold office until the 2024 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

Each of the nominees was elected at the 2022 Annual Meeting of Shareholders, except Mr. Charles who was elected by the Board on January 18, 2023.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH

OF THE 17 NOMINEES.

Each nominee’s business experience, including occupation, current public company directorships, and public company directorships held at any time during the past five years is provided. Additionally, the experience, qualifications and skills, including education, of each nominee who was considered by the N&G Committee are listed.

The information with respect to each nominee is as of March 1, 2023, and includes each nominee’s affiliations, if any, with M&T’s subsidiary banks, M&T Bank (also known as Manufacturers and Traders Trust Company) and Wilmington Trust, N.A. The information contained in this proxy statement concerning the nominees is based upon statements made or confirmed to M&T by or on behalf of such nominees, except to the extent certain information is contained in M&T’s records.

The Board believes that the experience, qualifications and skills of each of the director nominees contributes to an effective and well-functioning board providing oversight of M&T’s business and management.

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NOMINEES FOR DIRECTOR

JOHN P. BARNES
Risk Committee Member Director since 2022

Mr. Barnes, age 67, is the former Chairman of the Board and Chief Executive Officer of People’s United. Mr. Barnes served as President and Chief Executive Officer of People’s United from July 2010 until April 2022, when he joined the M&T Board upon the closing of M&T’s acquisition of People’s United. He also previously served as Senior Executive Vice President and Chief Administrative Officer for People’s United following its acquisition of Chittenden Corporation in early 2008. Mr. Barnes had served as an Executive Vice President and in multiple other positions at Chittenden Corporation, including heading the Credit Policy and Administration Division. Mr. Barnes is a member of the Risk Committee of M&T. He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Risk Committee.

Experience, Skills and Qualifications

Mr. Barnes brings extensive banking and finance knowledge, having worked in the financial services industry since 1983, when he joined Chittenden Corporation after five years with the Federal Deposit Insurance Corporation in Boston. He brings exceptional executive and management experience gained through his leadership roles at multiple financial institutions. Mr. Barnes is a graduate of Northeastern University and received a Master of Business Administration from the University of Vermont.

ROBERT T. BRADY
Vice Chairman of the Board of Directors and Lead Independent Director Nomination and Governance Committee Chair Executive Committee Member Director since 1994

Mr. Brady, age 82, serves as Vice Chairman of M&T’s Board of Directors and as its lead independent director. He is the former Chairman of the Board and Chief Executive Officer of Moog Inc. (NYSE: MOG.A), a worldwide manufacturer of control systems and components for aircraft, spacecraft, automated machinery and medical equipment. Mr. Brady served as Moog’s Executive Chairman from 2011 until his retirement in 2014. He is a director of Astronics Corporation (NASDAQ: ATRO) where he serves as a member of the Audit and Compensation Committees. Mr. Brady is also a director of CUBRC, Inc., a research, development, testing and systems integration company as well as the Buffalo AKG Art Museum, both located in Buffalo, New York. He previously served as a director of ENrG, Inc., Seneca Foods Corporation (NASDAQGS: SENEA) and of National Fuel Gas Company (NYSE: NFG). Mr. Brady is a member of the Executive Committee and Chair of the Nomination and Governance Committee of M&T. He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Executive Committee.

Experience, Skills and Qualifications

Mr. Brady is an experienced and successful business leader with a track record of helping companies innovate, grow and create jobs. He brings insight into risk management, operational risk and strategic planning. In addition to his significant leadership experience with several public companies, Mr. Brady has considerable corporate governance experience. He holds a Bachelor of Science in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration from Harvard Business School.

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CARLTON J. CHARLES
Nomination and Governance Committee Member Director since January 2023

Mr. Charles, age 64, is the Senior Vice President of Treasury and Risk Management at Hearst, a leading global, diversified information, services and media company with operations in 40 countries. Prior to joining Hearst, he was Senior Vice President and Chief Operational Risk Officer at Moody’s Corporation. Mr. Charles also serves as the Chair of Level Up Ventures, a venture capital unit within Hearst focused on Black and Latino entrepreneurs. He is a member of the Hearst Board of Directors and is on the Board of Advisors for HearstLab, Hearst’s platform for supporting early-stage, women-led companies. Mr. Charles also serves on the Board of BUILD, which teaches entrepreneurship to youth in underserved communities. He is a member of the Executive Leadership Council and National Association of Corporate Directors, where he is a governance fellow. Mr. Charles was previously on the Board of Trustees of St. Thomas Aquinas College and previously served on the Board of the Bronx Preparatory Charter School, where he chaired the Audit Committee. He is a member of the Nomination and Governance Committee of M&T. He is also a director of M&T’s subsidiary, M&T Bank.

Experience, Skills and Qualifications

Mr. Charles brings extensive experience and knowledge in corporate finance, risk management, cybersecurity, retail and consumer operations, and corporate governance. He holds a Master of Business Administration in Finance from the University of Chicago, and a Master of Public Policy and a Bachelor of Science in Quantitative Economics from the State University of New York at Stony Brook.

JANE CHWICK
Risk Committee Member Director since 2022

Ms. Chwick, age 60, served as a director of People’s United from 2017 until April 2022, when she joined the M&T Board upon the closing of M&T’s acquisition of People’s United. Ms. Chwick previously served as a partner at Goldman Sachs where she had a 30-year career in technology, including most recently as the Co-Chief Operating Officer of the Technology Division. As Co-Chief Operating Officer, she was responsible for financial business planning, setting the technical strategy and management of an 8,000-person organization within the firm. While at Goldman Sachs, Ms. Chwick also served as a member of many governance committees, including the firm’s Finance Committee, the firm-wide New Activity Committee and the Technology Risk Committee, and she was Co-Chair of the Technology Division Operating Committee. She was also the Co-founder and Co-CEO of Trewtec, Inc., providing corporate directors, chief executive officers and chief technology officers with the information to improve their oversight of a company’s technology division. Ms. Chwick is a director of Voya Financial (NYSE: VOYA), MarketAxess Holdings Inc.(NASDAQ: MKTX) and Thoughtworks Holding Inc. (NASDAQ: TWKS). At Voya Financial, she is Chair of the Technology, Innovation and Operations Committee, a member of the Risk, Investment and Finance Committee, and a member of the Nomination, Governance and Social Responsibility Committee. At MarketAxess, Ms. Chwick is Chair of the Risk Committee and a member of the Nominating and Governance Committee. At Thoughtworks Holding Inc., she is a member of the Nominating and Governance Committee and the Compensation and Talent Committee. Ms. Chwick is a member of the Risk Committee of M&T. She is also a director of M&T’s subsidiary, M&T Bank, and a member of its Risk Committee.

Experience, Skills and Qualifications

Ms. Chwick brings extensive technology experience, gained in a global financial services firm, combined with strategic perspective and in-depth knowledge of the financial services industry. She holds an undergraduate degree in Mathematics from Queens College, and a Master of Business Administration with a concentration in quantitative analysis from St. John’s University.

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WILLIAM F. CRUGER, JR.
Audit Committee Member Director since 2022

Mr. Cruger, age 64, served as a director of People’s United from 2014 until April 2022, when he joined the M&T Board upon the closing of M&T’s acquisition of People’s United. Mr. Cruger served as Vice Chairman of Investment Banking at J.P. Morgan Chase & Co., a leading global financial services firm, until August 2013. His responsibilities included senior client relationship management and transaction leadership with a primary focus on financial institutions, among other sectors. Mr. Cruger was Managing Director, Financial Institutions Group at J.P. Morgan Chase from 1996 until 2011 when he was elevated to the position of Vice Chairman. Mr. Cruger also ran the firm’s investment banking practices in Japan from 1991 to 1996, in Latin America from 1989 to 1991, and in Emerging Asia from 1984 to 1988. He is a director of MarketAxess Holdings Inc. (NASDAQ: MKTX), serving as a member of the Audit and Finance Committees and the Chair of the Nominating and Governance Committee, and of Virtu Financial, Inc. (NASDAQ: VIRT), serving as Chair of the Audit Committee and a member of the Risk Committee. Mr. Cruger has also previously served as a director of Archipelago, Capital IQ and Credittrade. He is a member of the Audit Committee of M&T. Mr. Cruger is also a director of M&T’s subsidiary, M&T Bank, and a member of its Examining Committee.

Experience, Skills and Qualifications

Mr. Cruger has diverse experience in investment banking at a global financial services firm and extensive knowledge of financial institutions and financial markets. His leadership roles as a director of other financial services firms and his international business experience bring critical skills and strategic insight to the Board. Mr. Cruger holds a Bachelor of Arts from Clark University and a Master of Business Administration from Columbia University.

T. JEFFERSON CUNNINGHAM III
Audit Committee Member Director since 2001

Mr. Cunningham, age 80, is the Chairman and Chief Executive Officer of Magnolia Capital Management, Ltd, a registered investment adviser in Cold Spring, New York. He is the former Chairman of the Board and Chief Executive Officer of Premier National Bancorp, Inc. and Premier National Bank, and of Premier’s predecessors. Mr. Cunningham had a distinguished career in various board and executive-level positions with several leading U.S. and European financial institutions. He is a trustee of Open Space Institute, an environmental conservation organization dedicated to protecting significant landscapes in New York State, where he serves on several committees and as Chairman of its Compensation Committee. Mr. Cunningham is an advisory board member of the Community Foundations of the Hudson Valley in Poughkeepsie, New York. He is a member of the Audit Committee of M&T. Mr. Cunningham is also a director of M&T’s subsidiary, M&T Bank, a member of its Examining Committee and the Chairman of its Directors Advisory Council of the Hudson Valley Division.

Experience, Skills and Qualifications

Mr. Cunningham has extensive experience with commercial and investment banking strategy, both domestically and internationally. He brings in depth knowledge of risk management, fiduciary oversight responsibility and a valuable international perspective to M&T’s business activities. Mr. Cunningham holds a Bachelor of Arts in Economics from Cornell University and a Master of Business Administration from Stanford University.

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GARY N. GEISEL
Chair of the Compensation and Human Capital Committee Executive Committee Member Director since 2009

Mr. Geisel, age 74, is the retired former Chairman of the Board and Chief Executive Officer of Provident Bankshares Corporation and Provident Bank. He previously served as Chairman of the Board of Saint Agnes Hospital in Baltimore, Maryland having served on its Finance, Governance, Compensation and Executive Committees. Mr. Geisel is a former director of Goodwill Industries of the Chesapeake and served as its Chairman and on the Executive Committee. He is a former director of Annapolis Life Care, Inc., a continuing-care retirement community operator in Annapolis, Maryland, where he served as a member of its Finance and Audit Committee. Mr. Geisel is also a member of the Budget and Finance Committee of the Baltimore Community Foundation. He is Chair of the Finance Committee of Urban Teachers, a non-profit teacher preparation program in Baltimore, Maryland. Mr. Geisel is the Chair of the Compensation and Human Capital Committee and a member of the Executive Committee of M&T. He is also a director of M&T’s subsidiary, M&T Bank, a member of its Executive Committee, and Chair of its Directors Advisory Council of the Baltimore-Washington Division.

Experience, Skills and Qualifications

Mr. Geisel brings financial acumen with over 35 years of experience in the banking industry as well as exceptional executive leadership. He holds a Bachelor of Science from Edinboro University of Pennsylvania, a Master of Business Administration from Duquesne University and completed banking programs at the Stonier Graduate School of Banking.

LESLIE V. GODRIDGE
Risk Committee Member Chair of the Trust and Investment Committee of M&T Bank Director since 2020

Ms. Godridge, age 67, served as Vice Chair and Co-Head of Corporate and Commercial Banking for U.S. Bancorp, member of the Managing Committee and served as director of U.S. Bank, N.A.’s Board of Directors, roles she held from 2016 until her retirement in 2020. She joined U.S. Bancorp in 2007 as Executive Vice President and Head of National Corporate & Special Industries and Global Treasury Management. Previously, Ms. Godridge worked for The Bank of New York for 25 years in a variety of senior managerial roles, culminating as Head of Consumer, Commercial, Private Banking and Asset Management. She has been recognized repeatedly on the American Banker’s list of the Most Powerful Women in Banking. Ms. Godridge is a director of Beasley Broadcast Group, Inc. (NASDAQ: BBGI), serving as the Chair of the Audit Committee, a director of National Integrity Life Insurance Co. and Audit Committee member, a director of Gerber Life Insurance Company and Audit Committee member and serves as a Trustee and the Treasurer of the Museum of the City of New York. She is a member of the Risk Committee of M&T. Ms. Godridge is also a director of M&T’s subsidiary, M&T Bank, a member of its Risk Committee and Chair of its Trust and Investment Committee. In addition, she is an Advisory Member of the Trust and Investment Committees of Wilmington Trust, N.A., a subsidiary of M&T, and Wilmington Trust Company, a subsidiary of M&T Bank.

Experience, Skills and Qualifications

Ms. Godridge brings extensive banking and finance knowledge with over 38 years of experience in the banking industry. She also brings exceptional executive and management experience gained through her senior executive positions at financial institutions. Ms. Godridge holds a Bachelor of Arts from Smith College and a Master of Business Administration from New York University Stern School of Business.

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RENÉ F. JONES
Chief Executive Officer and Chairman of the Board Executive Committee Member Director since 2017

Mr. Jones, age 58, has been Chairman of the Board and Chief Executive Officer of M&T and of M&T Bank since December 2017. He is a member of the Executive Committees of M&T and M&T Bank. Mr. Jones served as an Executive Vice President of M&T from 2006 to 2017, served as Chief Financial Officer of M&T and M&T Bank from 2005 to 2016 and as a Vice Chairman of M&T Bank from 2014 to 2017. He serves as a director and a member of the Audit Committee of ACV Auctions Inc. (NASDAQ: ACVA) and a director of the Jacobs Institute, a nonprofit medical device innovation center in Buffalo, New York. Mr. Jones is also a director and member of the Audit and Risk Committee of the Federal Reserve Bank of New York and previously served as a member of the Federal Advisory Council of the Federal Reserve Board. He is on the Board of Trustees of Boston College and the Massachusetts Historical Society. Mr. Jones also serves as a steward for the Council for Inclusive Capitalism, a director of the Bank Policy Institute, and a member of the UB Council of the State University of New York at Buffalo.

Experience, Skills and Qualifications

Mr. Jones joined M&T Bank in 1992 as an Executive Associate and has 30 years of experience in banking. He has served M&T Bank in numerous executive and managerial positions in the Finance, Wealth and Institutional Services, Human Resources, Consumer Lending, Mortgage, and Treasury Divisions which have provided him with valuable institutional knowledge. Mr. Jones holds a Bachelor of Science in Management Science from Boston College and a Master of Business Administration with concentrations in Finance, Organization and Markets from the University of Rochester Simon School of Business.

RICHARD H. LEDGETT, JR.
Risk Committee Member Director since 2017

Mr. Ledgett, age 65, is a private consultant. He served as Deputy Director and Chief Operating Officer of the National Security Agency (“NSA”), the largest intelligence organization in the U.S., from January 2014 until his retirement in April 2017, and worked for the NSA for 29 years. Mr. Ledgett is a Senior Visiting Fellow at The MITRE Corporation, Chair of Board of Trustees of the Institute for Defense Analyses, a member of a cyber advisory board of Beazley PLC, a member of the Future Cyber Warfighting Capabilities of the U.S. Department of Defense Task Force, as well as a director of Elbit Systems of America. He has served as an instructor and course developer at the National Cryptologic School within the NSA in Washington, D.C. and as an adjunct faculty member at the National Intelligence University in Washington, D.C. Mr. Ledgett is a member of the Risk Committee of M&T. He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Executive and Risk Committees.

Experience, Skills and Qualifications

Mr. Ledgett brings four decades of specialty expertise in the areas of intelligence, cybersecurity and cyber operations. He holds a Bachelor of Science in Psychology from the State University of New York at Albany and a Master of Science in Strategic Intelligence from the Defense Intelligence College.

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MELINDA R. RICH
Compensation and Human Capital Committee Member Executive Committee Member Director since 2009

Ms. Rich, age 65, is, Chairman of Rich Products Corporation, a privately owned global manufacturer and supplier of frozen foods headquartered in Buffalo, New York. Prior to her appointment as Chairman in August 2022, Ms. Rich had served as Vice Chairman of Rich Products Corporation since 2006. She is Chair of Rich Products Corporation’s Executive Committee and Governance Committee and a member of its Finance and Audit Committee and Compensation and Organization Committee. Ms. Rich is also Chairman of Rich Entertainment Group, which consists of various businesses in the sports, entertainment and restaurant industries. She is Chairman of Rich Holdings, Inc., as well as several other entities within the Rich Products Corporation family of companies. Ms. Rich is a director and member of the Compensation Committee of Weber Inc. (NYSE: WEBR), a leading manufacturer of outdoor grills and related products, and a director of Grove Entertainment, a production company in New York City. She serves as an Advisor of BDT Capital Partners in Chicago, Illinois and as a Director of the Cleveland Clinic in Cleveland, Ohio. Ms. Rich is also as a director of a number of charitable foundations, including Rich Family Foundation, DreamCatcher Foundation, Inc. and Cleveland Rock and Roll, Inc./ Rock & Roll Hall of Fame. She is a former director of Wm. Wrigley, Jr. Company. Ms. Rich is a member of the Executive and Compensation and Human Capital Committees of M&T. She is also a director of M&T’s subsidiary, M&T Bank, and a member of its Executive Committee.

Experience, Skills and Qualifications

Ms. Rich brings considerable knowledge of executive compensation matters, leadership roles and service to civic and community organizations. She provides a valuable international perspective on public policy, societal and economic issues. Ms. Rich holds a Bachelor of Arts in Psychology and Business from the University of Colorado. She received an Honorary Doctor of Humane Letters from the Culinary Institute of America, an Honorary Doctor of Law from D’Youville College and an Honorary Doctorate of Humane Letters from Canisius College.

ROBERT E. SADLER, JR.
Chair of the Executive Committee Chair of the Risk Committee Director since 1999

Mr. Sadler, age 77, joined M&T Bank in 1983 and held a number of executive positions, including Vice Chairman of the Board of Directors from 2007 until his retirement in June 2010. From June 2005 to January 2007, Mr. Sadler served as President and Chief Executive Officer of M&T and M&T Bank. He served as a consultant to M&T from 2010 to April 2017. Mr. Sadler served as a director of Gibraltar Industries, Inc. (NASDAQ: ROCK) from 2004 to 2015 and as a director of Security Mutual Life Insurance Company of New York until 2015. He is Chair of the Executive and Risk Committees of M&T. Mr. Sadler is also a director of M&T’s subsidiary, M&T Bank, and Chair of its Executive and Risk Committees. In addition, he is Chair of M&T Bank’s Directors Advisory Council–Florida Division.

Experience, Skills and Qualifications

Mr. Sadler brings in-depth knowledge of the financial services industry including significant financial experience and valuable corporate governance, risk management and institutional knowledge. He holds a Bachelor of Arts from Washington and Lee University and a Master of Business Administration from Emory University.

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DENIS J. SALAMONE
Chair of the Audit Committee Director since 2015

Mr. Salamone, age 69, joined the Board upon closing of M&T’s acquisition of Hudson City Bancorp, Inc. and Hudson City Savings Bank (“Hudson City”) in 2015. He served as Chairman and Chief Executive Officer of Hudson City from September 2014 until November 2015. Mr. Salamone joined Hudson City in 2001 as Senior Executive Vice President and served on its Board of Directors. Between 2002 and 2014, he held several senior executive positions at Hudson City, including President and Chief Operating Officer. Prior to joining Hudson City, Mr. Salamone was an accountant with PricewaterhouseCoopers LLP for 26 years, 16 years as a partner where he served as the Global Financial Services leader for Audit and Business Advisory Services. He is a member of the American Institute of CPAs and a member of the New York State Society of CPAs. Mr. Salamone serves as Chairman of the Board of Trustees for St. Francis College in Brooklyn Heights, New York, as a trustee of the Ridgewood, New Jersey YMCA, and as a trustee and Chair of the Audit and Risk Committee of Valley Health System in Ridgewood, New Jersey. He is the Chair of the Audit Committee of M&T. Mr. Salamone is also a director of M&T’s subsidiary, M&T Bank, the Chair of its Examining Committee and a member of its Executive Committee.

Experience, Skills and Qualifications

Mr. Salamone has more than 40 years of experience in the financial services industry and brings significant accounting skills and knowledge of financial reporting and risk management. He holds a Bachelor of Science in Accounting from St. Francis College.

JOHN R. SCANNELL
Nomination and Governance Committee Member Director since 2017

Mr. Scannell, age 59, retired as the Chairman of the Board and Chief Executive Officer of Moog Inc. (NYSE: MOG.A), a worldwide manufacturer of control systems and components for aircraft, spacecraft, automated machinery and medical equipment in February 2023. He currently serves on Moog Inc.’s Board of Directors as Non-Executive Chairman. Mr. Scannell joined Moog in 1990 as an Engineering Manager of Moog Ireland and later become Operations Manager of Moog GmbH in Germany. In 1999, he became the General Manager of Moog Ireland and joined the Aircraft Group in East Aurora, New York in 2003. He was appointed Vice President of Moog in 2005 and Chief Financial Officer in 2007. Mr. Scannell is a director of Albany International Corp. (NYSE: AIN) where he serves as a member of the Compensation Committee. He is a member of the Nomination and Governance Committee of M&T. Mr. Scannell is also a director of M&T’s subsidiary, M&T Bank.

Experience, Skills and Qualifications

Mr. Scannell brings significant business and management experience and valuable international business expertise. He holds a Bachelor of Science and a Master of Science in Electrical Engineering from the University College at Cork, Ireland and a Master of Business Administration from Harvard Business School.

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RUDINA SESERI
Trust and Investment Committee of M&T Bank Member Director since 2020

Ms. Seseri, age 45, is the Founder and Managing Partner of Glasswing Ventures, LLC, an early-stage venture capital firm that invests in artificial intelligence and frontier technology companies that provide solutions in the enterprise and cybersecurity markets. Prior to founding Glasswing Ventures in 2015, she was a partner at Fairhaven Capital, a technology venture capital firm, from 2010 to 2015 after serving as an associate since 2007. Ms. Seseri previously served as a Senior Manager in the Corporate Development Group at Microsoft Corporation, where she was responsible for leading acquisitions and investments in companies of strategic importance, and as an investment banker in the Technology Group at Credit Suisse Group AG, leading public market transactions. She was appointed by the Dean of Harvard Business School as an Executive Fellow in 2022, having previously served as Entrepreneur in Residence in the Rock Center at Harvard Business School since 2013. Ms. Seseri serves as a director of MSC Industrial Direct Co., Inc. (NYSE: MSM) and as a member of its Compensation and Nominating and Governance Committees. She also serves on the boards of several private startup companies. Ms. Seseri is also a director of M&T’s subsidiary, M&T Bank, and a member of its Trust and Investment Committee. In addition, she is an advisory member of the Trust and Investment Committees of Wilmington Trust, N.A., a subsidiary of M&T, and Wilmington Trust Company, a subsidiary of M&T Bank.

Experience, Skills and Qualifications

Ms. Seseri brings nearly 20 years of investing and transactional experience, including in building successful technology companies in innovative fields such as artificial intelligence, machine learning, enterprise software, and digital marketing technologies. She has significant knowledge in areas of technology, digital innovation, consumer solutions and strategic planning. Ms. Seseri holds a Bachelor of Arts from Wellesley College and a Master of Business Administration from Harvard Business School.

KIRK W. WALTERS
Trust and Investment Committee of M&T Bank Member Director since 2022

Mr. Walters, age 67, previously served as Senior Executive Vice President of Corporate Development and Strategic Planning as well as a director of People’s United. He joined the M&T Board upon the closing of M&T’s acquisition of People’s United in April 2022. In addition, from 2011 to 2014, Mr. Walters served as Chief Financial Officer of People’s United. Prior to joining People’s United, he was a Senior Executive Vice President and a director of Santander Holdings USA, Inc. Previously Mr. Walters held various senior executive positions with Chittenden Corporation from 1996 to 2008; Northeast Federal Corporation (including Chairman, President and Chief Executive Officer) from 1989 to 1995; and CalFed, Inc. from 1984 to 1989. He began his career with Coopers & Lybrand and is a member of the American Institute of CPAs as well as the California Society of CPAs. Mr. Walters is also actively involved in several philanthropic activities among which are AngelFlight and ImproveCareNow. He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Trust and Investment Committee. In addition, he is an advisory member of the Trust and Investment Committees of Wilmington Trust, N.A., a subsidiary of M&T, and Wilmington Trust Company, a subsidiary of M&T Bank.

Experience, Skills and Qualifications

Mr. Walters brings exceptional banking and financial services industry expertise to the Board. He has extensive executive and management experience gained through his leadership roles at various financial institutions. Mr. Walters holds a Bachelor of Science in Accounting from the University of Southern California.

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HERBERT L. WASHINGTON
Audit Committee Member Compensation and Human Capital Committee Member Director since 1996

Mr. Washington, age 72, is President of H.L.W. Fast Track, Inc., a fast-food restaurant enterprise located in Youngstown, Ohio, which owned and operated McDonald’s franchises in Ohio and Pennsylvania from 1980 to 2022. He is a director of the Youngstown Ohio Chamber of Commerce and of the Big Ten Athletic Advisory Committee. Mr. Washington was appointed as a director of the Federal Reserve Bank of New York for a three-year term in 1993. He served as Chairman of the Federal Reserve Bank of New York, Buffalo Branch Board from 1992 to 1993. Mr. Washington is a member of M&T’s Audit Committee and Compensation and Human Capital Committee. He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Examining Committee.

Experience, Skills and Qualifications

Mr. Washington brings extensive business acumen, valuable entrepreneurial skills as well as human capital, corporate governance and financial regulation experience. He holds a Bachelor of Arts in Education from Michigan State University.

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CORPORATE GOVERNANCE OF M&T BANK CORPORATION

Corporate Governance Standards

The Board is committed to sound and effective corporate governance that conforms to the highest standards of business ethics and integrity, provides robust oversight of management and promotes the long-term interests of our shareholders. The Board annually evaluates its Corporate Governance Standards in light of best practices and regulatory guidance. The Corporate Governance Standards are available on M&T’s website at ir.mtb.com/corporate-governance. These standards address, among other things, director qualifications and responsibilities, board committees, director compensation and independence, director orientation and continuing education, performance evaluations, director commitments and conflicts of interest.

Board Composition, Diversity and Refreshment

Our Corporate Governance Standards provide that the N&G Committee, in discharging its duties to review director nominee qualifications, consider experience, skill set and diversity in the context of Board needs and obligations. In light of these guidelines, the N&G Committee endeavors to identify nominees that possess diverse business experiences, life skills, geographic representation and community involvement.

Board Succession and Continuity Process. The Board, acting through the N&G Committee, reviews and considers new director candidates and existing members as part of its ongoing succession planning process for key Board and committee positions. Since 2019, the N&G Committee has engaged a third party, Ridgeway Partners, to assist in this process, including with the identification and evaluation of potential future director nominees. Based on contributions and feedback from the N&G Committee, other directors, executive management and Ridgeway Partners, a Board framework and analysis of the skills, experiences and attributes that M&T believes would be beneficial to have represented on the Board and its committees have been developed. This framework and analysis take into account the current needs of the Board, future director succession planning needs and M&T’s business strategy and industry trends. The importance of diversity in the composition of the Board has been a specific emphasis. The framework and analysis of desired skills and attributes are leveraged throughout the process in identifying and evaluating Board candidates and considering committee assignments.

Board Refreshment Process

Review and Assess Board Composition	Source and Identify Candidates	Evaluate, Interview and Discuss	Recommend and Appoint

• Board, through N&G Committee, assesses its composition based on identified skills, experiences and attributes

• A Succession and Skills Matrix developed and regularly refreshed with Board and third-party firm, mapping desired director skills, diversity, background, and other characteristics

• Directors, executive management and third-party firm refer candidates based on identified attributes

• Importance of candidate diversity is a specific emphasis

• Profiles of potential candidates developed and distributed, including backgrounds, qualifications, and expertise in context of Board needs

• Directors, executive management and third-party firm review candidate profiles and conduct interviews with candidates

• Feedback from interviews and due diligence collected and discussed with directors to determine final candidates

• Final candidates evaluated based on required criteria and overall composition and diversity of the Board

• N&G Committee meets and reviews finalist candidates’ independence, other commitments, key qualifications, skills and personal attributes

• Upon the N&G Committee’s recommendation, the full Board meets and determines whether to elect candidate

• New director onboarded through combination of presentations and meetings supplemented by written materials

è	è	è

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Diversity and Tenure. In identifying and recommending nominees to shareholders, our Board believes that its composition should also reflect gender, racial and other diversity. Over 41% of our 17 director nominees represent diverse constituencies, including four women and three people of color. Four diverse directors who are current nominees, including three women and one person of color, have joined the Board in the past three years. The Board also believes it is desirable to maintain a mix of experienced, longer-tenured directors who possess deep institutional knowledge along with newer directors who have different expertise, backgrounds and fresh perspectives. Fifty-nine percent of the director nominees have served on the Board for five years or less.

Board Size. We are asking our shareholders to vote for the election of 17 director nominees. The Board regularly evaluates its size and structure to provide effective oversight and best serve the needs of M&T and the interests of our shareholders and stakeholders. As a financial institution, M&T faces considerable and changing regulatory, risk management and economic demands that require a substantial commitment on the part of our directors. The size of our Board allows for an appropriate number of members to be designated to each committee with the skills, experience and time to provide proper and effective oversight. The diversity of viewpoints on the Board and each committee also allows for an effective check and balance on proposals from management and directors. In addition, the number of independent directors aids in maintaining the requisite independence standards of the Board’s various committees.

Over-Boarding Policy. The Board also considers the availability of each candidate and nominee to fulfill his or her responsibilities as a director. The Corporate Governance Standards and the N&G Committee Charter requires that the Board, through the N&G Committee, review a director’s ability to continue to serve as a director of M&T if he or she wishes to join another public board and would serve on three or more other public company boards after accepting the invitation. In the case of a director who is also an executive officer of a public company, the N&G Committee will conduct such review whenever the director wishes to join another public company board, regardless of the number of other boards on which he or she sits. Each year, the N&G Committee also receives a report on and reviews the outside Board commitments of all director nominees when considering whether to recommend such directors as nominees. In recommending Mr. Scannell, the Board considered his outside commitments, including that as of February 1, 2023, Mr. Scannell retired as CEO of Moog Inc., no longer serves as an executive officer of a public company and is in compliance with leading proxy advisory firm and institutional investor policies on director commitments.

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Board Independence

The Board conducts an annual review of director independence. In February 2023, the Board conducted its annual director independence review and, based upon the recommendation of the N&G Committee, determined that of the 17 nominees standing for election as directors at the 2023 Annual Meeting (each of whom currently serves as a director), 16 meet the New York Stock Exchange (“NYSE”) standards for independence. Mr. Jones is the only nominee not deemed to be independent.

The Board applies the standards of the SEC, NYSE and M&T’s Corporate Governance Standards to assist it in making independence determinations. The Board considers all relevant facts and circumstances in determining whether a material relationship exists with M&T. Material relationships that the Board may consider include commercial, banking, consulting, legal, accounting, industrial, charitable and family relationships. As described below, the NYSE rules set forth specific relationships that will automatically bar independence.

NYSE “Bright-Line” Independence Tests. Under the NYSE “bright-line” tests, each of the following relationships will automatically bar a director from being independent:

•	A director is employed by M&T or an immediate family member is an executive officer of M&T;

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A director’s (or immediate family member’s) receipt of more than $120,000 per year in direct compensation from M&T (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service, and other than compensation received by an immediate family member who is not an executive officer for service as an employee);

•	A director’s (or immediate family member’s) affiliation or employment with M&T’s internal or external auditors;

•	A director (or immediate family member) who has been an executive officer of another company where any executive officer of M&T serves or served on that company’s compensation committee; or

•

A director employed by (or an immediate family member is an executive officer of) a company that makes payments to, or receives payments from, M&T in an amount in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues.

An employee-director of M&T (or a director with an immediate family member who is an M&T executive officer) will not be independent until three years after the employment relationship ends. The other bright-line tests will bar independence if they existed at any time during the prior three years.

In making its determination as to the independence of the directors, the Board considered specific transactions, relationships and arrangements with directors and their immediate family members and any such person’s business affiliations. Additionally, the Board considers ordinary course banking and financial services transactions provided by M&T and its subsidiaries in making its determination as to independence. See the section below titled “Transactions with Directors and Executive Officers” for more information.

The Board, upon the recommendation of the N&G Committee, considered all relevant facts and circumstances, consistent with the applicable independence standards and determined that none impair the relevant director’s independence as a director of M&T or as a member of any of the committees on which he or she serves. Based on its review of all relevant information, the Board affirmatively determined that, other than Mr. Jones, each member of the Board is “independent” and does not have any material relationships with M&T or its subsidiaries.

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Board Leadership Structure

Chairman. Mr. Jones was elected as M&T’s Chairman of the Board and appointed Chief Executive Officer in December 2017. Mr. Jones has been an employee of M&T for more than 30 years and has been a member of executive management for over 17 years. The Board believes that in light of Mr. Jones’ significant broad-based experience with M&T and his leadership tenure with the organization, his service as Chairman continues to be appropriate for the Board as it fosters effective decision making and clear accountability.

Lead Independent Director. The Board adheres to the Corporate Governance Standards and annually elects a non-executive Vice Chairman of the Board who performs the duties of lead independent director. Mr. Brady has served as the lead independent director since 2015. As lead independent director, Mr. Brady presides over the executive sessions of the non-management directors. Mr. Brady also currently serves as the Chair of the N&G Committee, which oversees the efforts of M&T and the Board to maintain effective corporate governance practices and structure.

Executive Sessions of the Non-Management Directors. The non-management directors meet at regularly scheduled executive sessions without management. Mr. Brady, Vice Chairman of the Board and the lead independent director, presides at these meetings. In the absence of the lead independent director, the non-management directors determine which director will preside at such meetings.

Board Self-Evaluation Process

The N&G Committee oversees an annual self-evaluation of the Board. Prior to the beginning of the Board’s self-evaluation each year, the N&G Committee considers possible enhancements to the process, including changes to the evaluation format and the written questionnaire. The written questionnaire, which is provided to each director, covers a range of topics related to Board effectiveness and performance, including questions on Board composition, culture, committee performance, risk management, oversight of corporate strategy, management accountability, and agenda and meeting effectiveness. In 2022, the Chair of the former Nomination, Compensation and Governance Committee also held one-on-one discussions with each director to obtain additional feedback on Board effectiveness and director performance.

After completion of the questionnaire, the full Board, led by the Chair of the N&G Committee, reviews the results and holds a self-evaluation discussion. Any points of attention or changes to Board practices are identified, and the Chair of the N&G Committee has the opportunity to meet with the Chief Legal Officer or others as necessary to discuss any such follow-up items. Later in the year, the lead independent director also leads a discussion on Board effectiveness and solicits further feedback during an executive session of the non-management directors. In addition to this formal Board self-evaluation process, directors are encouraged to provide feedback at any point during the year. Board committees also perform their own self-evaluation process as required in their respective charters.

Board Attendance

The Board held 10 meetings in 2022. Each current director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees on which the director served. The average attendance of current directors (other than Mr. Charles who was not a director in 2022) at Board and board committee meetings held in 2022 was approximately 96%.

96% Average attendance of directors at Board and committee meetings in 2022

M&T’s Corporate Governance Standards encourage all members of the Board to attend its Annual Meeting of Shareholders, absent exigent circumstances. Of the 16 nominees who were directors at the 2022 Annual Meeting of Shareholders, 10 of those directors attended that meeting, which was held virtually.

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Board’s Role in Risk Oversight

The Risk Committee assists the Board in its oversight of risk management functions. Management has established the Enterprise Risk Framework (“Risk Framework”) through which M&T identifies, assesses, monitors, controls, communicates, and escalates risk in a manner that ensures the Risk Committee is provided the transparency necessary to be effective in its oversight responsibilities.

The Risk Framework, which is reviewed and approved by the Risk Committee at least annually, represents M&T’s overall risk management approach, including the policies, processes, controls, and systems, through which risk is managed. It provides a common method for all employees and officers as well as directors to understand and communicate the types of risks that M&T faces in pursuit of its business objectives.

M&T’s Risk Framework includes the following critical elements:

• The Risk Appetite Statement articulates, in written form, the types of risks that M&T is willing to accept and those that M&T seeks to avoid in pursuit of its business objectives. It affirms the principles by which M&T identifies itself, while providing a central guide for decision making processes.

• The “Three Lines of Defense” Control Structure, which is intended to clarify roles, responsibilities and accountabilities for decision making, risk taking and control across M&T. The Second and Third Lines of Defense provide independent oversight to ensure thorough and effective identification, assessment, monitoring, and mitigation of risks.

• Risk Governance Committee oversight through a multi-tiered structure responsible for overseeing proactive risk identification, developing an aggregated view of risks, and providing a consistent governance methodology across M&T. The Risk Governance Committees are predominately chaired by members of Independent Risk Management, and membership spans employees from all three Lines of Defense. All such committees report up to the Management Risk Committee, which is chaired by the Chief Risk Officer, and serves as the executive level committee responsible for the implementation and oversight of the Risk Framework.

• Clearly defined roles and responsibilities through the establishment of Risk Management policies and procedures.

• Risk Reporting, which provides a sustainable mechanism to ensure that the Management Risk Committee and Risk Committee are notified of all material risks and provided an independent assessment of M&T’s activities by the Second Line of Defense.

In addition to the Risk Committee, the Audit Committee plays a key role in risk management oversight through the validation and oversight of our internal controls, policies and procedures to ensure their effectiveness, as described further below in the description of the Audit Committee. Our Compensation and Human Capital (“C&HC”) Committee also provides oversight of risks associated with M&T’s compensation programs, as described in more detail under “Incentive Compensation Governance” in the Compensation Discussion and Analysis section of this proxy statement.

At each Board meeting, the Board receives a report from the Chair of the Risk Committee and the Chief Risk Officer. Further, the Chief Risk Officer provides reports directly to the Risk Committee at each of its meetings as well as at least twice per year to the Audit Committee and at least annually to the C&HC Committee. The Board also regularly receives reports from the Chair of the Audit Committee. During 2022, the Risk Committee held 15 meetings, and the Audit Committee and the Risk Committee held three joint meetings.

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Environmental, Social and Governance (ESG)

For more than 165 years, M&T has remained focused on creating current and long-term value for its stakeholders, including our customers, employees, shareholders and communities. Our commitment to sustainability extends from the top of the organization, with oversight from the Board, to the efforts of the more than 22,000 employees who serve our customers and communities every day. We know that our sustainability as a business is dependent on our ability to meet today’s business and stakeholder needs without compromising our ability to create value in the future.

ESG Journey

Since a more formalized management approach was implemented over the past several years, including the formation of the centralized ESG office, M&T’s sustainability efforts have expanded and matured, supported by targeted strategies and enhanced governance, reporting, and engagement.

ESG Focus Area
2021		2022
✓ Built a centralized ESG Office ✓ Defined Board and management ESG governance	Maintain appropriate ESG management, oversight and governance	✓ Enhanced and provided further structure to Board and management ESG governance

✓ Published inaugural 2020 ESG Report with a Sustainability Accounting Standards Board (SASB) disclosure ✓ Expanded measurement and reporting of ESG topics	Deliver comprehensive, consistent, and transparent reporting

✓  Published the 2021 ESG Report with a SASB disclosure and several enhancements:

o   Alignment to the World Economic Forum’s Stakeholder Capitalism framework

o   Inaugural Task Force on Climate-related Financial Disclosures (TCFD) reporting

o   Enhanced Scope 1 and Scope 2 greenhouse gas emissions reporting

o   Expanded performance reporting, including DEI qualitative and quantitative reporting

✓  Underwent a third-party pre-assurance assessment for Scope 1, Scope 2, and Scope 3 (business travel) greenhouse gas emissions reporting

✓ Completed our first materiality assessment ✓ Launched operational sustainability initiatives to reduce our carbon footprint	Set sustainability strategy, goals, and targets	✓ Published the results of our materiality assessment ✓ Established the first set of environmental goals and targets

✓  Joined the Council for Inclusive Capitalism and the Risk Management Association’s Climate Risk Consortium

✓  Signed on as a supporter of the Task Force on Climate-related Financial Disclosures (TCFD)

✓  Delivered education and communications to both internal and external stakeholders

Foster stakeholder engagement and communication

✓  Joined the Partnership for Carbon Accounting Financials (PCAF) and the Clean Energy Buyers Association (CEBA)

✓  Continued engagement with internal and external stakeholders, including through education and communications

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Board Oversight of ESG, Human Capital Management and Climate Risk

The Board is committed to effective oversight of sustainability and ESG matters. In 2022 and 2023, the Board took several actions to provide further structure and clarity to its oversight of ESG. These changes included:

•	N&G Committee: Assigning to the N&G Committee responsibility for oversight of the company’s overall ESG strategy and policies;

•	Risk Committee: Incorporating climate risk into M&T’s Risk Framework and adding climate risk as a category of risk overseen by the Risk Committee;

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C&HC Committee: Assigning to the C&HC Committee responsibility for M&T’s human capital strategies, including employee diversity, equity and inclusion, well-being and engagement and recruitment, development and retention; and

•	Audit Committee: Assigning to the Audit Committee responsibility to review ESG data in public and regulatory reports.

Board oversight is supported by a management governance structure which includes our ESG Committee. The ESG Committee oversees M&T’s ESG management framework, including the strategies, objectives, disclosures, goals and targets, communications, and policies established across the company to identify, measure, monitor, control, respond to, report on, and execute on ESG risks and opportunities. The ESG Committee is comprised of key executive leaders and reports to the N&G Committee. In addition, we have established an ESG Working Group and Climate Steering Committee comprised of senior leaders from across M&T to provide feedback, guidance and ensure alignment and effectiveness of ESG initiatives and the enterprise-wide climate program, respectively.

Climate risk is integrated into our Risk Framework with oversight from the Risk Committee. The Climate Risk Working Group was established by M&T’s senior-level Operational Risk Committee to aid in the governance and review of oversight of climate risk and is comprised of employees across the company that monitor for climate risks.

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Board Committees

Current Board and Committee Membership

(as of March 1, 2023)

Director	Audit	Compensation and Human Capital	Executive	Nomination and Governance	Risk
John P. Barnes(1)					✓
Robert T. Brady(2)			✓	Chair
Carlton J. Charles				✓
Jane Chwick(1)					✓
William F. Cruger, Jr.(3)	✓
T. Jefferson Cunningham III	✓
Gary N. Geisel		Chair	✓
Leslie V. Godridge(1)					✓
René F. Jones(4)			✓
Richard H. Ledgett, Jr.					✓
Melinda R. Rich		✓	✓
Robert E. Sadler, Jr.(1)			Chair		Chair
Denis J. Salamone(3)	Chair
John R. Scannell				✓
Rudina Seseri
Kirk W. Walters
Herbert L. Washington	✓	✓
(1)	Designated as a “risk management expert” under Regulation YY of the Board of Governors of the Federal Reserve System.
(2)	Mr. Brady also serves as the non-executive Vice Chairman of the Board who performs the duties of lead independent director.
(3)	Designated as an “audit committee financial expert” under Securities and Exchange Commission (“SEC”) regulations.
(4)	Mr. Jones serves as Chairman of the Board.

New Committee Structure in 2022. The Board updated its committee structure in April 2022 by forming two new committees—the C&HC Committee and the N&G Committee—to replace the former Nomination, Compensation and Governance Committee (the “N,C&G Committee”). As described below, these changes were made to allow the Board to enhance the effectiveness of its oversight of many important areas to M&T and its stakeholders that had previously been within the purview of only one committee, the former N,C&G Committee. These areas include diversity, equity and inclusion and ESG oversight.

Audit Committee

The Audit Committee has the authority and responsibility to engage and discharge the independent registered public accounting firm, pre-approve all audit and non-audit services to be provided by such firm, review the plan and results of the auditing engagement, review management’s evaluation of the adequacy of M&T’s system of internal controls over financial reporting, direct and supervise investigations into matters within the scope of its duties, and perform the duties set forth in its written charter and such other duties as are required by applicable laws or securities exchange rules. The Audit Committee also approves the compensation of M&T’s Chief Auditor. In addition, the Audit Committee serves as the Examining Committee for M&T Bank and Wilmington Trust, N.A. The members of the Audit Committee are Messrs. Cruger, Cunningham, Salamone (Chair) and Washington. In 2022, former directors C. Angela Bontempo, Richard A. Grossi and David S. Scharfstein served on the Audit Committee until their terms ended at the 2022 Annual Meeting, at which time Messrs. Cruger and Cunningham joined the Audit Committee alongside existing members Messrs. Salamone and Washington. The Audit Committee held 11 meetings in 2022, including three joint meetings with the Risk Committee.

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The Audit Committee is comprised solely of directors who are not officers or employees of M&T and who the Board has determined have the requisite financial literacy to serve on the Audit Committee. The Board determined that no member of the Audit Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE. In addition, the Board has determined that at least one member of the Audit Committee meets the NYSE standard of having “accounting or related financial management expertise.” The Board, based upon the recommendation of the N&G Committee, after reviewing all relevant facts and circumstances, has determined that Mr. Cruger and Mr. Salamone each is an “audit committee financial expert” under SEC rules.

The Audit Committee is governed by a written charter approved by the Board. The Audit Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

Compensation and Human Capital (C&HC) Committee

The C&HC Committee was formed in April 2022 and together with the new N&G Committee replaced the former N,C&G Committee.

The C&HC Committee, in accordance with its charter, is responsible for discharging the responsibilities of the Board relating to the compensation of M&T’s executive officers as well as administering M&T’s equity compensation plans and awarding grants thereunder, including the 2019 Equity Plan. The C&HC Committee is also responsible for M&T’s human capital and talent management strategies, including strategies related to employee diversity, equity and inclusion, well-being, engagement, recruitment, development and retention.

The C&HC Committee recommends to the Board the remuneration and benefits of directors and reviews and approves the renumeration and benefits of executive officers of M&T. The C&HC Committee is also responsible for reviewing with management the Compensation Discussion and Analysis (“CD&A”) and providing a report recommending to the Board whether such CD&A should be included in the proxy statement.

Prior to the C&HC Committee’s formation in April 2022, the N,C&G Committee was responsible for discharging the responsibilities of the Board relating to M&T’s executive compensation program. In 2022, Ms. Rich and Messrs. Brady, Geisel (Chair) and Scannell, as well as former director Calvin G. Butler, Jr., served as members of the former N,C&G Committee. Since the C&HC Committee’s formation, Ms. Rich and Messrs. Geisel (Chair) and Washington have served as its members. In 2022, the N,C&G Committee held three meetings prior to its dissolution, and the C&HC Committee held four meetings.

The C&HC Committee, like the former N,C&G Committee before it, is comprised solely of directors who are not officers or employees of M&T. The Board determined that no member of the C&HC Committee has or the former N,C&G Committee had any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE, including for compensation committees.

The C&HC Committee is governed by a written charter approved by the Board. The C&HC Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

Executive Committee

The Board has empowered its Executive Committee to act when the Board is not in session, during which time the Executive Committee possesses all of the Board’s powers in the management of the business and affairs of M&T, except as otherwise limited by law. The current members of the Executive Committee are Ms. Rich and Messrs. Brady, Geisel, Jones and Sadler (Chair). Ms. Rich was appointed to the Executive Committee in August 2022. The Executive Committee held nine meetings in 2022. The Executive Committee of M&T meets jointly with the Executive Committee of M&T Bank, which includes

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Messrs. Ledgett and Salamone as rotating members, in addition to Ms. Rich and Messrs. Brady, Geisel, Jones and Sadler (Chair).

The Executive Committee is governed by a written charter approved by the Board. The Executive Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

Nomination and Governance (N&G) Committee

The N&G Committee was formed in April 2022 and together with the C&HC Committee replaced the former N,C&G Committee.

The N&G Committee is responsible for evaluating the efforts of M&T and of the Board to maintain effective corporate governance practices and identifying candidates for election to the Board. In addition, the N&G Committee is responsible for review of M&T’s strategy and policies relating to ESG matters, including engagement with shareholders and other stakeholders.

Prior to the N&G Committee’s formation in April 2022, the N,C&G Committee was responsible for discharging the responsibilities of the Board relating to corporate governance, board composition and director nominees. The current membership of the N&G Committee is Messrs. Brady (Chair), Charles and Scannell. Mr. Charles joined the N&G Committee upon his election to the Board in January 2023. In 2022, Messrs. Brady (Chair), Butler and Scannell served as members of the N&G Committee, and Ms. Rich and Messrs. Brady, Butler, Geisel (Chair) and Scannell served as members of the former N,C&G Committee. In 2022, the N,C&G Committee held three meetings prior to its dissolution, and the N&G Committee held two meetings.

The N&G Committee considers nominees for director who are recommended by various persons or entities, including, but not limited to, non-management directors, the Chief Executive Officer and other executive officers of M&T, and shareholders. As explained above under “Board Composition, Diversity and Refreshment,” in evaluating all nominees for director, including those recommended by shareholders, the N&G Committee reviews the qualifications and independence of the potential nominee in light of the composition of the current Board and its various committees. This assessment includes, among other considerations, the potential nominee’s diversity, qualification as independent, skills, experience, tenure, contribution and appropriate geographic balance in the context of the needs of the Board and its committees. Since 2019, the N&G Committee has engaged Ridgeway Partners to assist with identification and evaluation of potential future director nominees.

The N&G Committee will consider candidates nominated by shareholders that are properly submitted in writing to M&T’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203 and received no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s Annual Meeting of Shareholders. For the 2024 Annual Meeting of Shareholders, M&T’s Corporate Secretary must receive those nominations no earlier than October 9, 2023 and no later than November 8, 2023.

The N&G Committee, like the former N,C&G Committee before it, is comprised solely of directors who are not officers or employees of M&T. The Board determined that no member of the N&G Committee or the former N,C&G Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE.

The N&G Committee is governed by a written charter approved by the Board. The N&G Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

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Risk Committee

The Risk Committee assists the Board in its oversight of M&T’s risk management function, including the strategies, policies, procedures and systems established by management to identify, assess, measure and manage the major risks facing M&T. In discharging its duties of risk oversight, the Risk Committee provides input to management on risk appetite, risk profile and regulatory requirements and assesses the effectiveness of M&T’s risk management framework. See “Board’s Role in Risk Oversight” above for more information about the Risk Committee’s role in assisting the Board in its oversight of risk management functions.

The members of the Risk Committee are Mses. Chwick and Godridge and Messrs. Barnes, Ledgett and Sadler (Chair). In 2022, Messrs. Cunningham and Geisel served on the Risk Committee until April 2022, at which time Ms. Chwick and Mr. Barnes joined the Risk Committee alongside existing members Ms. Godridge and Messrs. Ledgett and Sadler . The Risk Committee held 15 meetings in 2022, including three joint meetings with the Audit Committee.

Regulation YY promulgated by the Federal Reserve Board (“FRB”), requires that publicly traded bank holding companies such as M&T must maintain a risk committee chaired by an independent director and include at least one member meeting the FRB standards of experience in identifying, assessing and managing risk exposures of large, complex financial firms commensurate with the company’s structure, risk profile complexity, activities and size (a “risk management expert”). The Board, based upon the recommendation of the N&G Committee, after reviewing all relevant facts and circumstances, determined that Mses. Chwick and Godridge and Messrs. Barnes and Sadler each is a “risk management expert.”

The Risk Committee is governed by a written charter approved by the Board. The Risk Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

Codes of Business Conduct and Ethics

M&T makes its Code of Business Conduct and Ethics available to all employees. M&T requires all employees to annually certify that they have read and are familiar with the employee policies and procedures and their content, including our Code of Business Conduct and Ethics, and that they will adhere to such policies and procedures.

M&T’s Code of Business Conduct and Ethics applies to our directors, officers, advisors and employees, as well as to our agents and representatives, including consultants. Our Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of M&T. In addition, our Code of Business Conduct and Ethics expects individuals to report any observed illegal or unethical behavior and provides a retaliation-free reporting mechanism. Our Code of Business Conduct and Ethics is a guide to help ensure that all individuals live up to the highest ethical standards.

M&T also maintains a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller and any other senior financial officers designated by the Chief Financial Officer from time to time. This Code of Ethics supplements our Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate financial reporting and compliance with laws, as well as other matters.

Our Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers is available on M&T’s website at ir.mtb.com/corporate-governance. In accordance with SEC rules, M&T will post on its website or file a Form 8-K to report any amendment to or waiver from any provision in the Code of Business Conduct and Ethics or Code of Ethics for CEO and Senior Financial Officers that

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applies to our Chief Executive Officer, Chief Financial Officer, Controller, or persons performing similar functions.

In addition to being available on M&T’s website at ir.mtb.com/corporate-governance, any shareholder can request copies of M&T’s Corporate Governance Standards, the charters for each of the Audit Committee, C&HC Committee, Risk Committee, N&G Committee, or the Executive Committee, as well as our Code of Business Conduct and Ethics, and our Code of Ethics for CEO and Senior Financial Officers. To make a request, shareholders may either mail their request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send such request to Shareholder Relations via electronic mail at ir@mtb.com.

Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board or any individual director may submit his or her written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate direct communications to the Board, the lead independent director, the non-management directors as a group, or individual directors, by reviewing and summarizing such communications.

Majority Voting Standard for Director Elections

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election when a quorum is represented, the affirmative vote of a majority of the votes cast with respect to a director nominee is required for the election of that nominee as a director. If an incumbent director in an uncontested election does not receive the affirmative vote of a majority of the votes cast, that director would still be elected, but would be required to tender his or her resignation to the Board. The independent members of the Board would then determine whether or not to accept such resignation, taking into account the recommendation of the N&G Committee. The Board will publicly disclose, in a press release or SEC filing, its decision to accept or reject such resignation within 90 days after the certification of the election results.

Compensation and Human Capital Committee Interlocks and Insider Participation

Ms. Rich and Messrs. Brady, Butler, Geisel and Scannell served as members of the N,C&G Committee during 2022. Since the C&HC Committee’s formation in April 2022, Ms. Rich and Messrs. Geisel and Washington have served as its members. No individual who served as a member of the N,C&G Committee or C&HC Committee during 2022 was at any time or formerly an officer or employee of M&T or any of its subsidiaries. During 2022, none of M&T’s executive officers served as a director of another entity, one of whose executive officers served on the N,C&G Committee or C&HC Committee, and none of M&T’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of M&T’s Board, on the N,C&G Committee or on the C&HC Committee.

The Board determined that all members of the C&HC Committee and former N,C&G Committee are independent and have no financial or personal relationships with M&T requiring disclosure pursuant to SEC rules (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking or other operating subsidiaries as described in this proxy statement).

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DIRECTOR COMPENSATION

The compensation program for our non-employee directors aims to compensate directors in a competitive range compared to peer financial institutions, commensurate with the significant amount of time, effort and expertise required to fulfill director duties. The program also aims to align the interests of our directors with M&T’s shareholders through the award of an annual Board equity retainer.

The director compensation structure provides annual compensation to directors approximately 50 percent in equity and 50 percent in cash (depending upon committee participation) through an annual Board equity retainer and an annual Board cash retainer, as well as annual committee cash retainers for service on Board committees. There are no per meeting fees.

Equity Award. The annual Board equity retainer component is granted in the form of restricted stock units having a grant date fair value of $130,000 for the lead independent director and of $120,000 for each other non-employee director. For 2022, the restricted stock units were awarded in April 2022, vest on the one-year anniversary of the grant date, and have such other terms as provided in a Directors’ Restricted Stock Unit Award Agreement and under the 2019 Equity Plan.

Cash Fees. Under the annual Board cash retainer component, a cash retainer of $100,000 is paid to the lead independent director and a cash retainer of $90,000 is paid to each other non-employee director.

Committee Fees. The following annual cash retainers are also paid to the members of the committees of the Board:

•	An annual cash retainer of $40,000 is paid to the Chair of the Audit Committee, and an annual cash retainer of $20,000 is paid to each other member of the Audit Committee.

•	An annual cash retainer of $25,000 is paid to the Chair of the C&HC Committee and an annual cash retainer of $15,000 is paid to each other member of the C&HC Committee.

•

An annual cash retainer of $25,000 is paid to the Chair of the Executive Committee, and an annual cash retainer of $15,000 is paid to each other member of the Executive Committee (including directors who serve on the Executive Committee of M&T’s subsidiary, M&T Bank).

•	An annual cash retainer of $25,000 is paid to the Chair of the N&G Committee and an annual cash retainer of $15,000 is paid to each other member of the N&G Committee.

•	An annual cash retainer of $40,000 is paid to the Chair of the Risk Committee and an annual cash retainer of $25,000 is paid to each other member of the Risk Committee.

In addition, directors who also serve as members of M&T Bank’s Trust and Investment Committee are paid an annual cash retainer of $12,000, with the Chair paid an annual cash retainer of $15,000.

The annual Board and committee cash retainers are paid in quarterly installments, with quarterly payments paid in arrears at the beginning of each calendar quarter for service during the prior quarter. Directors who are salaried officers of M&T or its subsidiaries do not receive any compensation for their service as directors.

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The following table sets forth the compensation of directors (who are not salaried officers of M&T or its subsidiaries) for fiscal year 2022. Mr. Charles joined the Board in January 2023 and therefore did not receive director compensation in 2022.

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation ($)	Total ($)
John. P. Barnes	86,250.00	120,147.40		206,397.40
C. Angela Bontempo(4)	27,500.00	—	—	27,500.00
Robert T. Brady	137,500.00	130,145.80	—	267,645.80
Calvin G. Butler, Jr.(4)	105,000.00	120,147.40	—	225,147.40
Jane Chwick	86,250.00	120,147.40		206,397.40
William F. Cruger, Jr.	82,500.00	120,147.40	—	202,647.40
T. Jefferson Cunningham III	111,250.00	124,212.52	—	235,462.52
Gary N. Geisel	136,250.00	124,212.52	—	260,462.52
Leslie V. Godridge	129,250.00	120,147.40	—	249,397.40
Richard A. Grossi(4)	27,500.00	4,065.12	—	31,565.12
Richard H. Ledgett, Jr.	130,000.00	120,147.40	—	250,147.40
Newton P.S. Merrill(4)	26,250.00	—	—	26,250.00
Melinda R. Rich	105,000.00	120,147.40	—	225,147.40
Robert E. Sadler, Jr.	155,000.00	128,277.64	—	283,277.64
Denis J. Salamone	145,000.00	120,147.40	—	265,147.40
John R. Scannell	105,000.00	120,147.40	—	225,147.40
David S. Scharfstein(4)	27,500.00	—	—	27,500.00
Rudina Seseri	102,000.00	120,147.40	—	222,147.40
Kirk. W. Walters	76,500.00	120,147.40		196,647.40
Herbert L. Washington	121,250.00	120,147.40	—	241,397.40

(1)	As described above the table, cash fees are paid in quarterly installments at the beginning of each calendar quarter for service the prior quarter.

(2)

The amounts in this column include the annual Board equity retainer granted in April 2022 under the Director Compensation Program, as described above the table. The annual Board equity retainer was granted under the 2019 Equity Plan and vests upon the one-year anniversary of the grant date. The grant date fair value of the annual Board equity retainer is based on the closing price of M&T common stock on the NYSE as of the grant date. Grants to directors for the annual equity retainer are rounded up to the next whole share.

(3)

For each of Messrs. Cunningham, Geisel, Grossi and Sadler, the amount listed in this column also includes the grant date fair value of an annual equity award paid for such director’s service on an M&T Bank Regional Directors Advisory Council (each, a “DAC Award”), which is granted under the 2019 Equity Plan and is vested upon grant. The grant date fair value of each annual DAC Award granted in 2022 as included in the column is based on the closing price of M&T common stock on the NYSE as of the grant date and is as follows for each director: (1) $4,065.12 for Mr. Cunningham; (2) $4,065.12 for Mr. Geisel; (3) $4,065.12 for Mr. Grossi; and (4) $8,130.24 for Mr. Sadler.

(4)

Ms. Bontempo and Messrs. Grossi, Merrill and Scharfstein served until their term ended at the 2022 Annual Meeting of Shareholders on April 25, 2022, and Mr. Butler served until he stepped down from the Board effective December 31, 2022.

M&T Bank Regional Directors Advisory Council Fees. As reflected in the 2022 Director Compensation Table above, Messrs. Cunningham, Geisel, Grossi and Sadler also received an annual equity award in 2022 for their service on an M&T Bank Regional Directors Advisory Council (“DAC”). During 2022, Mr. Cunningham served as Chairman of the DAC of the Hudson Valley Division of M&T Bank; Mr. Geisel served as Chairman of the DAC of the Baltimore-Washington Division of M&T Bank; Mr. Grossi served as a member of the DAC of the Baltimore-Washington Division of M&T Bank; and Mr. Sadler served as Chairman of the DAC of the Florida Division of M&T Bank. The annual equity award for DAC service is granted under the 2019 Equity Plan and is vested upon grant. The value of each equity award is described in the 2022 Director Compensation Table above.

Director Stock Ownership Requirement. Under M&T’s Corporate Governance Standards, directors, over time, are required to own M&T common stock equal to two times their annual retainer amount.

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STOCK OWNERSHIP INFORMATION

The tables below set forth direct and indirect ownership of common stock (and in the case of Mr. Walters, ownership of a series of preferred stock as described) by each of our directors, each of the NEOs, all directors and executive officers as a group, and by each person who is known to be the beneficial owner of more than 5% of such securities as of February 23, 2023. The tables also show the percentage of total shares outstanding represented by such ownership based upon 168,044,078 shares of common stock and 10,000,000 shares of Series H preferred stock (as further described below) outstanding as of February 23, 2023, respectively.

For purposes of these tables, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) where, in general, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if such person has the right to acquire the beneficial ownership of the security within 60 days.

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Directors and Named Executive Officers Stock Ownership

Name of Beneficial Owner	Number of Shares†		Percentage of Class
John P. Barnes	506,094	(1)(2)	*
Robert T. Brady	19,730	(3)	*
Carlton J. Charles	0		*
Jane Chwick	2,865		*
William F. Cruger, Jr.	5,726		*
T. Jefferson Cunningham III	24,276	(4)	*
Gary N. Geisel	19,535		*
Leslie V. Godridge	974		*
René F. Jones	186,418	(2)(5)(6)	*
Richard H. Ledgett, Jr.	3,083		*
Melinda R. Rich	18,385		*
Robert E. Sadler, Jr.	99,136	(7)	*
Denis J. Salamone	75,409		*
John R. Scannell	2,718		*
Rudina Seseri	761		*
Kirk W. Walters	138,369	(2)(6)(8)	*
	40,000	(9)	*
Herbert L. Washington	14,670	(10)	*
Richard S. Gold	110,840	(2)(11)	*
Christopher E. Kay	9,815	(2)	*
Darren J. King	90,592	(2)(6)(12)	*
Kevin J. Pearson	109,916	(2)(6)(13)	*
Current directors and executive officers as a group (31 persons) common stock ownership	1,634,497	(2)(6)	*
Current directors and executive officers as group (31 persons) Series H Perpetual Non-Cumulative Preferred stock ownership	40,000		*

†	Represents shares of common stock, except as indicated in footnote 9 for Mr. Walters.

*	Less than 1%

(1)

Includes 749 shares that have been allocated for the benefit of Mr. Barnes under the Employee Stock Ownership Plan of People’s United Financial Inc. Also includes 1,558 shares held by the Nancy Barnes Living Trust and 69,960 shares held by the John P. Barnes Living Trust.

(2)

Includes shares subject to options granted under (a) M&T ’s incentive compensation plans, and (b) plans of companies acquired by M&T, the obligations of which have been assumed by M&T and converted into options to receive shares of M&T common stock, all of which are currently exercisable or are exercisable within 60 days after February 23, 2023: Mr. Barnes – 400,382 shares; Mr. Jones – 95,670 shares; Mr. Walters – 98,169 shares; Mr. Gold – 51,715 shares; Mr. Kay – 1,878 shares; Mr. King – 33,226 shares; Mr. Pearson – 55,423 shares; and all directors and executive officers as a group – 844,987 shares. Out-of-the-money options are included in the shares presented as beneficially owned to the extent they are currently exercisable or exercisable within 60 days after February 23, 2023.

(3)

Includes 8,000 shares held by a charitable remainder annuity trust of which Mr. Brady and his spouse are co-trustees and of which Mr. Brady’s spouse is the current annuity beneficiary for the lesser of her life or 21 years.

(4)

Includes 11,853 shares held through client accounts at Magnolia Capital Management, Ltd., a registered investment advisory firm of which Mr. Cunningham is the Chairman and Chief Executive Officer and over which shares he has dispositive and voting powers. Mr. Cunningham has no pecuniary interest in such shares.

(5)	Includes 844.2162 shares held indirectly as custodian for Mr. Jones’ children.

(6)

Includes shares through participation in the M&T Bank Corporation Retirement Savings Plan: Mr. Jones – 5,481 shares; Mr. Walters – 8 shares; Mr. King – 1,032 shares; Mr. Pearson – 3,152 shares; and all directors and executive officers as a group – 21,659 shares. Such individuals retain voting and investment power over their respective shares in the M&T Bank Corporation Retirement Savings Plan.

(7)

Includes 19,398 shares owned by the Sadler Family Foundation, a charitable foundation formed by Mr. Sadler. Mr. Sadler is a trustee of the Sadler Family Foundation and holds voting and dispositive power over the shares owned by it. Also includes 32,993 shares owned by a close relative of Mr. Sadler.

(8)	Includes 4,688 shares owned by Lacey & Sadie, LLC and 30,091 shares owned by Gus & Bonnie, LLC.

(9)	Shares of Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H, par value $1.00 per share.

(10)	Includes 500 shares owned by a close relative of Mr. Washington.

(11)	Includes 2.497 shares held jointly with a close relative of Mr. Gold.

(12)	Includes 1,199 shares held indirectly as custodian for Mr. King’s son and 2,398 shares held by close relatives of Mr. King.

(13)

Includes 7,523 shares held in a grantor retained annuity trust of which Mr. Pearson is the trustee. Mr. Pearson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

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The following table sets forth certain information with respect to all persons or groups known by M&T to be the beneficial owners of more than 5% of its outstanding common stock as of February 23, 2023.

Beneficial Owners Holding More Than 5% of M&T Bank Corporation’s Common Stock

Name and address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percentage of Class
The Vanguard Group, Inc.	100 Vanguard Blvd. Malvern, PA 19355	20,344,678(1)	11.79%
BlackRock, Inc.	55 East 52nd Street New York, NY 10055	12,997,787(2)	7.50%
Wellington Management Group LLP	280 Congress Street Boston, MA 02210	11,207,528(3)	6.49%

(1)

The Vanguard Group, Inc. (“Vanguard”) filed an amended Schedule 13G with the SEC on February 9, 2023 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock. Vanguard reported that it has shared voting power with respect to 245,134 of the indicated shares, sole dispositive power with respect to 19,605,746 of the indicated shares, and shared dispositive power with respect to 738,932 of the indicated shares.

(2)

BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC on January 31, 2023 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock. BlackRock reported that it has sole voting power with respect to 11,640,381 of the indicated shares and sole dispositive power with respect to all 12,997,787 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of BlackRock.

(3)

Wellington Management Group LLP (“Wellington Management”) filed an amended Schedule 13G with the SEC on February 6, 2023 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock. Wellington Management reported that it has shared voting power with respect to 10,594,642 of the indicated shares and shared dispositive power with respect to all 11,207,528 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of Wellington Management.

M&T is the sponsor of a number of employee benefit plans that hold an aggregate of 3,481,620 shares of M&T common stock as of February 23, 2023. Its principal banking subsidiary, M&T Bank, has sole voting authority over 815,423 of these shares. The remaining 2,666,197 shares of M&T common stock are voted by the trustee of the applicable employee benefit plan pursuant to the instructions of the participants in accordance with the terms of each such plan. Certain of the directors and executive officers of M&T hold indirect beneficial interests in the holdings of these employee benefit plans. See also footnote 6 to the table set forth above titled “Directors and Named Executive Officers Stock Ownership.”

Delinquent Section 16(a) Reports

Pursuant to Section 16 of the Exchange Act, M&T’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of M&T’s common stock, are required to file reports regarding their initial M&T stock ownership and subsequent changes to their ownership with the SEC. Based solely on a review of the reports filed for fiscal year 2022 and related written representations, the company believes that all filings required to be made by its reporting persons were filed on a timely basis, except for a Form 4 filing by Jennifer Warren to report the acquisition of six shares of M&T common stock and a Form 4 filing by Mr. Jones to report the automatic distribution of phantom common stock units from a benefit plan account pursuant to a distribution election made in 2008. These late filings were due to an administrative error and not an error of the reporting persons.

M&T Bank Corporation Insider Trading Policy

All of M&T’s directors, officers and employees are subject to M&T’s Insider Trading Policy. The Insider Trading Policy prohibits the purchase or sale of M&T securities by persons who possess material, nonpublic information, as well as the unauthorized disclosure of such information to others, and also sets forth M&T’s trading window limitations. In addition, as described below, the Insider Trading Policy sets forth M&T’s anti-hedging and anti-pledging policies.

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Anti-Hedging Policy. All directors, officers and employees are prohibited from engaging in any transactions that are designed to hedge or offset a decrease in the market value of M&T securities or from engaging in any form of short-term trading in M&T securities. Such prohibited short-term trading transactions include those involving exchange-traded options and the use of puts and calls, caps and collars and short sales, and prohibited hedging transactions include those involving prepaid variable forward contracts, equity swaps, collars, exchange funds and other derivatives that are designed to hedge.

Anti-Pledging Policy. All directors and executive officers are prohibited from holding M&T securities in a margin account, borrowing against any account in which M&T securities are held or pledging M&T securities as collateral for a loan or other indebtedness, except in the following limited circumstances: (1) the director or executive officer may only pledge shares he or she holds in excess of M&T’s applicable stock ownership guidelines, (2) the director or executive officer must have the financial ability to repay the loan or margin call without resorting to the pledged securities, (3) in the case of an executive officer, prior to any pledging transaction, the executive officer must consult with M&T’s Chief Legal Officer to confirm compliance with the policy, and (4) any decision by a director to engage in a pledging transaction must be reported to the N&G Committee and the Chairman of the Board, and any decision by an executive officer to engage in pledging must be reported to the N&G Committee and the Chief Executive Officer.

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TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS

Directors and executive officers of M&T and their immediate family members and affiliated entities are, and have been, customers of, and have had transactions with the banking and other operating subsidiaries of M&T, and additional transactions may be expected to take place in the future between such persons and M&T’s subsidiaries. As described in “Board Independence” under the section titled “Corporate Governance of M&T Bank Corporation,” the Board reviews such related party or affiliate transactions in its review and assessment of director independence. Additionally, these transactions are subject to M&T’s Code of Business Conduct and Ethics. See “Code of Business Conduct and Ethics” under the section titled “Corporate Governance of M&T Bank Corporation” above for more information.

Regulation O Policies and Procedures. Any financial services provided to directors, executive officers and their immediate family members and affiliated entities are offered in the ordinary course of business, upon substantially the same terms and conditions, including price, as we provide to similarly situated customers. M&T’s subsidiary banks also extend credit to some of the directors and their immediate family members and affiliated entities. All such extensions of credit outstanding at any time since January 1, 2022, comply with our policies and procedures and Federal Reserve Board Regulation O. All extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to M&T or its subsidiary banks, and did not involve more than the normal risk of collectability or present other unfavorable features.

Related-Party Transactions Policy. The Board adopted a written related-party transactions policy in November 2022. Under the policy, our executive officers, directors (and nominees), large stockholders, and their immediate family members (each a “Related Party”) may not enter into a transaction with M&T or a subsidiary in which the amount involved exceeds $120,000, and in which the Related Party has a direct or indirect material interest, without approval from the N&G Committee. Under certain circumstances, a related party transaction may be brought before the Board for consideration, and the Board may elect to review any proposed related party transaction or designate another independent body of the Board to review the proposed transaction. Under the policy, Related Parties are deemed not to have a direct or indirect material interest in various types of transactions, including certain compensation provided in connection with the discharge of duties; indemnification or advancement of expenses; charitable contributions; transactions involving competitive bids; ordinary course loans and other ordinary course deposit, banking, commercial, fiduciary or other financial services relationships; and transactions in which a Related Party’s interest derives solely from his or her services as a director of another entity or from certain equity interests.

Our N&G Committee (or Board or other independent body of the Board) will take into account the following factors, as appropriate, among other factors it deems appropriate in approving or rejecting a proposed transaction: (i) the benefits to M&T and whether the transaction is consistent with the interests of M&T and its shareholders; (ii) whether the transaction would impair the independence of an otherwise independent non-employee director; (iii) the availability of other sources for comparable products or services; (iv) whether the terms of the transaction are fair to M&T and on the same basis as would apply if the transaction did not involve a Related Party; and (v) whether the transaction would present an improper conflict of interest.

Certain Transactions. A family member of one of our executive officers (Michael J. Todaro) is employed as a non-executive officer employee of M&T Bank. During 2022, such person earned more than $120,000 in total direct compensation from M&T Bank. This compensation is comparable to that of employees performing similar functions at M&T Bank.

Based on information contained in a Schedule 13G filed with the SEC, BlackRock, Inc. and subsidiaries (“BlackRock”) are the beneficial owners of more than 5 percent of our common stock. We engage Blackrock Investment Management, LLC as a sub-advisor, BlackRock Institutional Trust Company, N.A. as a glidepath manager and utilize BlackRock Institutional Trust Company, N.A. funds within our Wilmington Trust, N.A. collective funds. These relationships are in the ordinary course, at arms-length and unrelated to BlackRock Inc.’s ownership of our stock. In 2022, our collective funds paid fees of approximately $18 million and $5,000 to BlackRock Institutional Trust Company, N.A. and Blackrock Investment Management, LLC, respectively.

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PROPOSAL 2

ADVISORY, NON-BINDING VOTE TO APPROVE THE 2022 COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS

M&T Bank Corporation believes that its 2022 compensation policies and practices are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its shareholders, while reducing incentives for unnecessary and excessive risk taking. Our executive compensation programs are described in detail in the sections titled “Compensation Discussion and Analysis” and “Executive Compensation” below.

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules require that all U.S. public companies provide their shareholders with an advisory vote on the compensation of their named executive officers. At each Annual Meeting of Shareholders since M&T’s 2011 Annual Meeting, the Board has provided shareholders with the ability to vote, on an advisory basis, on the compensation of M&T’s named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to vote on the overall compensation program of M&T and specifically as it applies to the named executive officers through the following resolution:

“RESOLVED, that the 2022 compensation paid to M&T Bank Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

The shareholder vote on this matter is advisory, meaning that it will serve as a recommendation to the Board, but will not be binding. The C&HC Committee will consider the outcome of this vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF

THE 2022 COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis (the “CD&A”) provides information regarding the 2022 compensation of M&T’s Chief Executive Officer (“CEO”), M&T’s Chief Financial Officer (“CFO”) and the three most highly compensated executive officers other than the CEO and CFO (collectively, the “NEOs”). For 2022, our NEOs were the following individuals:

Name	Title
René F. Jones	Chairman Chief Executive Officer
Darren J. King	Senior Executive Vice President Chief Financial Officer
Richard S. Gold	President Chief Operating Officer
Kevin J. Pearson	Vice Chairman
Christopher E. Kay	Senior Executive Vice President Head of Consumer Lending and Business Banking

Overview of M&T Bank Corporation

M&T’s vision is focused on long-term sustained performance. We strive to consistently maintain a conservative risk profile and a strong financial position to ensure high levels of service to our customers and communities throughout economic cycles.	Our objectives include:
Improving the lives of our customers and the communities we touch
Long-term and deep client relationships
Consistent, conservative credit underwriting standards
Prudent expense management
Return-oriented capital allocation

M&T is a financial holding company that, through its subsidiary banks, offers a wide range of retail and commercial banking, trust, wealth advisory and investment services to its customers. Founded in 1856, M&T strives to be the best company our employees will work for, the best bank our customers will ever do business with, and the best investment our shareholders will make. M&T concluded 2022 as one of the 15 largest U.S.-based commercial bank holding companies (based on total assets) with approximately 1,010 domestic branches and 2,299 ATMs across our footprint.

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2022 Financial Performance Highlights

M&T’s results for 2022 reflected a year of strong performance as measured by several key metrics including earnings per common share (“EPS”), return on assets, and return on equity. M&T achieved its business plan on all three metrics. 2022 financial performance reflects the completion of the acquisition of People’s United, through which M&T acquired $64 billion in assets, $36 billion in loans and leases, and $53 billion in deposits. Post-closing, M&T’s net operating income per diluted common share(1) increased each quarter throughout 2022. In addition, the highlights below reflect M&T deploying excess liquidity, distributing capital and continuing its prudent credit underwriting, all in a rising interest rate environment. Specific 2022 performance highlights are noted below:(2)

•	GAAP-basis net income in 2022 totaled $1.99 billion, increased from $1.86 billion in 2021;

•

Diluted earnings per common share, which include merger-related expenses, were $11.53, compared to $13.80 in 2021; net operating income per diluted common share (1) increased 2% to $14.42 from $14.11 in 2021;

•

GAAP-basis net income expressed as rate of return on average assets and average common shareholders’ equity of 1.05% and 8.67%, respectively, as compared to 1.22% and 11.54% in 2021; net operating return on average tangible assets(1) and average tangible common equity(1) was 1.35% and 16.7%, respectively, as compared to 1.28% and 16.8% in 2021;

•

Taxable equivalent net interest income for the year was $5.86 billion, compared to $3.84 billion in 2021 reflecting expanded net interest margin from a well-managed balance sheet in a rising interest rate environment and the impact of earning assets from the People’s United acquisition;

•

Non-interest income excluding gains/losses on investment securities grew 8.0% from prior year, driven by acquired operations associated with People’s United and growth in trust income from legacy operations; reported non-interest income includes the $136 million gain on the sale of the M&T Insurance Agency;

•

Non-interest operating expense(1) growth of 30.9% from the prior year was primarily due to the acquisition of People’s United operations and included a contribution of $135 million to The M&T Charitable Foundation in the fourth quarter;

•	Net charge-offs expressed as a percentage of average loans was 0.13%, compared to 0.20% in 2021;

•

In 2022, M&T’s common stock dividend grew 7% representing the 6th year of consecutive increases, resulting in a $788 million payout to shareholders; in Q2 2022 M&T resumed common stock repurchases with $1.8 billion, or 6% of outstanding shares, repurchased in 2022; this resulted in a 109% payout ratio for the year; M&T’s Common Equity Tier 1 ratio remained strong at 10.4% at the end of 2022, from 11.4% at year-end 2021.

(1)

M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature. See Appendix A to this proxy statement as well as “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 22, 2023 ( “2022 Form 10-K”) for a reconciliation of GAAP amounts with corresponding non-GAAP amounts.

(2)	For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in M&T’s 2022 Form 10-K.

M&T’s Executive Compensation Philosophy and Objectives

As described in the section above entitled “Corporate Governance of M&T Bank Corporation,” prior to April 2022, the Nomination, Compensation and Governance Committee was responsible for discharging the responsibilities of the Board relating to M&T’s executive compensation program, including evaluating CEO and executive officer performance and determining compensation awards. In April 2022, the Nomination, Compensation and Governance Committee was dissolved and the Compensation and Human Capital Committee was formed, with the Compensation and Human Capital Committee assuming executive compensation program oversight and responsibilities. For purposes of

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this CD&A, the Nomination, Compensation and Governance and the Compensation and Human Capital Committee are referred to as the “Compensation Committee.”

The objectives of M&T’s executive compensation programs are to attract and retain executives capable of maximizing performance for the benefit of M&T and its shareholders. We endeavor, over time and based on performance, to establish total direct compensation (“TDC”) in a competitive range around the median of the market for our compensation peer group. Our longstanding compensation philosophy is to emphasize long-term equity-based compensation for our NEOs. This philosophy, combined with Compensation Committee engagement and oversight, allows us to align our compensation with performance by:

•	linking the size of individual equity awards to the NEO’s role, responsibilities and anticipated contributions, as well as to the performance of M&T;

•	tying a significant portion of the NEOs’ ultimate realized compensation to the future value of M&T common stock, in alignment with our shareholders;

•	balancing growth with prudent risk taking, through the use of performance-based stock unit awards that vest in alignment with levels of performance;

•

creating a culture of stock ownership and retention, including through M&T’s Stock Ownership and Retention Guidelines for Executives, resulting in each NEO having a substantial financial stake tied to the long-term performance of M&T and further ensuring our NEOs’ alignment with shareholders;

•

performing, for each NEO, an annual assessment of the “market price of the seat” and balancing external data with an executive’s experience, their role, responsibilities, and anticipated contributions; and

•	assessing short-term performance and awarding variable compensation based on a balanced discretionary assessment of holistic bank and individual performance.

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We design our executive compensation program to promote risk mitigation and good governance, which includes maintaining the following best practices:

What We Do:	What We Don’t Do:
✓ Strong alignment between pay and performance	✓ Hedging or pledging of M&T securities (except in limited circumstances)

✓ Discourage excessive risk taking through program design	✓ Repricing of stock options
✓ Maintain robust Stock Ownership Guidelines	✓ “Timing” of equity grants (i.e., we only grant long-term incentives on pre-determined dates)

✓ Retain an independent compensation consultant to advise and support the Compensation Committee in its role	✓ Tax gross-ups (other than in connection with relocation)
✓ Maintain a compensation forfeiture policy which subjects incentives to risk adjustments	✓ Pay dividends on unvested stock units or unearned performance units

✓ Review share utilization	✓ Grant excessive severance, pension or other benefits
✓ Annual risk assessment of incentive compensation plans	✓ Enter into employment contracts with our executives

✓ Routinely engage with shareholders
✓ Use a peer group to provide perspective on competitive pay levels

2022 Say-on-Pay Vote and Shareholder Outreach

Our 2022 shareholder vote on executive compensation passed with 95.5% support. The Compensation Committee considered this to be an indication that our shareholders believe that the NEOs’ compensation is aligned with the performance of M&T.

In addition, we regularly engage with our shareholders’ proxy voting and investor stewardship teams to gain a deeper understanding of the perspectives and concerns related to our executive compensation programs. In these meetings, our shareholders have generally expressed a positive view with respect to our executive compensation program.

We regularly evaluate whether our executive compensation programs support our compensation philosophy and objectives and monitor program alignment with our priorities. Further, we continue to look for ways to provide transparent disclosure around these programs. In connection with this review, combined with other factors discussed in this CD&A as well as the feedback we received from our shareholders, the Compensation Committee made the following changes in recent years:

•

Continuing to emphasize the link between long-term company performance and executive compensation by issuing a significant proportion of NEO Long Term Incentive (“LTI”) in the form of Performance-Vested Stock Units (“PVSUs”); and

•

Developed and introduced performance scorecards for our NEOs that will explicitly link company, business unit and individual performance to compensation determinations for formal use beginning in performance year 2023 and beyond.

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Components of Executive Compensation

The components of our executive compensation program, described below, align with M&T’s philosophy to emphasize long-term equity-based compensation, while providing compensation that will attract and retain executive officers capable of achieving M&T’s performance objectives.

Compensation Element	Objective	Determination of Award Levels and Key Features

Base Salary	• Provides fixed pay reflective of an executive’s role, responsibilities and individual performance	• Scope of the executive’s responsibilities • Experience • Internal and external comparison • Past and expected future performance

Short-Term: Cash Incentive (“STI”)

• Provides annual incentive opportunity generally reflective of overall bank and individual performance; considers both quantitative and qualitative performance

• Quantitative – reflects balance between financial and risk performance

• Qualitative – reflects progress towards key strategic initiatives and other individual performance factors

• Pool funded based on a percentage of operating income

• Rewards NEOs based on:

➢ Corporate performance as reflected by financial results (including key metrics such as operating income, EPS, Efficiency Ratio, Return on Tangible Common Equity (“ROTCE”)(1) and returns to shareholders)

➢ Achievement of annual performance objectives across all stakeholder groups (customers, communities, employees and regulators, including both financial and non-financial measures)

➢ Risk management and adherence to risk appetite

➢ Other key strategic initiatives for the year

Long-Term: Equity-Based Incentive (“LTI”)

• Provides equity-based incentive opportunity generally reflective of overall bank and individual performance

• Aligns rewards with sustained long-term shareholder value

• Provides a strong retention tool

• Unearned/unvested awards subject to forfeiture

• Equity-based incentives awarded to NEOs in the form of performance-based stock unit awards and stock options

• Performance-based stock unit awards key features:

➢ Performance Hurdled Stock Units (“PHSUs”)

¡   Vesting: Ratably at target over three years

¡   Performance Metric: Absolute ROTCE

➢ PVSUs

¡   Vesting: Cliff vest after a 3-year performance period with final payout ranging from 0%-150% of target based on performance

¡   Performance Metric: Absolute ROTCE and Relative ROTCE to peer group

• Non-Qualified Stock Options (“NQSOs” or “stock options”) key features:

➢ Vesting: 3-year annual pro-rata

➢ Option Term: 10 years

• Initial award value is based on:

➢ Roles/responsibilities and expected future contribution

➢ Company and individual performance for the immediately preceding year

➢ Consideration of peer compensation market data

• Amount ultimately realized is based on:

➢ Absolute corporate performance for the immediately preceding year relative to the business plan

➢ Absolute and relative corporate performance over the 3-year period from date of grant

➢ Long-term, sustained corporate performance and stock price

(1)

ROTCE is computed by dividing net operating income available to common equity by average tangible common equity. Net operating income available to common equity is computed by taking net income available to common equity and adding back the after-tax effect of the amortization of core deposit and other intangible assets, adding back the after-tax effects of merger-related expenses, and subtracting the after-tax effects of merger-related gains. Average tangible common equity is computed by taking average common equity for the applicable period and subtracting average goodwill and average core deposit and other intangible assets (net of any related average deferred tax amounts). The Compensation Committee and management use these non-GAAP measures as they believe they better reflect the impact of acquisition activity in reported results. See Appendix A to this proxy statement as well as “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s 2022 Form 10-K for a reconciliation of GAAP amounts with these corresponding non-GAAP amounts.

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2022 Performance Year Pay Mix

Our executive compensation program provides for a market-competitive mix of base salary, short-term cash incentives (“STI”) and long-term equity-based incentives (“LTI”) that vest over time in alignment with our compensation philosophy and the objectives cited above. Due to the strong financial results cited above, and the company’s successful acquisition of People’s United, short-term incentive plan funding for the company, and in turn for the NEOs, was increased to acknowledge these significant accomplishments. For retention and continued shareholder alignment, LTI awards for NEOs were maintained at 2021 performance year levels or increased.

The charts below represent the 2022 performance year total compensation pay mix of our CEO and the average of all of our other NEOs. For purposes of this and other “performance year” disclosures in this CD&A, compensation for the “performance year” consists of (i) annual base salary as of the end of the performance year, (ii) STI paid in the following year for the prior year’s performance, and (iii) the LTI award (target value) granted in the following year for the prior year’s performance and in consideration of anticipated future contributions. The LTI award is comprised of PHSUs, PVSUs and stock options. This view differs from the disclosure in the 2022 Summary Compensation Table (“SCT”) set forth in the “Executive Compensation” section beginning on page 64 below, in that the LTI awards disclosed in the SCT reflect awards granted during 2022 for the prior performance year (i.e., 2021 performance). We prefer the performance year view as this is how we (and many of our peer companies) tend to view executive compensation.

The charts below show the 2022 performance year pay mix for our CEO and the average for our other NEOs, of which 89% of pay is “at risk” for Mr. Jones and, on average, 82% of pay is “at risk” for our other NEOs.

Roles and Responsibilities

M&T’s executive compensation programs are administered through the joint efforts of various constituents to ensure sound holistic governance around compensation determinations.

Role of the Compensation Committee

The Compensation Committee is responsible for determining M&T’s compensation philosophy and objectives, as well as compensation of the executive officers (including the NEOs) and reporting such determinations to the full Board. As discussed below, in determining the amount and mix of compensation to be paid to each NEO, the Compensation Committee reviews the compensation levels of the NEOs relative to a group of commercial banking peers that are similar in size and business mix (the

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“peer group”). As part of this review, the Compensation Committee also considers the financial performance of M&T relative to the peer group, as well as certain other factors, including M&T’s stock price performance and relative shareholder returns, compensation mix philosophy, risk management, and individual and corporate performance.

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving the corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of those goals and objectives;

•	annually reviewing and approving the base salaries, annual incentive opportunities and overall TDC of the NEOs and other section 16 officers; and

•	annually reviewing and approving equity award opportunities of the NEOs.

The Compensation Committee receives reports from the CFO and Chief Risk Officer (“CRO”) regarding M&T’s financial performance and risk management performance, respectively, prior to finalizing TDC for the NEOs. Additionally, the Compensation Committee’s independent compensation consultant, whose role is described more fully below, participates in meetings throughout the year, as requested.

Role of the Office of the Chair

The Office of the Chair consists of Messrs. Jones, Gold and Pearson. The Office of the Chair provided the performance assessments for the executive officers (including with respect to Mr. King and Mr. Kay) and made compensation recommendations to the Compensation Committee in this regard. Performance achieved against business unit and individual goals set in early 2022, as well as overall bank financial results were considered when making the initial compensation recommendations. Ultimate decision making authority for the compensation determinations for all NEOs, including members of the Office of the Chair, however, lies solely with the Compensation Committee.

Role of Independent Compensation Consultant

In 2022, the Compensation Committee continued to retain McLagan, which is part of the Human Capital Solutions practice at Aon plc, to provide executive compensation consulting services. McLagan’s role is to provide analysis and advice to the Compensation Committee regarding the amount and form of executive compensation, attend Compensation Committee meetings, as requested, and advise the Compensation Committee on executive compensation levels, market trends, regulatory issues and other developments that may impact M&T’s executive compensation programs. In 2022, McLagan performed the following services for the Compensation Committee:

•	recommended the peer group used as a reference for compensation decisions for the NEOs;

•	conducted detailed market analyses on executive and director compensation relative to our peer group, including all elements of TDC, and advised on general industry pay practices;

•	advised the Compensation Committee on contemporary pay practices to create executive compensation opportunities that align more closely with M&T’s strategic objectives and long-term performance;

•	advised the Compensation Committee on market competitive base salaries, annual cash incentives and long-term incentives for NEOs; and

•	advised the Compensation Committee on regulatory issues.

The fees for these services totaled $284,888. McLagan/Aon also provided $385,900 in additional compensation survey/advisory services to management during 2022. Management engaged McLagan/Aon for these services after consultation with the Compensation Committee. Based on an assessment of

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SEC and NYSE factors, the Compensation Committee determined that McLagan was independent and that engagement of McLagan did not present any conflicts of interest. McLagan also determined that it was independent from our management and confirmed this in a written statement delivered to the Compensation Committee.

Peer Group

On an annual basis, the Compensation Committee, with the assistance of McLagan, makes decisions about compensation levels for each of the NEOs with reference to the compensation peer group—a group of commercial banking institutions of similar business makeup, size and geographic reach. For the 2022 year-end compensation review, M&T continued the practice of having the same peer group for both compensation (used as a reference for compensation levels for NEOs) and financial (used as a reference for our financial performance) comparison.

The eleven commercial banking companies listed below were identified by selecting a group of U.S.-based commercial bank holding companies generally having assets or market capitalization within a reasonable range of M&T and excluded those that had a significantly dissimilar business mix, or had a substantial international presence. The 2022 peer group is unchanged from 2021:

Size Statistics (as of June 30, 2022)

Peer	Assets (in Millions)	Market Cap (in Millions)
U.S. Bancorp (USB)	591,381	68,375
Truist Financial Corporation (TFC)	545,123	62,911
PNC Financial Services Group, Inc. (PNC)	540,786	64,843
Fifth Third Bancorp (FITB)	206,782	23,055
Citizens Financial Group, Inc. (CFG)	226,712	17,690
M&T (MTB)	204,033	28,048
Percent Rank	59%	71%
KeyCorp (KEY)	187,008	16,069
Huntington Bancshares Incorporated (HBAN)	178,782	17,350
Regions Financial Corporation (RF)	160,908	17,519
Zions Bancorporation (ZION)	87,784	7,659
Comerica Incorporated (CMA)	86,889	9,596
First Horizon National Corporation (FHN)	85,132	11,724
Median (excluding M&T)	187,008	17,519

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Process for Determining 2022 NEO Compensation

Factors Considered. In determining NEO compensation, the Compensation Committee uses a holistic and balanced discretionary approach to evaluate performance against the following quantitative and qualitative factors:

Quantitative Factors	Qualitative Factors
Operating Income	Asset quality relative to the banking industry
EPS	Responsiveness to economic environment
Return on Assets	Achievement of business plans
Returns to Shareholders	Achievement of performance objectives related to diversity, equity and inclusion, employee engagement, customer satisfaction and customer growth
Various capital ratios	Leadership and establishment of strategic direction
Competitive market compensation data	Effective risk management and adherence to the risk appetite statement
Efficiency ratio

One of the key components of our executive compensation program is tying pay to company performance. At the beginning of each year, bank-wide and business unit specific performance goals are established, as are other goals related to our strategic imperatives. At the end of the year, the Compensation Committee compares these expectations to actual results for M&T and each NEO. We evaluate corporate performance by using a diverse set of performance metrics to ensure that no single measure can disproportionately impact compensation. Our performance is evaluated against internal expectations and our operating plan for the year and is balanced with a relative performance evaluation by comparing our results to those of the peer group.

To assist in variable compensation decisions going forward, performance scorecards were developed and introduced for each of the NEOs. The scorecards provide a consistent framework to measure company, business unit and individual performance against established quantitative and qualitative metrics. In addition, all performance is reviewed in the context of the company’s and the business unit/functional area’s risk appetite. M&T and the Compensation Committee plan to formalize and continue to leverage performance scorecards for the NEOs for the 2023 performance year and beyond, to further ensure a strong alignment between performance and compensation determinations.

The Compensation Committee reviews an estimated market pay range for each NEO role. Ranges are developed based on public information and third-party market surveys of compensation for the same or comparable roles at peer firms. This practice ensures that our NEO pay appropriately reflects market pay, based on varying levels of performance. On a TDC basis when compared to individuals with similar roles at our compensation peer group of firms, Mr. Jones is positioned below the 50th percentile. The Compensation Committee determined that all of our other NEOs were positioned within a reasonable range around the 50th percentile of the peer data. In establishing pay levels for the NEOs, the Compensation Committee considers the various quantitative and qualitative factors set forth in this CD&A in the context of market data, internal equity, the value of the executive’s performance over the long-term, and their future potential with M&T. In addition, the Committee reviewed the performance of the NEOs against the scorecard metrics described above.

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Below is a summary of the annual pay for performance review cycle for the 2022 performance year:

Annual Pay for Performance Cycle
Step	Timing	Activities
1	1st Quarter of 2022

Set Annual Objectives

1.  Quantitative – 2022 Operating Plan

• Bank-wide goals

• Business-unit specific goals

2.  Qualitative – 2022 Strategic Imperatives

• Differentiate our customer experience

• Grow new customers / develop new markets

• Drive operational effectiveness

• Optimize our risk management infrastructure

• Be a talent and people driven organization

3.  Cascade objectives to each Executive Officer

2	3rd Quarter of 2022	Establish Peer Group (as advised by McLagan) 1. Review and update peer group to be used as a reference for executive officer compensation and Board compensation
3	4th Quarter of 2022

Preliminary Review and Discussion of NEO and Other Executive Officer Competitive Market Data

1.  Review of 2022 Financial Performance including relative performance on key financial metrics

2.  Review 2022 Risk Management Assessment

3.  Review current compensation market position based on peer market data (as advised by McLagan)

4	4th Quarter of 2022

Assess Performance Against the Quantitative and Qualitative Objectives Described Above for NEOs and Other Executive Officers

1.  Evaluate performance

• Compensation Committee rates CEO’s performance

• Compensation Committee and the Office of the Chair evaluate and rate the performance of the other Executive Officers based on performance appraisals and scorecard results

2.  Quantitative and qualitative performance is assessed holistically; i.e., without weightings assigned to each goal. Executive scorecards were also reviewed to provide more context to annual performance achieved.

5	1st Quarter of 2023

Link Pay to Performance

1.  Finalize performance evaluations for NEOs and other Executive Officers

2.  Determine final total compensation, mix of pay and specific pay actions

• 2023 Base Salary

• 2022 STI (Paid in 2023 for 2022 Performance)

• 2023 LTI (Granted in 2023 for 2022 Performance)

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2022 NEO Compensation Elements

Base Salary. The Compensation Committee made 2022 base salary determinations for the NEOs in January 2022. At that time, given M&T’s performance in 2021 compared to the peer group and its business plan, and the individual performance of each of the NEOs and their respective positioning against competitive market data for their roles, the Compensation Committee determined that the base salaries for Messrs. Gold, Pearson and Kay should be increased, while the remaining NEOs were well positioned compared to market.

Named Executive Officer	2022 Base Salary ($)	Percentage Change from 2021 Base Salary
René F. Jones	1,000,000	0%
Darren J. King	685,000	0%
Richard S. Gold	775,000	1.3%
Kevin J. Pearson	775,000	1.3%
Christopher E. Kay	725,000	3.5%

Variable Compensation. M&T maintains a guided discretion approach to its incentive programs and as a result, the NEOs do not currently have, and historically have not had, target levels of awards or formulaic payout levels for determining performance year incentives. As described above, the Compensation Committee performs a holistic, balanced performance assessment of company, business unit and individual performance that considers quantitative and qualitative factors, market compensation levels by role, and internal equity. The introduction of performance scorecards in 2023 will further strengthen the link between company, business unit and individual performance to compensation determinations. Consequently, the Compensation Committee considered the following factors in making the award determinations in January 2023 for 2022 performance:

•

the performance of M&T during 2022 relative to its operating plan and relative to the financial peer group, which reflected completing the acquisition of People’s United, deploying excess liquidity, distributing capital, maintaining prudent credit underwriting, and a rising interest rate environment;

•	achievement of key strategic objectives and goals set in Q1 of the performance year, notably including the completion of the acquisition of People’s United, the largest acquisition in M&T’s history;

•	the leadership and contribution of each of the NEOs to that performance;

•	effective risk management and adherence to M&T’s risk appetite statement; and

•	compensation peer group market data for the roles occupied by each of the NEOs.

Short-term (Cash) Incentive Compensation. Based upon our compensation philosophy and the performance factors described above, as well as relevant market compensation information, the Compensation Committee determined that it was appropriate to increase the STI pool funding and consequently set the amount of STI compensation awarded to each NEO for the 2022 performance year as follows:

Named Executive Officer	2022 STI ($)
René F. Jones	2,400,000
Darren J. King	1,100,000
Richard S. Gold	1,875,000
Kevin J. Pearson	1,500,000
Christopher E. Kay	1,000,000

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Long-term (Equity-based) Incentive Compensation. Consistent with our philosophy of linking compensation to M&T’s performance for the continued alignment with M&T’s shareholders, a substantial portion (63% to 78%) of 2021 performance year variable compensation was awarded to NEOs through grants in January 2022 of LTI compensation under the 2019 Equity Plan. The Compensation Committee established the LTI compensation mix in an effort to maximize shareholder value and tie the NEOs’ compensation to M&T’s long-term performance. The NEO LTI mix awarded in January 2022 based upon 2021 performance was 30% Performance Hurdled Stock Units (PHSUs), 50% Performance Vested Stock Units (PVSUs) and 20% Non-Qualified Stock Options (NQSOs or options).

The Compensation Committee determined the dollar value of the LTI awards to be made to the NEOs at its meeting in January 2022. Following that meeting, the 2021 performance year equity awards were granted on January 31, 2022. In light of a gap to competitive market positioning, the Compensation Committee determined that an increase in the dollar value of the LTI awards to be awarded for 2021 performance was warranted for all NEOs.

Named Executive Officer	2021 Performance Year Total LTI Awards (2022 Grant) ($)	2021 Performance Year Options (20%)	2021 Performance Year PHSUs (30%)	2021 Performance Year PVSUs (50%)
René F. Jones	5,300,000	1,060,000	1,590,000	2,650,000
Darren J. King	1,400,000	280,000	420,000	700,000
Richard S. Gold	2,400,000	480,000	720,000	1,200,000
Kevin J. Pearson	2,400,000	480,000	720,000	1,200,000
Christopher E. Kay	1,300,000	260,000	390,000	650,000

PHSUs. PHSUs were granted as part of the LTI mix in 2022 for the 2021 plan year, consistent with prior years. PHSUs will vest ratably at target each year over three years based on achievement of an absolute ROTCE performance hurdle for each year. If the performance hurdle is not satisfied for a given year, the portion of the stock award that is scheduled to vest on the vesting date immediately following that annual performance period will not vest and will be forfeited unless otherwise determined by the Compensation Committee. Any dividend equivalents credited during the annual performance period are accrued and paid in cash to the extent the PHSUs vest and are distributed. The first tranche of PHSUs granted to the NEOs in 2022 for 2021 performance, vested based on satisfaction of the ROTCE hurdle as determined in the first quarter of 2023.

Stock Options. M&T also awards a portion of the 2021 performance year LTI awards in the form of stock options. Stock options align our NEO’s interests with those of shareholders by providing value only if M&T’s stock price increases from the date that the stock option is granted. In addition, the vesting schedule for the stock options promotes retention of our NEOs. The stock option awards granted to the NEOs for 2021 performance vest ratably over three years. Stock options create close alignment with shareholder experience, and due to their ten-year term, support M&T’s business strategy and compensation philosophy by providing a link to long-term business objectives and sustained long-term value creation.

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PVSUs. The Compensation Committee also grants PVSUs, which cliff vest after three years based on absolute and relative average ROTCE performance over the three-year performance period, with final payout values ranging from 0% to 150% of target. In addition, the PVSUs have accrued reinvested dividend equivalent units which will pay out at the time the underlying shares vest and are subject to the same performance payout percentage.

PVSU Performance Metrics	Absolute ROTCE	Payout	Relative ROTCE	Payout(1)
Above Absolute Maximum – payout is 150% regardless of relative performance	≥17%	150%	N/A	150%
Performance between these two Absolute ROTCE gatekeepers is assessed relative to the peer group	5% to < 17%	Payout by relative ROTCE Scale	>75th %’ile 50th %’ile 25th %’ile <25th %’ile	150% 100% 75% 50%
Below Absolute Threshold – payout is zero, regardless of relative performance	< 5%	0%	N/A	0%

(1)	For performance between the 25th and 75th percentiles, payout will be determined based on straight-line interpolation.

For the 2021 performance year grant, PVSUs represent 50% of the NEOs’ 2022 LTI. As the entire award is fully at risk (i.e., below 5% ROTCE, the payout is zero), the Compensation Committee felt there should be a higher payout floor to balance the risk and promote retention. All of the LTI awards are fully at risk as stock options are worthless without stock appreciation and the PHSUs are subject to annual performance hurdles with no downside protection (i.e., they vest at target or not at all). Going forward, M&T will continue to monitor, evaluate, and modify this program as deemed necessary to ensure continued evolution in line with our business strategy and compensation philosophy.

2020-2022 Performance Share Unit Award Payout. At the conclusion of the three-year performance period for the 2020 PVSU grant, the Company’s three-year average ROTCE was calculated to be 15.4% which yielded an 86% payout. The Compensation Committee certified the payout at its meeting on February 10, 2023. See Appendix A for a reconciliation of GAAP amounts with corresponding non-GAAP amounts for the 2020-2022 ROTCE calculations.

Year	ROTCE (%)	Peer Group Ranking	Earn out (%)

2020	12.8	Above 50th but below 75th percentile

2021	16.8	Above 25th but below 50th percentile

2022	16.7	Below 25th percentile

Three-Year Avg.	15.4		86

Named Executive Officer(1)	2020 Target Award	Distributed Performance Adjusted Shares(2)

René F. Jones	5,129	4,410

Darren J. King	1,908	1,641

Richard S. Gold	3,737	3,214

Kevin J. Pearson	3,114	2,678

(1)	Mr. Kay did not receive a grant of PVSUs in 2020.

(2)

Earned PVSUs includes payout of underlying Dividend Equivalent Units (DEUs). The DEUs are also subject to the same earnout percentage of 86% as approved by the Compensation Committee. The earned DEUs for the NEOs are as follows: Mr. Jones 469, Mr. King 174, Mr. Gold 341, and Mr. Pearson 284.

2023 Long-Term Incentive Grant. To ensure continued alignment with shareholders and bank performance, increases in TDC to move toward a more competitive position compared to market were delivered in LTI for all NEOs for the 2023 grant, reflecting the 2022 performance year.

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Each year the Compensation Committee evaluates the LTI mix to maintain competitiveness, drive appropriate behaviors and align the interests of our executives with M&T’s long-term performance. The NEO LTI mix awarded in January 2023 based upon 2022 performance was:

•	40% Performance-Hurdled Stock Units,

•	40% Performance-Vested Stock Units,

•	20% Stock Options

Named Executive Officer	2022 Performance Year Total LTI Awards (2023 Grant) ($)	2022 Performance Year Options (20%)	2022 Performance Year PHSUs (40%)	2022 Performance Year PVSUs (40%)
René F. Jones	6,000,000	1,200,000	2,400,000	2,400,000
Darren J. King	2,000,000	400,000	800,000	800,000
Richard S. Gold	2,500,000	500,000	1,000,000	1,000,000
Kevin J. Pearson	2,500,000	500,000	1,000,000	1,000,000
Christopher E. Kay	1,475,000	295,000	590,000	590,000

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Individual Performance Assessments

The Compensation Committee assessed the performance of each NEO based on the factors described in the “Process for Determining 2022 NEO Compensation” section above, and against our 2022 strategic imperatives, as well as each NEO’s individual performance goals, as more fully described below. In addition, the Compensation Committee also considers market-competitive compensation levels in determining each NEO’s TDC.

René F. Jones

Chairman and Chief Executive Officer

Mr. Jones completed his fifth year as Chairman and CEO in 2022. In light of strong company performance on an absolute basis and relative to the 2022 Operating Plan, the acquisition of People’s United, as well as his relatively modest TDC positioning against the peer group data, the Compensation Committee increased Mr. Jones’ TDC to a more competitive position for the 2022 performance year. Specifically, the Compensation Committee considered the following performance factors (among others discussed in this CD&A) in establishing Mr. Jones’ TDC:

• Achieve the 2022 Operating Plan

¡  Deliver Shareholder Value and Drive Business Results

◾  Diluted EPS was $11.53, down 16% from $13.80 in 2021

◾  Operating EPS* of $14.42 was up 2% from $14.11 in 2021

◾  Return on Average Tangible Assets (“ROTA”)* of 1.35% was up from 1.28% in 2021

◾  GAAP-basis net income totaled $1.99 billion, improved significantly from $1.86 billion in 2021

◾  Increased quarterly common stock dividend per share during 2022 from $1.10 to $1.20, resulting in $788 million payout to our shareholders

• Complete Merger with People’s United

¡  Successfully completed the acquisition in April 2022

¡  Expanded the breadth of company by:

◾  $36 billion of loans

◾  $53 billion of deposits

◾  Onboarded over 1 million customers

◾  Increased geographic footprint to 12 states

¡  Technical integration and systems conversions posed greater challenges than anticipated, though remediation efforts were substantially completed in Q4 2022

¡  Active engagement with internal and external stakeholders took place to solidify M&T’s presence and commitment to its customers and communities

• Lead Progress against Strategic Imperatives

¡  Operational effectiveness

◾  Improved ability of the bank to deliver and manage credit in Commercial Bank through leadership changes and restructuring

¡  Grow New Customers; Develop New Markets

◾  Successfully led the organization through the acquisition of People’s United

◾  Expanded footprint to 12 states

◾  Provided exceptional leadership supporting the business, our customers, our employees, and communities

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¡ Focus on Talent
◾  Continuously enhancing M&T’s Diversity, Equity and
Inclusion Program
◾  Employee engagement scores within 5% of financial
services 75th percentile benchmark
◾  Increased investment in compensation programs to
maintain competitiveness and retain key talent
through tight labor market conditions
¡  Optimize Risk Management
◾  Company continues to operate within its established
risk appetite parameters, as affirmed by the Risk
Committee of the Board
• Cultivate Strategic Partnerships
¡  Serves on Federal Reserve Bank of New York Board of
Directors for three-year term ending December 31, 2024
¡  Elected to the Board of the Bank Policy Institute
*  See “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s 2022 Form 10-K
for a reconciliation GAAP amounts with these corresponding non-GAAP amounts

	Performance Year
	2021	2022
Salary	$1,000,000	$1,000,000
STI Payout	$1,500,000	$2,400,000
NQ Stock Options	$1,060,000	$1,200,000
PHSUs	$1,590,000	$2,400,000
PVSUs(1)	$2,650,000	$2,400,000
LTI Grant	$5,300,000	$6,000,000
Total Direct Compensation	$7,800,000	$9,400,000

(1) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

Linking 2022 CEO Pay Elements to Performance

•	Over 89% variable pay for 2022

•	Over 71% of variable pay is equity-based deferred LTI subject to multi-year vesting and forfeiture to align shareholder and executive interests

•	NQ Stock Options vest ratably over three years and provide value only if M&T’s stock price increases from the date that the options are granted

•	PHSUs vest ratably over three years and are earned based on achievement of an absolute ROTCE performance hurdle each year

•	PVSUs are earned only to the extent M&T performance is achieved against absolute and relative average ROTCE over a three-year period

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Darren J. King

Senior Executive Vice President and Chief Financial Officer

As CFO, Mr. King directed the Company’s strong 2022 financial performance through his leadership, guidance and insight into critical corporate performance measurements. Additionally, for the 2022 performance year, the Compensation Committee considered the following performance factors (among others discussed in this CD&A) in establishing Mr. King’s TDC:

• Deliver Shareholder Value and Drive Business Results

¡  Diluted EPS was $11.53, down 16% from $13.80 in 2021

¡  Operating EPS* of $14.42 was up 2% from $14.11 in 2021

¡  ROTA* of 1.35% was up from 1.28% in 2021

¡  GAAP-basis net income totaled $1.99 billion, improved significantly from $1.86 billion in 2021

¡  Increased quarterly common stock dividend per share during 2022 from $1.10 to $1.20, resulting in $788 million payout to our shareholders

• Grow New Customers; Develop New Markets

¡  Successfully led the organization through the acquisition of People’s United

¡  Expanded footprint to 12 states

¡  Provided exceptional leadership supporting the business, our customers, our employees, and communities

• Communicate Bank Strategy and Results

¡  Provided regular financial updates to internal and external constituencies promoting understanding of M&T’s financial results and objectives

¡  Led earnings calls and maintained strong relationships with sell-side analysts and investors

• Focus on Talent

¡  Created a talent plan for the Finance Division, outlining current and future needs supportive of the organization’s strategic imperatives

¡  Led succession planning process and successfully recruited top talent for the organization

• Optimize Risk Management

¡  Successfully delivered all regulatory, SEC and risk reporting

*  See “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s 2022 Form 10-K for a reconciliation GAAP amounts with these corresponding non-GAAP amounts

	Performance Year
	2021	2022
Salary	$685,000	$685,000
STI Payout	$815,000	$1,100,000
NQ Stock Options	$280,000	$400,000
PHSUs	$420,000	$800,000
PVSUs(1)	$700,000	$800,000
LTI Grant	$1,400,000	$2,000,000
Total Direct Compensation	$2,900,000	$3,785,000

(1) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Richard S. Gold

President and Chief Operating Officer

As President and Chief Operating Officer, Mr. Gold has responsibility for all critical operations of the company, with direct oversight of the Consumer Banking, Business Banking, Mortgage, Marketing, Human Resources, Legal and Community Markets Divisions. For performance year 2022, the Compensation Committee considered the following performance factors (among others discussed in this CD&A) in establishing Mr. Gold’s TDC:

• Deliver Shareholder Value and Drive Business Results

¡  Diluted EPS was $11.53, down 16% from $13.80 in 2021

¡  Operating EPS* of $14.42 was up 2% from $14.11 in 2021

¡  ROTA* of 1.35% was up from 1.28% in 2021

¡  GAAP-basis net income totaled $1.99 billion, improved significantly from $1.86 billion in 2021

¡  Increased quarterly common stock dividend per share during 2022 from $1.10 to $1.20, resulting in $788 million payout to our shareholders

¡  Net operating income for Business Banking, Residential Mortgage (originations) and Indirect Consumer Lending segments each exceeded 2021 Operating Plan

• Grow New Customers; Develop New Markets

¡  Successfully led the organization through the acquisition of People’s United Bank

¡  Reached agreement with National Community Reinvestment Coalition on extensive Community Benefits Plan

¡  Provided exceptional leadership supporting the business, our customers, our employees, and communities

• Focus on Talent

¡  Supported the expansion of Diversity, Equity and Inclusion Office and execution of critical initiatives

¡  Increased investment in compensation programs to maintain competitiveness and retain key talent through tight labor market conditions

¡  Guided the establishment of the Community Banking team

• Optimize Risk Management

¡  Achieved strong financial performance while mitigating regulatory risks

¡  Participated on Credit Delivery Evolution Steering Committee

*  See “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s 2022 Form 10-K for a reconciliation GAAP amounts with these corresponding non-GAAP amounts

	Performance Year
	2021	2022
Salary	$765,000	$775,000
STI Payout	$1,000,000	$1,875,000
NQ Stock Options	$480,000	$500,000
PHSUs	$720,000	$1,000,000
PVSUs(1)	$1,200,000	$1,000,000
LTI Grant	$2,400,000	$2,500,000
Total Direct Compensation	$4,165,000	$5,150,000

(1) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Kevin J. Pearson

Vice Chairman

As Vice Chairman, Mr. Pearson maintains overall responsibility for M&T’s Commercial, Credit, Technology, Enterprise Initiatives & Banking Operations, Wealth and Institutional Services Divisions. For performance year 2022, the Compensation Committee considered the following performance factors (among others discussed in this CD&A) in establishing his TDC:

• Deliver Shareholder Value and Drive Business Results

¡  Diluted EPS was $11.53, down 16% from $13.80 in 2021

¡  Operating EPS* of $14.42 was up 2% from $14.11 in 2021

¡  ROTA* of 1.35% was up from 1.28% in 2021

¡  GAAP-basis net income totaled $1.99 billion, improved significantly from $1.86 billion in 2021

¡  Increased quarterly common stock dividend per share during 2022 from $1.10 to $1.20, resulting in $788 million payout to our shareholders

¡  Net operating income for Commercial, Wealth and Institutional Client Services divisions each exceeded 2021 Operating Plan

• Grow New Customers; Develop New Markets

¡  Successfully led the organization through the acquisition of People’s United

¡  Provided exceptional leadership supporting the business, our customers, our employees, and communities

• Focus on Talent

¡  Strengthened executive level talent review process

¡  Supported executive level moves and new hires in key areas to strengthen resiliency

¡  Worked on organizational design considering key retirements

• Optimize Risk Management

¡  Continued support of credit transformation to provide real-time ratings and rating accuracy

¡  Support Chief Information Officer role in developing further cyber capabilities and increasing transparency to this critical part of the organization

*  See “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s 2022 Form 10-K for a reconciliation GAAP amounts with these corresponding non-GAAP amounts

	Performance Year
	2021	2022
Salary	$765,000	$775,000
STI Payout	$1,000,000	$1,500,000
NQ Stock Options	$480,000	$500,000
PHSUs	$720,000	$1,000,000
PVSUs(1)	$1,200,000	$1,000,000
LTI Grant	$2,400,000	$2,500,000
Total Direct Compensation	$4,165,000	$4,775,000

(1) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Christopher E. Kay

Head of Consumer Lending and Business Banking

Mr. Kay is a Senior Executive Vice President and head of the Company’s
Retail, Consumer Lending and Business Banking Divisions. For
performance year 2022, the Compensation Committee considered the following performance factors (among others discussed in this CD&A) in establishing Mr. Kay’s TDC:

• Drive Business Results
¡  Consumer and Business Banking net contributions was
$965 million, exceeding plan by $361 million and prior year
by 38%
¡  Total revenue is favorable to plan, with 34% year over year results, as is pre-tax contribution, with 38% year over year results
• Grow New Customers; Develop New Markets
¡  Expanded footprint to 12 states through the acquisition of
People’s United
¡  Provided exceptional leadership supporting the business, our customers, our employees, and communities
• Focus on Talent
¡  Facilitated cultural assimilation by relocating key legacy talent into new/expanded markets
¡  Recruited Chief Digital Officer which reflects the alignment around an enterprise-wide approach to Digital

	Performance Year
	2021(2)	2022
Salary		$725,000
STI Payout		$1,000,000
NQ Stock Options		$295,000
PHSUs		$590,000
PVSUs (1)		$590,000
LTI Grant		$1,475,000
Total Direct Compensation		$3,200,000

(1) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

(2) Mr. Kay’s 2021 Performance Compensation is not listed as he was not a named executive officer for 2021.

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Retirement and Other Benefits

M&T maintains two tax-qualified retirement plans for its employees, one a defined benefit plan and the other a defined contribution plan. Messrs. Gold and Pearson participate in the defined benefit plan continuing to receive benefit accruals. Messrs. Jones and King elected to have their benefits accrued under the defined contribution plan. This election was made pursuant to a one-time election that was offered to all participants in the defined benefit plan in late 2005 to either (i) remain in the defined benefit plan and earn future benefits under a new reduced benefit formula or (ii) retain the frozen benefit in the defined benefit plan and earn future benefits under a new defined contribution plan beginning January 1, 2006. Mr. Kay was not eligible to participate in the defined benefit plan, and so he participates in the defined contribution plan.

In addition, M&T maintains nonqualified defined benefit and defined contribution retirement plans to supplement retirement benefits for the NEOs in order to make up for benefits that cannot be provided in the qualified plans due to Internal Revenue Code limits; however, compensation recognized for the purpose of these plans is capped at two times the annual Internal Revenue Code Section 401(a)(17) limit. The nonqualified plans are not funded, except as benefits are actually paid to executive officers upon retirement. Additional information regarding these retirement plans and arrangements is provided in the sections titled “Pension Benefits” and “Nonqualified Deferred Compensation.”

M&T does not provide the NEOs with severance packages beyond what is provided to employees of M&T, generally. Consequently, the NEOs have historically participated in the M&T Bank Corporation Employee Severance Pay Plan (“Severance Pay Plan”), which provides for post-employment severance payments that are tiered based upon an employee’s position and years of service, and the continuation of certain employee benefits. Upon a “Qualifying Event” (defined in the Severance Pay Plan as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position), a NEO would be entitled to benefits under the Severance Pay Plan.

Other than benefits that are generally available to employees, M&T does not maintain any individual executive severance or change in control arrangements. M&T’s compensation plans do not contain payments or benefits to NEOs that are specifically triggered by a change in control, except that the 2019 Equity Plan provides that, upon a change in control, all employees, including the NEOs, would become fully vested in any outstanding awards that were not already vested. M&T has elected to provide such acceleration because of a belief that the principal purpose of providing executive officers and other employees with equity incentives is to align their interests with those of M&T’s shareholders and that this alignment should be enhanced, not weakened, in the context of a change in control. Accelerating the vesting of equity-based compensation upon a change in control allows employees the same opportunity as other shareholders to sell shares freely following the completion of the transaction and realize the economic benefits of such transaction, without forcing them to be exposed to the post-closing performance of the acquirer. More information regarding severance benefits and the impact of a change in control can be found later in the “Potential Payments Upon Termination or Change in Control” section.

Perquisites. Generally, M&T provides limited perquisites to its NEOs. The perquisites that are provided are designed to assist NEOs in being productive and are limited to those that management and the Compensation Committee believe are consistent with M&T’s overall compensation philosophy. Given the importance of developing business relationships for M&T’s success, the NEOs are generally reimbursed for certain initiation fees and dues they incur for club memberships deemed advisable for business purposes, tax preparation, parking, meals and executive physical examinations.

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Sound Compensation and Governance Practices and Policies

M&T’s executive compensation programs are managed in consideration of the Interagency Guidance on Sound Incentive Compensation Policies and other regulatory requirements. In light of these requirements, M&T has adopted certain governance practices, which are more fully described below.

Stock Ownership and Retention Guidelines for Executives. M&T’s philosophy has been to foster a culture for its NEOs to acquire and retain M&T common stock. To bolster this philosophy, M&T maintains formal Stock Ownership and Retention Guidelines (“Stock Ownership Guidelines”) for our executive officers in order to further align their interests with those of our shareholders. The Stock Ownership Guidelines mandate that executive officers own a significant amount of M&T common stock measured as a multiple of base salary as follows:

Role	Ownership Guideline (Multiple of Base Salary)
Chairman and Chief Executive Officer	6x
Other NEOs	3x
Other executive officers	2x

M&T requires its executive officers to achieve the targeted stock ownership levels within five years of first becoming subject to the guidelines. Once the ownership threshold is met, executives are expected to maintain the required ownership amount as long as they are subject to the guidelines. Shares counted towards these guidelines include any shares held by the executive directly or through a broker, shares held through employee benefit plans, and shares held as restricted stock units or restricted stock awards, whether vested or unvested, including PHSUs. Unvested PVSUs and unexercised stock options do not count as shares held by the executive for purposes of the guidelines. If an executive officer fails to meet the requirements of this policy, the individual must hold 50% of all shares acquired from the settlement of equity awards, net of shares withheld for taxes or payment of exercise price, if applicable, until the executive meets the ownership threshold. Pursuant to the Stock Ownership Guidelines, the Compensation Committee reviews compliance with the Guidelines on an annual basis. As of February 10, 2023, all executive officers are in compliance with the Stock Ownership Guidelines.

Members of the Board are also required to own M&T common stock equal to two times their annual retainer amount.

Anti-Hedging and Anti-Pledging Policies. M&T’s Insider Trading Policy prohibits all employees from engaging in any hedging transactions or any form of short-term trading with respect to M&T securities. The Insider Trading Policy also prohibits executive officers from pledging M&T securities, except in limited circumstances. None of our NEOs pledged any M&T securities in 2022. For more information regarding the anti-hedging and anti-pledging policies, see “M&T Bank Corporation Insider Trading Policy” further above in this proxy statement.

Forfeiture Policy. M&T has a Forfeiture Policy that sets forth the circumstances under which the Compensation Committee may cause a downward adjustment in current year compensation as well as cause all or part of unvested equity awards to be canceled. Such circumstances include, but are not limited to, action or inaction on the part of an employee that results in a significant loss event (either to M&T as a whole or to a significant business line), a restatement of the financial statements due to material noncompliance with applicable financial reporting requirements, or a violation of M&T’s risk policies or procedures.

In addition, our CEO and CFO are subject to the clawback provision of the Sarbanes-Oxley Act of 2002, which generally requires that they reimburse M&T for any bonus or other incentive- or equity-based compensation and any profits on sales of M&T common stock that they receive within the 12-month period following the public issuance of financial information if there is an accounting restatement because of material noncompliance, as a result of misconduct, with any financial reporting

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requirement under the federal securities laws. In October 2022, the SEC adopted final rules implementing the incentive-based compensation recovery (clawback) provisions of the Dodd-Frank Act. The final rules direct the stock exchanges, including the NYSE, to establish listing standards requiring listed companies, such as M&T, to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. The listing standards establishing these requirements are expected to be finalized later in 2023, and M&T’s forfeiture and clawback policies will be updated as necessary to reflect such requirements.

Working together, the components of the executive compensation programs continue to drive alignment of our NEOs’ interests with those of our shareholders, are consistent with the safety and soundness of M&T and provide an enhanced ability to account for the duration of risks and adjust compensation in the event of misconduct or adverse risk outcomes.

Incentive Compensation Governance and Compensation Risk Assessment. M&T works continuously to ensure effective controls are in place for its incentive compensation programs. As part of M&T’s enhanced enterprise risk framework, control functions, including Human Resources, Finance, Compliance, Legal, Internal Audit, and Risk Management, are actively involved in the oversight of M&T’s incentive compensation programs. In addition, M&T’s Chief Risk Officer (“CRO”) meets with the Compensation Committee to discuss M&T’s risk scorecard, which details the CRO’s assessment of risk management at M&T.

Active and effective oversight of M&T’s incentive compensation practices is also provided by the Compensation Committee. The Compensation Committee is responsible for maintaining M&T’s Forfeiture Policy and determining the appropriate pay mix and total compensation for M&T’s NEOs. Additionally, the Compensation Committee is responsible for establishing the appropriate performance measure for performance-based stock unit awards. Reviews of M&T’s compensation plans and practices by the Compensation Committee and M&T management did not identify any plan that was reasonably likely to have a material adverse impact on the bank or that would incentivize excessive risk-taking.

Tax Matters

Internal Revenue Code Section 162(m) generally imposes a $1 million cap on the deductibility of compensation paid to certain executive officers of a publicly held corporation during a year. The executive officers to whom Section 162(m) applies for 2022 include M&T’s CEO and CFO, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. The Compensation Committee considers tax consequences to M&T as one of many factors when it makes compensation determinations, and will award compensation to NEOs that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible for income tax purposes.

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COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation and Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report was adopted by the Compensation and Human Capital Committee of the Board of Directors on February 10, 2023:

Gary N. Geisel, Chair

Melinda R. Rich

Herbert Washington

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EXECUTIVE COMPENSATION

The following table contains information concerning the compensation of M&T’s NEOs in the fiscal years ended December 31, 2022, 2021 and 2020.

2022 Summary Compensation Table

Name and Principal Position	Yr.	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non- Equity In- centive Plan Comp. ($)	Change in Pension Value and Non- Qualified Deferred Comp. Earnings(2) ($)	All Other Comp.(3),(4) ($)	Total ($)
René F. Jones	2022	1,000,000	2,400,000	4,240,259	1,060,019	—	—	115,429	8,815,707
Chairman &	2021	1,000,000	1,500,000	3,400,240	850,016	—	—	117,918	6,868,174
Chief Executive Officer	2020	1,000,000	750,000	2,662,566	887,521	—	66,115	165,805	5,532,007
Darren J. King	2022	685,000	1,100,000	1,120,110	280,038	—	—	92,599	3,277,747
Senior Executive Vice President &	2021	685,000	815,000	1,116,192	279,007	—	—	89,524	2,984,723
Chief Financial Officer	2020	685,000	520,000	990,308	330,005	—	28,017	108,749	2,662,079
Richard S. Gold	2022	775,000	1,875,000	1,920,092	480,006	—	—	61,643	5,111,741
President &	2021	765,000	1,000,000	1,849,811	462,417	—	94,168	68,039	4,239,434
Chief Operating Officer	2020	765,000	598,000	1,724,171	431,018	—	351,528	100,356	3,970,073
Kevin J. Pearson	2022	775,000	1,500,000	1,920,092	480,006	—	—	57,979	4,733,077
Senior Executive Vice President &	2021	765,000	1,000,000	1,849,811	462,417	—	85,753	64,624	4,227,604
Vice Chairman—M&T Bank	2020	765,000	598,000	1,616,367	538,772	—	367,746	94,696	3,980,581
Christopher E. Kay	2022	725,000	1,000,000	1,040,163	260,009	—	—	61,015	3,086,187
Senior Executive Vice President	2021	—	—	—	—	—	—	—	—
Head of Consumer Lending & Business Banking	2020	—	—	—	—	—	—	—	—

(1)

The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs. The grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

The grant date fair value of stock awards for 2022 reflected in this column is based on the closing price of M&T common stock on January 29, 2022, or $169.38. These amounts were calculated in accordance with applicable accounting guidance (i.e., at target for PVSUs awarded in 2022). At the maximum level of performance, the value of the PVSUs awarded in 2022 would be: $3,975,179 for Mr. Jones; $1,050,071 for Mr. King; $1,800,086 for Mr. Gold; $1,800,086 for Mr. Pearson; and $975,121 for Mr. Kay.

For purposes of determining the fair value of stock option awards, we use an option pricing model and the assumptions provided in the table below. M&T determines the dividend yield by dividing the current annual dividend on M&T’s common stock by the option exercise price. A historical weekly measurement of volatility is determined based on the expected life of the option granted. The risk-free interest rate is determined by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted. Expected life is determined by reference to the M&T’s historical experience.

Dividend Yield	2.83%
Volatility	32.46
Risk-Free Interest Rate	1.75%
Expected Life (Years)	6.50

(2)

This column includes the aggregate positive change in actuarial present value of each NEO’s accumulated benefit under the M&T Bank Corporation Pension Plan (“Qualified Pension Plan”) and M&T Bank Corporation Supplemental Pension Plan (“Supplemental Pension Plan”). In accordance with SEC rules, to the extent the aggregate change in present value of all defined benefit plans for a particular fiscal year would have been a negative amount, the amount has instead been reported as $0 and the aggregate compensation for the NEO in the “Total” column has not been adjusted to reflect the negative amount. The negative amounts are as follows: $(98,579) for Mr. Jones; $(45,086) for Mr. King; $(284,172) for Mr. Gold; and $(333,066) for Mr. Pearson. Mr. Kay does not participate in the Pension Plan. The assumptions used to calculate the present value of accumulated benefits are the same as those used for Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation-Retirement Benefits (“FASB ASC Topic 715”) financial statement disclosure purposes, except that no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2022 is calculated assuming the executive commences his or her accrued benefit earned through December 31, 2022 at normal retirement age. See Note 13 to the Financial Statements of M&T Bank Corporation in its Annual Report on Form 10-K, which was filed with the SEC on February 22, 2023.

Normal retirement age is age 65 for all participants. It is assumed that the participants will elect the single life annuity form.

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(3)	This column includes information from the following table for each NEO in 2022:

Name	Retirement Savings Plan ($)	Leadership Retirement Savings Plan ($)	Qualified Retirement Accumulation Account ($)	Leadership Retirement Accumulation Account ($)	Term Life Insurance Premiums ($)
René F. Jones	15,250	15,250	19,825	19,825	4,902
Darren J. King	15,250	15,250	15,250	15,250	1,242
Richard Gold	15,250	15,250	—	—	2,637
Kevin J. Pearson	15,250	15,250	—	—	7,524
Christopher E. Kay	15,250	15,250	6,863	6,863	1,553

(4)	Perquisites provided to the NEOs in 2022 included the following (as indicted by “X”):

Name	Club Membership Dues & Expenses	Tax Preparation	Parking	Meals	Executive Physical
René F. Jones	X	X	X	X	X
Darren J. King	X	X	X	X
Richard Gold	X	X	X	X
Kevin J. Pearson		X	X	X
Christopher E. Kay			X	X	X

No perquisites provided in 2022 exceeded the greater of $25,000 or 10% of the total perquisites provided to each NEO.

CEO Pay Ratio

In accordance with the final rule issued under section 953(b) of the Dodd-Frank Act, companies, including M&T, are required to disclose the ratio of the total annual compensation of their CEO to that of their median employee. The SEC rules require disclosure of (i) the median of the annual total compensation of all employees of M&T, except the CEO; (ii) the annual total compensation of the CEO; and (iii) the ratio of the amount of annual total compensation of the CEO to the amount of the median annual total compensation of all employees of M&T. Because the SEC rules do not mandate a particular approach to determining the median employee, M&T has employed the following approach:

As allowed under section 953(b), we have chosen a new median employee for purposes of this disclosure. A new median employee was identified this year as the company continued to make significant investments in the employee population. In addition, M&T’s employee base increased as the result of the People’s United acquisition. Our median employee was identified by calculating the total cash compensation and equity awards granted within the twelve months prior to December 29, 2022 to all domestic employees, excluding the CEO, employed as of December 29, 2022. The fixed compensation of employees hired during the year was annualized.

Additionally, non-U.S. employees account for 0.51% of M&T’s employees and therefore have been excluded under the de minimis exemption allowed by the rule. These non-U.S. employees being excluded are from Canada (9 employees), France (1 employee), the United Kingdom (70 employees), Germany (8 employees) and Ireland (27 employees).

Total non-U.S. employees:	115
Total U.S. employees:	22,619

As calculated using the methodology required for the Summary Compensation Table, the annual total compensation of Mr. Jones was $8,815,707 and the annual total compensation of the median employee for the corresponding period was $79,403, which yields a ratio of 111 to 1.

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Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2022.

2022 Grants of Plan-Based Awards

Name	Grant Date	C&HC Committee Approval Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(1) (#)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold	Target	Max.	Threshold	Target	Max.
René F. Jones	1/31/2022	1/27/2022	—	—	—	0	15,646	23,469				2,650,119
	1/31/2022	1/27/2022	—	—	—		9,388					1,590,139
	1/31/2022	1/27/2022	—	—	—					22,969	169.38	1,060,019
Darren J. King	1/31/2022	1/27/2022	—	—	—	0	4,133	6,200				700,048
	1/31/2022	1/27/2022	—	—	—		2,480					420,062
	1/31/2022	1/27/2022	—	—	—					6,068	169.38	280,038
Richard S. Gold	1/31/2022	1/27/2022	—	—	—	0	7,085	10,628				1,200,057
	1/31/2022	1/27/2022	—	—	—		4,251					720,034
	1/31/2022	1/27/2022	—	—	—					10,401	169.38	480,006
Kevin J. Pearson	1/31/2022	1/27/2022	—	—	—	0	7,085	10,628				1,200,057
	1/31/2022	1/27/2022	—	—	—		4,251					720,034
	1/31/2022	1/27/2022	—	—	—					10,401	169.38	480,006
Christopher E. Kay	1/31/2022	1/27/2022	—	—	—	0	3,838	5,757				650,080
	1/31/2022	1/27/2022	—	—	—		2,303					380,082
	1/31/2022	1/27/2022	—	—	—					5,634	169.38	260,009

(1)

Vesting of the PVSU awards granted to the NEOs in 2022, which appears in the first row for each NEO, is scheduled to occur on a three-year cliff basis. The PVSUs are earned only to the extent M&T performance is achieved against a pre-established absolute and relative net operating ROTCE metric (“PVSU Performance Metric”) for the three-year performance period of 2022–2024, with performance certified by the Compensation Committee in the first quarter of 2025. Depending on the level of the PVSU Performance Metric achieved, the number of shares vesting will be a range between 0% to 150% of the initial award value and will include any accumulated reinvested dividend equivalent units. The awards issued allow for accelerated vesting at target in cases of death and disability, on a pro-rata basis for an involuntary termination without cause, or based on the greater of target or actual performance achieved in the case of a change in control.

(2)

Vesting of the PHSU awards granted to the NEOs in 2022, which appears in the second row for each NEO, is scheduled to occur on a graduated basis with 33% vesting on January 31, 2023, an additional 33% vesting on January 31, 2024 and the remaining 34% vesting on January 31, 2025. Each vesting is contingent upon M&T achieving a pre-established net operating ROTCE metric (“PHSU Performance Hurdle”). Awards are only payable at the target level; if the PHSU Performance Hurdle is not satisfied for a given year, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the Compensation Committee. The awards allow for accelerated vesting in cases of death, disability, position elimination, retirement or a change in control.

(3)

Vesting of the stock option awards granted to the NEOs in 2022 is scheduled to occur on a graduated basis with 33% vesting on January 31, 2023, an additional 33% vesting on January 31, 2024 and the remaining 34% vesting on January 31, 2025. The awards expire 10 years from the grant date. The awards allow for accelerated vesting in cases of death, disability, or a change in control with an exercise period of one year from the date of termination (but not beyond 10 years from the date of grant). Upon retirement, the awards continue to vest according to the schedule noted above with an exercise period equal to the lesser of four years following the date of retirement or 10 years from the date of grant.

(4)

The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs in 2022. The grant date fair values are calculated in accordance with FASB ASC Topic 718.

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Outstanding Equity Awards at Fiscal Year-End

The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2022 for the NEOs.

Outstanding Equity Awards at 2022 Fiscal Year-End

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)(3)(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
René F. Jones	16,770	—	—	190.78	1/31/2028	—	—	—	—
	22,215	—	—	164.54	1/31/2029	—	—	—	—
	20,360	10,181	—	173.04	2/5/2030	—	—	—	—
	9,244	18,489	—	132.47	1/29/2031	—	—	—	—
	—	22,969	—	169.38	1/31/2032	21,364	3,099,062	53,115	7,704,862
Darren J. King	6,038	—	—	190.78	1/31/2028	—	—	—	—
	7,742	—	—	164.54	1/31/2029	—	—	—	—
	7,570	3,786	—	173.04	2/5/2030	—	—	—	—
	3,034	6,069	—	132.47	1/29/2031	—	—	—	—
	—	6,068	—	169.38	1/31/2032	6,561	951,739	16,258	2,358,385
Richard S. Gold	10,062	—	—	190.78	1/31/2028	—	—	—	—
	13,296	—	—	164.54	1/31/2029	—	—	—	—
	9,888	4,944	—	173.04	2/5/2030	—	—	—	—
	5,029	10,058	—	132.47	1/29/2031	—	—	—	—
	—	10,401	—	169.38	1/31/2032	10,982	1,593,049	28,262	4,099,686
Kevin J. Pearson	10,062	—	—	190.78	1/31/2028	—	—	—	—
	13,296	—	—	164.54	1/31/2029	—	—	—	—
	12,360	6,180	—	173.04	2/5/2030	—	—	—	—
	5,029	10,058	—	132.47	1/29/2031	—	—	—	—
	—	10,401	—	169.38	1/31/2032	10,982	1,593,049	27,228	3,949,694
Christopher E. Kay	—	5,634	—	169.38	1/31/2032	7,524	1,091,431	5,929	860,061

(1)	Vesting details provided below in separate chart for Options, PHSUs and PVSUs.

(2)

Vesting of the PHSU awards granted to the NEOs in 2020, 2021 and 2022 occurs on a graduated basis with 33% of the award vesting on the first anniversary of the grant date, an additional 33% of the award vesting on the second anniversary of the grant date, and the remaining 34% of the award vesting on the third anniversary of the grant date. Each vesting is contingent upon M&T achieving the pre-established PHSU Performance Hurdle. If the PHSU Performance Hurdle is not satisfied for a given period, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the Compensation Committee. Note that with respect to the 2019 awards, the award agreements issued under the 2009 Equity Incentive Compensation Plan allow for accelerated vesting in cases of death, disability, retirement or a change in control, while the 2020, 2021 and 2022 awards which were issued under the 2019 Equity Incentive Compensation Plan allow accelerated vesting in the aforementioned cases plus in situations of a position elimination. See footnotes (1), (2) and (3) to the table set forth above titled “2022 Grants of Plan-Based Awards” for the vesting schedule of the stock awards granted to the NEOs in 2022. See the below chart for more detailed information concerning the number of outstanding shares from each PHSU grant that remain unvested and their corresponding vesting dates.

(3)

Vesting of the PVSU award granted to the NEOs in 2022 occurs on a 3-year cliff basis and has a payout range of 0% to 150% based on pre-established absolute and relative ROTCE performance over the 3-year performance period. Shares in this column include the accrued Dividend Equivalent Units, which accrue quarterly at the time the quarterly dividend is paid and reflect maximum payout at 150%. See the below chart for more detailed information concerning the number of outstanding shares from each PVSU grant that remain unvested and their corresponding vesting dates.

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(4)

The PVSUs granted on February 5, 2020, with a performance period of January 1, 2020 through December 31, 2022, vested on December 31, 2022, and were earned based on the level of achievement against the pre-established performance metrics as determined by the Compensation Committee on February 10, 2023. These PVSUs are reflected in the 2022 Options Exercised and Stock Vested table.

Name	Grant Date	Total Unvested Options Outstanding	Options Not Vested	Remaining Vesting Dates
René F. Jones	2/5/20	10,181	10,181	2/5/23
	1/29/21	18,489	9,244	1/29/23
			9,245	1/29/24
	1/31/22	22,969	7,656	1/31/23
			7,656	1/31/24
			7,657	1/31/25
Darren J. King	2/5/20	3,786	3,786	2/5/23
	1/29/21	6,069	3,034	1/29/23
			3,035	1/29/24
	1/31/22	6,068	2,022	1/31/23
			2,023	1/31/24
			2,023	1/31/25
Richard S. Gold	2/5/20	4,944	4,944	2/5/23
	1/29/21	10,058	5,029	1/29/23
			5,029	1/29/24
	1/31/22	10,401	3,467	1/31/23
			3,467	1/31/24
			3,467	1/31/25
Kevin J. Pearson	2/5/20	6,180	6,180	2/5/23
	1/29/21	10,058	5,029	1/29/23
			5,029	1/29/24
	1/31/22	10,401	3,467	1/31/23
			3,467	1/31/24
			3,467	1/31/25
Christopher E. Kay	1/31/22	5,634	1,878	1/31/23
			1,878	1/31/24
			1,878	1/31/25

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Name	Grant Date	Performance Based Stock Units Granted	Performance Based Stock Units Not Vested		Remaining Vesting Dates
René F. Jones	2/5/20	10,258	3,420		2/5/23
	1/29/21	12,834	4,278		1/29/23
			4,278		1/29/24
	1/29/21	12,834	13,620	(a)	12/31/23
	1/31/22	9,388	3,129		1/31/23
			3,129		1/31/24
			3,130		1/31/25
	1/31/22	15,646	16,116	(a)	12/31/24
Darren J. King	2/5/20	3,815	1,272		2/5/23
	1/29/21	4,213	1,404		1/29/23
			1,405		1/29/24
	1/29/21	4,213	4,471	(a)	12/31/23
	1/31/22	2,480	826		1/31/23
			827		1/31/24
			827		1/31/25
	1/31/22	4,133	4,257	(a)	12/31/24
Richard S. Gold	2/5/20	6,227	2,076		2/5/23
	1/29/21	6,982	2,327		1/29/23
			2,328		1/29/24
	1/29/21	6,982	7,410	(a)	12/31/23
	1/31/22	4,251	1,416		1/31/23
			1,417		1/31/24
			1,418		1/31/25
	1/31/22	7,085	7,298	(a)	12/31/24
Kevin J. Pearson	2/5/20	6,227	2,076		2/5/23
	1/29/21	6,982	2,327		1/29/23
			2,328		1/29/24
	1/29/21	6,982	7,410	(a)	12/31/23
	1/31/22	4,251	1,416		1/31/23
			1,417		1/31/24
			1,418		1/31/25
	1/31/22	7,085	7,298	(a)	12/31/24
Christopher E. Kay	2/5/20	4,335	1,446		2/5/23
	1/29/21	5,662	1,887		1/29/23
			1,888		1/29/24
	1/31/22	2,303	767		1/31/23
			768		1/31/24
			768		1/31/25
	1/31/22	3,838	3,953	(a)	12/31/24

(a)

Awards indicated are PVSUs with a three-year cliff vesting schedule with payouts ranging from 0% to 150% of target based on absolute and relative ROTCE performance. Also included in these figures are the accrued reinvested dividend equivalent units which are accrued on a quarterly basis and will pay out at the time the underlying shares vest and are subject to the same performance payout percentage. The PVSUs vest on December 31 of the last year of the three-year performance period, as indicated in the chart, but are not actually earned and settled until after the level of achievement against the pre-established performance metrics is determined by the Compensation Committee, which is completed in the first quarter of the year following the three-year performance period.

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Options Exercised and Stock Vested

The following table sets forth the number of stock option awards exercised and the value realized upon exercise during 2022 for the NEOs, as well as the number of stock awards vested and the value realized upon vesting.

2022 Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
René F. Jones	—	—	16,588	2,855,122
Darren J. King	—	—	5,890	1,013,209
Richard S. Gold	—	—	10,359	1,774,119
Kevin J. Pearson	—	—	9,766	1,679,820
Christopher E. Kay	—	—	3,332	605,512

(1)

Includes PVSUs granted on February 5, 2020 with a performance period of January 1, 2020 through December 31, 2022. The PVSUs vested on December 31, 2022 and were earned after the level of achievement 86% against the pre-established performance metrics was determined by the Compensation Committee on February 10, 2023.

(2)	Amounts were calculated using the closing price of M&T’s common stock on the NYSE on the vesting dates.

Pension Benefits

The following table sets forth the present value of the accumulated pension benefits for the NEOs.

2022 Pension Benefits(1)(5)

Name	Plan Name	Number of Years Credited Service(3)	Present Value of Accumulated Benefit ($)	Payments during Last Fiscal Year ($)
René F. Jones	Qualified Pension Plan(2)	13	239,638	—
Darren J. King	Qualified Pension Plan(2)	5	79,028	—
Richard S. Gold	Qualified Pension Plan(2)	33	1,043,663	—
	Supplemental Pension Plan(2)(4)	33	344,587	—
Kevin J. Pearson	Qualified Pension Plan(2)	33	1,083,732	—
	Supplemental Pension Plan(2)(4)	33	342,266	—

(1)	Please refer to footnote (2) to the “2022 Summary Compensation Table” for the assumptions used to calculate the present value of accumulated benefits.

(2)

The Qualified Pension Plan provides tax-qualified pension benefits for a broad base of M&T employees. Effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005. Benefits accrued under the prior formula as of December 31, 2005 were frozen and all Qualified Pension Plan participants, including each NEO (other than Mr. Kay, who was never eligible to participate in the Qualified Pension Plan), were given a one-time election to remain in the Qualified Pension Plan and earn future benefits under a new reduced pension benefit formula, or to retain the frozen benefit in the Qualified Pension Plan and earn future enhanced benefits under a new component of the M&T Bank Corporation Retirement Savings Plan known as the “Qualified RAA.” Under the Qualified RAA, each participant’s retirement benefit equals the sum of (a) the participant’s accrued benefit as of December 31, 2005 and (b) for each year of credited service earned after December 31, 2005, the sum of (i) 1% of compensation for the plan year plus (ii) 0.35% of compensation for the plan year in excess of 50% of that year’s Social Security wage base. Messrs. Pearson and Gold elected to remain in the Qualified Pension Plan for periods on and after January 1, 2006. Messrs. Jones and King elected to discontinue their future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006. Messrs. Jones and King have an accrued benefit under the Qualified Pension Plan as of December 31, 2005 but have ceased to earn any benefit accrual service and any further benefit under the Qualified Pension Plan as of January 1, 2006.

(3)

The years of credited service for all of the NEOs are based only on their service while eligible for participation in the Qualified Pension Plan. Generally, a participant must be paid for at least 1,000 hours of work during a plan year to be credited with a year of service for purposes of the Qualified Pension Plan.

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(4)

As described in footnote (2) above, effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005, and participants were given the opportunity to elect whether to continue participation in the Qualified Pension Plan and the Supplemental Pension Plan. Of the NEOs, Messrs. Pearson and Gold elected to continue to participate in the revised Qualified Pension Plan and, as such, they continue to be participants in the Supplemental Pension Plan. Messrs. Jones and King elected to discontinue their future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006. M&T maintains a nonqualified deferred compensation plan that is designed to provide participants with contributions that cannot be provided under the Qualified RAA because of the Internal Revenue Code Section 401(a)(17) compensation limit. For purposes of those contributions, compensation is capped at two times the annual Internal Revenue Code Section 401(a)(17) limit. For 2022, the Internal Revenue Code Section 401(a)(17) limit was $305,000 resulting in a plan compensation maximum of $610,000. Messrs. Jones and King participated in the nonqualified deferred compensation plan in 2022 and were credited with a contribution for 2022 as reported below under the discussion of 2022 Nonqualified Deferred Compensation Plans.

(5)	Mr. Kay is not a participant in the Qualified Pension Plan or Supplemental Pension Plan.

Explanation of 2022 Pension Benefits Table. The 2022 Pension Benefits Table indicates, for each of the Qualified Pension Plan and the Supplemental Pension Plan, the NEO’s number of years of credited service, present value of accumulated benefit and any payments made during the year ended December 31, 2022. See footnote (2) to the “2022 Summary Compensation Table.”

The amounts indicated in the column titled “Present Value of Accumulated Benefit” represent the lump-sum value as of December 31, 2022, of the annual benefit that was earned by the NEOs as of December 31, 2022, assuming payment begins at each executive’s normal retirement age, or their current age, if later. The normal retirement age is defined as age 65 in the Qualified Pension Plan and the Supplemental Pension Plan. Certain assumptions were used to determine the present value of accumulated benefits payable at normal retirement age. Those assumptions are described in footnote (2) to the “2022 Summary Compensation Table.” Certain material terms of each of the Qualified Pension Plan and the Supplemental Pension Plan are summarized in the footnotes to the “2022 Pension Benefits Table” and in the narrative below.

Qualified Pension Plan.

Benefits under the Qualified Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. If the NEO is married on the date payments are to begin under the Qualified Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary unless the NEO elects another form of payment with the consent of the spouse. None of the NEOs are eligible to elect to receive the benefit due under the Qualified Pension Plan in the form of a one-time lump sum payment. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the NEO, benefits are reduced from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan. A participant’s benefit under the Qualified Pension Plan is generally payable as an annuity with monthly benefit payments. The Qualified Pension Plan benefits of all participants, including those benefits of NEOs, are payable from the assets held by an irrevocable, tax-exempt trust. In calculating a participant’s benefit, annual compensation in excess of the annual Internal Revenue Code 401(a)(17) limit may not be considered.

A participant is eligible for early retirement under the Qualified Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service. An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age. At December 31, 2022, Mr. King was not eligible for early retirement and Messrs. Jones, Gold and Pearson were eligible for early retirement. Benefits under the Qualified Pension Plan are 100% vested after an employee has completed at least five years of service, and each NEO is 100% vested in his benefits in the Qualified Pension Plan.

Supplemental Pension Plan.

The Supplemental Pension Plan provides a benefit that is intended to make up for benefits that cannot be provided under the Qualified Pension Plan due to the Internal Revenue Code

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Section 401(a)(17) compensation limit. Under the Supplemental Pension Plan, compensation up to two times the annual Internal Revenue Code Section 401(a)(17) limit may be considered. For 2022, the Internal Revenue Code Section 401(a)(17) limit was $305,000 resulting in a compensation maximum of $610,000.

Generally, benefits under the Supplemental Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. The Supplemental Pension Plan allows a NEO to elect to receive the benefit due under the plan in the form of a one-time lump sum payment. If benefits are paid as a lump sum payment, benefits are adjusted from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.

The pension benefit under the Supplemental Pension Plan is reduced in the same manner as under the Qualified Pension Plan if it begins to be paid before normal retirement age and continues to accrue in the same manner as under the Qualified Pension Plan if it begins to be paid after the normal retirement age.

Service is determined under the Supplemental Pension Plan in the same manner as under the Qualified Pension Plan, as described above. The vesting schedule in the Supplemental Pension Plan is the same as in the Qualified Pension Plan and all of the NEOs are 100% vested in their benefits in the Supplemental Pension Plan.

A participant is eligible for early retirement under the Supplemental Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service. An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age. At December 31, 2022, Messrs. Jones, Gold and Pearson were eligible for early retirement, while Mr. King was not eligible for early retirement.

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Nonqualified Deferred Compensation

The following table sets forth contributions, earnings and year-end balances for 2022 with respect to nonqualified deferred compensation for the NEOs.

2022 Nonqualified Deferred Compensation

Name	Nonqualified Deferred Compensation Component	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last FYE(5) ($)
René F. Jones	Leadership Deferral/Match	125,000	15,250	(87,461)	(699,044)	489,856
	Leadership RAA	—	19,825	(7,913)	—	43,694
Darren J. King	Leadership Deferral/Match	150,000	15,250	(189,314)	—	911,318
	Leadership RAA	—	15,250	(25,326)	—	139,088
Richard S. Gold	Leadership Deferral/Match	154,769	15,250	(120,064)	—	853,261
	Leadership RAA	—	—	—	—	—
Kevin J. Pearson	Leadership Deferral/Match	138,692	15,250	(370,908)	—	1,092,813
	Leadership RAA	—	—	—	—	—
Christopher E. Kay	Leadership Deferral/Match	72,356	15,250	(74,054)	—	149,442
	Leadership RAA	—	6,863	(4,738)		5,404

(1)

The executive contributions to the Leadership Deferral/Match component were based on the NEOs’ deferral elections and the salaries set forth in the “2022 Summary Compensation Table.” The salaries in the “2022 Summary Compensation Table” include these contributions. Beginning in 2020, the NEO’s had the opportunity to also make deferrals from their cash STI compensation.

(2)

This column represents M&T matching contributions made by M&T attributable to 2022 based on compensation earned and service performed during the year. These contributions by M&T to the Leadership Deferral/Match and the Leadership RAA components attributable to 2022 were made after December 31, 2022 and are not reflected in the aggregate year-end balance for each NEO.

(3)

This column reflects earnings or losses on nonqualified deferred compensation account balances in 2022. Earnings may increase or decrease depending on the performance of the elected investment options. Earnings on these plans are not “above-market” and thus are not reported in the “2022 Summary Compensation Table.” Plan balances may be invested in various mutual funds and common stock. Investment returns on those funds and common stock ranged from (29.56%) to 1.79% for the year ended December 31, 2022.

(4)	This column reflects an automatic distribution, including phantom common stock units, from this account pursuant to an election Mr. Jones made in 2008.

(5)

This column represents the year-end balances of the NEOs’ nonqualified deferred compensation accounts. These balances include NEOs’ and M&T contributions that were included in the Summary Compensation Tables in previous years; such contribution amounts were reported each year in the "All Other Compensation" column of the Summary Compensation Table and are quantified by footnote thereto. Amounts in this column include earnings that were not previously reported in the respective year’s Summary Compensation Table because they were not “above-market” earnings.

Overview of Nonqualified Deferred Compensation Plans. M&T maintains the Leadership Retirement Savings Plan, a nonqualified deferred compensation plan. See footnote (3) to the “2022 Summary Compensation Table” for information regarding M&T Bank’s contribution to the Leadership Retirement Savings Plan on behalf of each of the NEOs for 2022.

Leadership Retirement Savings Plan—Overview

The Leadership Retirement Savings Plan is an unfunded, nonqualified defined contribution plan offered to select members of management and other highly compensated employees of M&T. It is intended to make up for benefits that cannot be provided under the Retirement Savings Plan due to the Internal Revenue Code Section 401(a)(17) compensation limit. It consists of two components— Leadership Deferral/Match and Leadership RAA—and provides benefits in excess of those provided

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under the Qualified 401(k) and Qualified RAA components of the Retirement Savings Plan, which are described below.

Under the tax-qualified 401(k) (the “Qualified 401(k)”) component of the Retirement Savings Plan, a participant may elect to contribute up to 50% of compensation (subject to the Internal Revenue Code Section 401(a)(17) limit), in which event, the participant will be credited with a matching employer contribution equal to 100% of contributions that do not exceed 5% of the participant’s compensation. All participants are always 100% vested in all contributions in the Qualified 401(k) Plan. All NEOs participate in the Qualified 401(k) Plan.

Under the Qualified RAA component of the Retirement Savings Plan, a participant hired prior to December 31, 2019 will be credited with an employer contribution based on a percentage of compensation (subject to the Internal Revenue Code 401(a)(17) compensation limit) and the participant’s years of service recognized under the plan. The employer contribution will be made for each year in which the participant is credited with at least 1,000 hours of service and is employed by M&T on December 31st of such year (or for such years where employment was terminated during the year due to retirement, death or disability). Benefits under the Qualified RAA component are subject to a five-year vesting schedule. As explained in the discussion of the “2022 Pension Benefits Table,” Messrs. Jones and King participate in the Qualified RAA, and are fully vested in the Qualified RAA benefits based on their years of service. Mr. Kay became eligible to participate in the Qualified RAA in 2019 and remains subject to a five-year vesting schedule.

Leadership Retirement Savings Plan—Leadership Deferral/Match

The Leadership Deferral/Match component of the Leadership Retirement Savings Plan is designed to provide compensation deferral opportunities and matching contributions that cannot be provided under the Qualified 401(k) component of the Retirement Savings Plan due to the Internal Revenue Code Section 401(a)(17) compensation limit. All of the NEOs participate in the Leadership Deferral/Match component.

Under the Leadership Deferral/Match component, a participant may elect to contribute up to 50% of compensation, capped at two times the annual Internal Revenue Code Section 401(a)(17) limit. The participant must elect the contribution percentage before the beginning of the plan year. For 2022, the Internal Revenue Code Section 401(a)(17) compensation limit was $305,000 resulting in a compensation maximum of $610,000.

Additionally, select members of management who contribute to the Leadership Deferral/Match component for a given plan year are credited with a matching employer contribution under the Leadership Deferral/Match component, determined under the same matching formula as in the Qualified 401(k) component of the Retirement Savings Plan (equal to 100% of contributions that do not exceed 5% of the participant’s compensation). All of the NEOs were credited with a maximum company matching contribution of $15,250 under the Leadership Retirement Savings Plan for the 2022 plan year. Company matching contributions for 2022 under the Leadership Deferral/Match component are credited to the participant’s bookkeeping account in the first quarter of 2023. These values are also reflected in the “Leadership Retirement Savings Plan” column set forth in footnote (3) of the “2022 Summary Compensation Table.”

A participant is always 100% vested in both his own contributions and the employer matching contributions, and all earnings thereon under the Leadership Deferral/Match component. The Leadership Retirement Savings Plan provides that a participant may elect to receive benefits at a specified age or date, upon separation from service, at death or disability, or at the earliest of these events. A participant may elect to receive benefits in the form of a single lump sum or in annual installments payable over 5 or 10 years. Elections are made with respect to each year’s contribution to the Leadership Deferral/Match

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component prior to the beginning of each plan year. All payments from the Leadership Deferral/Match component are made in the form of cash.

Leadership Retirement Savings Plan—Leadership Retirement Accumulation Account

The Leadership RAA component of the Leadership Retirement Savings Plan is designed to provide participants with benefits that cannot be provided under the Qualified RAA as a result of the Internal Revenue Code Section 401(a)(17) compensation limit. Messrs. Jones, King and Kay participated in the Leadership RAA. Mr. Kay became eligible for the Leadership RAA in 2019.

For a given plan year, the Leadership RAA component credits a contribution on behalf of a participant that is equal to the difference between (1) the contribution that would be provided based on the participant’s compensation under the Qualified RAA if the Internal Revenue Code Section 401(a)(17) limit did not exist, up to two times the Internal Revenue Code Section 401(a)(17) limit, and (2) the contribution actually provided under the Qualified RAA. Mr. Jones was credited with a Leadership RAA contribution of $19,825 for the 2022 plan year. Mr. King was credited with Leadership RAA contribution of $15,250 for the 2022 plan year. Mr. Kay received a Leadership RAA contribution of $6,863 for the 2022 plan year, subject to a vesting schedule. The book reserve accounts attributable to Leadership RAA contributions are subject to the same vesting schedule as the accounts in the Qualified RAA, and Messrs. Jones and King are fully vested in their Leadership RAA account. Company contributions for 2022 under the Leadership RAA are credited to the participant’s bookkeeping account in the first quarter of 2023. Service in the Leadership RAA is determined in the same manner as under the Qualified RAA. These values are also reflected in the “Leadership Retirement Accumulation Account” column set forth in footnote (3) of the “2022 Summary Compensation Table.” For 2022, the Internal Revenue Code Section 401(a)(17) compensation limit was $305,000, resulting in a compensation maximum of $610,000.

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Potential Payments Upon Termination or Change in Control

The following table indicates the potential post-employment payments and benefits for the NEOs in the events indicated below as though termination of employment occurred on December 31, 2022.

M&T maintains certain arrangements, plans and programs under which our NEOs would be eligible to receive severance payments and other benefits upon termination of employment or a change in control of the company. M&T also sponsors a number of broad-based health, life and disability benefit programs for its employees, in which the NEOs also participate, such as short- and long-term disability coverage and group term life insurance coverage, which are not included below.

While our plans provide for the payout amounts indicated below, actual amounts that M&T may pay out and the assumptions used in arriving at such amounts can only be determined at the time of such executive’s termination or change in control and could differ materially from the amounts set forth below. Our plans do not provide for any payment at, following or in connection with a termination for cause.

2022 Post-Employment Benefits

Name	Involuntary / without cause(1) ($)	Death / Disability(2) ($)	Retirement(3) ($)	Change in Control(4) ($)
René F. Jones(5)
Severance and Health Benefit Coverage	2,038,258	—	—	2,038,258
LTI(6)	5,544,648	7,761,730	7,761,730	7,761,730
Total	7,582,906	7,761,730	7,761,730	9,799,988
Darren J. King(5)(7)
Severance and Health Benefit Coverage	1,405,648	—	—	1,405,648
LTI(6)	1,704,578	2,332,459	—	2,332,459
Total	3,110,226	2,332,459	—	3,738,107
Richard S. Gold(5)
Severance and Health Benefit Coverage	1,589,050	—	—	1,589,050
LTI(6)	2,852,439	3,916,462	3,916,462	3,916,462
Total	4,441,489	3,916,462	3,916,462	5,505,512
Kevin J. Pearson(5)
Severance and Health Benefit Coverage	1,589,050	—	—	1,589,050
LTI(6)	2,852,439	3,916,462	3,916,462	3,916,462
Total	4,441,489	3,916,462	3,916,462	5,505,512
Christopher E. Kay(5)
Severance and Health Benefit Coverage	1,486,914	—	—	1,486,914
LTI(6)	1,282,582	1,664,884	—	1,664,884
Total	2,769,496	1,664,884	—	3,151,798

(1)

In the event of an involuntary termination without cause (i) unvested PVSUs will accelerate at target, but the payout will be prorated to reflect number of months of service provided over the 36-month performance period; (ii) unvested PHSUs will accelerate at target and (iii) NQ Stock Options continue to vest for one year following termination and the exercise period ends on the earlier of one year following termination or the original 10-year expiration date.

(2)	All vesting restrictions lapse immediately upon death or disability at target.

(3)

For employees who resign and are retirement eligible (defined as having reached age 55 with 10 or more years of service) (i) all vesting restrictions on PHSUs lapse immediately and (ii) PVSUs and NQ Stock Options continue to vest pursuant to their original vesting schedule and the exercise period ends on the earlier of 4 years following retirement or the original 10 year expiration date.

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(4)

In the event of a change in control, all vesting restrictions will lapse. With respect to the PVSUs, the payout will be at an amount equal to the greater of target or actual performance, calculated as of the quarter end immediately prior to the change in control announcement. For purposes of this disclosure, a payout at target is assumed. Cash severance is payable only upon a termination of employment.

(5)

See the “Present Value of Accumulated Benefit” column of the “2022 Pension Benefits” table and the “Aggregate Balance at Last FYE” column of the “2022 Nonqualified Deferred Compensation” table for additional payments upon termination. Mr. Kay is not fully vested in his Leadership RAA Non-Qualified benefits.

(6)

Value computed for each stock option grant by multiplying (i) the difference between (a) $145.06, the closing market price of a share of our common stock on December 30, 2022 and (b) the exercise price per share for that option granted by (ii) the number of shares subject to each option that vests or continues to vest. PHSUs and PVSUs are valued at target based on the closing market price of a share of our common stock on December 30, 2022.

(7)	Mr. King and Mr. Kay are not retirement eligible.

Severance Pay Plan

M&T maintains the Severance Pay Plan, which is a broad-based, tiered severance plan that provides eligible employees with post-employment severance payments and the continuation of certain employee benefits when a “Qualifying Event” (defined as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position) occurs. The amount of severance an employee is eligible to receive is based upon the employee’s position and years of service. Each NEO participates in the plan. Upon the occurrence of a Qualifying Event, each NEO will be entitled to:

•	the continuation of his cash base salary for 104 weeks as determined at the time of the Qualifying Event; and

•

the continuation of certain benefits for up to the first 18 months in which severance payments are made, for those benefits that the NEO has elected at the time of the Qualifying Event, which may include medical, dental, vision and life insurance, and flexible spending accounts, provided the NEO continues to make contributions at the active employee rate.

Accelerated Vesting of Equity Awards

As a general matter, all employees, including the NEOs, would be immediately vested in any unvested equity awards at the time of a change in control, death and disability. Unvested shares of performance-hurdled equity awards granted to the NEOs will also vest automatically at retirement. Unvested shares of performance-vested equity awards will vest automatically at target in the case of death or disability, at the greater of target or actual performance in the event of a change in control, and will continue vesting into retirement, subject to actual performance according to the original payout schedule. The NQ Stock Options also continue to vest according to the original schedule upon retirement, and the exercise period is shortened to the lesser of four years post retirement or the remaining original term. See also footnote (3) to the table titled “2022 Grants of Plan-Based Awards.”

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Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, below is disclosure regarding executive compensation for our principal executive officer (“PEO,” also known as our CEO), and other NEOs and company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. Pursuant to SEC rules, the information in this “
Pay Versus Performance Disclosure
” section shall not be deemed to be incorporated by reference into any M&T filing under the Securities Act or Exchange Act, unless expressly incorporated by specific reference in such filing.

Pay Versus Performance Table

Year	Summary Compensation Table Total for René F. Jones¹ ($)	Compensation Actually Paid to René F. Jones 1,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Millions)	Return on Tangible Common Equity 5
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	8,815,707	8,747,318	4,052,188	4,106,682	93.94	97.52	1,992	16.7%
2021	6,868,174	9,143,656	3,554,911	4,583,251	96.83	124.06	1,859	16.8%
2020	5,532,007	3,876,327	3,254,389	2,358,820	77.91	89.69	1,353	12.8%

1.	Mr. Jones was our PEO for each year presented. The individuals comprising the non-PEO NEOs for each year presented are listed below.

2020 and 2021	2022
Darren J. King	Darren J. King
Richard S. Gold	Richard S. Gold
Kevin J. Pearson	Kevin J. Pearson
Doris P. Meister	Christopher E. Kay

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by M&T’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the other NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718 and valuation assumptions do not differ materially from those disclosed as of the grant date of the equity awards. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for René F. Jones ($)	Exclusion of Change in Pension Value for René F. Jones ($)	Exclusion of Stock Awards and Option Awards for René F. Jones ($)	Inclusion of Pension Service Cost for René F. Jones ($)	Inclusion of Equity Values for René F. Jones ($)	Compensation Actually Paid to René F. Jones ($)
2022	8,815,707	—	(5,300,278)	—	5,231,889	8,747,318
2021	6,868,174	—	(4,250,256)	—	6,525,738	9,143,656
2020	5,532,007	(66,115)	(3,550,087)	—	1,960,522	3,876,327

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non- PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	4,052,188	—	(1,875,129)	50,522	1,879,100	4,106,681
2021	3,554,911	(44,980)	(1,794,940)	51,600	2,816,660	4,583,251
2020	3,254,389	(186,823)	(1,697,711)	44,846	944,119	2,358,820

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The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for René F. Jones ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in Prior Years for René F. Jones ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for René F. Jones ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in Prior Years that Vested During Year for René F. Jones ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for René F. Jones ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for René F. Jones ($)	Total - Inclusion of Equity Values for René F. Jones ($)
2022	4,560,864	(10,132)	—	681,157	—	—	5,231,889
2021	5,243,324	912,355	—	370,059	—	—	6,525,738
2020	2,537,896	(542,301)	—	(35,073)	—	—	1,960,522

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in Prior Years for Non- PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in Prior Years that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	1,613,539	(8,580)	—	274,141	—	—	1,879,100
2021	2,214,324	429,158	—	173,178	—	—	2,816,660
2020	1,221,813	(259,702)	—	(17,992)	—	—	944,119

4.
The Peer Group TSR set forth in this table utilizes the KBW NASDAQ Bank Index (assuming reinvestment of all dividends), which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report on Form
10-K
for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the company and in the KBW NASDAQ Bank Index, respectively, and assumes reinvestment of all dividends. Historical stock performance is not necessarily indicative of future stock performance.

5.
We determined Return on Tangible Common Equity (ROTCE) to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years. ROTCE is computed by dividing net operating income available to common equity by average tangible common equity. Net operating income available to common equity is computed by taking net income available to common equity and adding back the after-tax
effect of the amortization of core deposit and other intangible assets, adding back the after-tax
effects of merger-related expenses, and subtracting the
after-tax
effects of merger-related gains. Average tangible common equity is computed by taking average common equity for the applicable period and subtracting average goodwill and average core deposit and other intangible assets (net of any related average deferred tax amounts). The Compensation Committee and management use these non-GAAP
measures as they believe they better reflect the impact of acquisition activity in reported results. See
Appendix A
for a reconciliation of GAAP amounts with these corresponding non-GAAP
amounts.

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Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the three most recently completed fiscal years.

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Description of Relationship Between PEO and Other NEO Compensation Actually Paid and ROTCE
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our ROTCE during the three most recently completed fiscal years. See
Appendix A
for a reconciliation of GAAP amounts with these corresponding non-GAAP
amounts.

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the KBW NASDAQ Bank Index over the same period (assumes reinvestment of dividends).

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to company performance. The measures in this table are not ranked.

Net Operating Income
Earnings Per Share
Return on Tangible Common Equity

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PROPOSAL 3

ADVISORY, NON-BINDING VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS

In addition to the advisory, non-binding vote to approve the 2022 compensation of M&T’s NEOs, as described in Proposal 2 above, SEC rules require that shareholders of M&T have an opportunity at least once every six years to vote on the frequency of such advisory votes on NEO compensation. Shareholders were last presented with this proposal in 2017, when our Board recommended, and our shareholders approved, that such say-on-pay advisory votes occur annually (every year) as a corporate governance best practice. Shareholders may vote that M&T have the say-on-pay advisory vote every year, every two years or every three years, or you may abstain.

Proposal 3 gives shareholders the opportunity to vote on the following resolution:

RESOLVED, that the holders of Common Stock of M&T Bank Corporation indicate, by their vote on this resolution, whether the advisory shareholder vote on the compensation of named executive officers should occur every year, every two years or every three years.

The Board has unanimously determined to recommend that the advisory shareholder vote on the compensation of M&T’s named executive officers occur annually as a corporate governance best practice. Executive compensation is disclosed annually in our proxy statement, and the Board values shareholder views on M&T’s executive compensation program, including the feedback received from the advisory vote at the Annual Meeting.

The Board will consider the outcome of the advisory, nonbinding vote on this Proposal 3 and disclose its decision as to frequency by filing a Current Report on Form 8-K with the SEC no later than 150 days after the date of the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR HOLDING THE ADVISORY,

NON-BINDING VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

ANNUALLY (EVERY YEAR)

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PROPOSAL 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE M&T BANK CORPORATION 2019 EQUITY INCENTIVE COMPENSATION PLAN

The M&T Bank Corporation 2019 Equity Incentive Compensation Plan (the “2019 Equity Plan”) was approved by shareholders in 2019 with more than 95% of shareholder votes cast in favor its adoption. The 2019 Equity Plan allows us to execute our pay-for-performance compensation philosophy by providing equity-based incentive awards to employees, including executive officers, offering pay opportunities that align employee interests with the long-term interests of our shareholders. Under the terms of the 2019 Equity Plan, a limited number of shares of our common stock are reserved for these equity-based incentive grants.

In February 2023, our Board approved an amendment and restatement of the 2019 Equity Plan, subject to approval of our shareholders at the Annual Meeting. As described below, the amendment includes an increase to the number of shares of our common stock available for future awards, so that the company can continue to grant equity-based incentive awards.

Background

On February 22, 2023, on the recommendation of the C&HC Committee, the Board unanimously approved an amendment and restatement of the 2019 Equity Plan (the “Amended Equity Plan”), subject to shareholder approval. Accordingly, the Board directed that the Amended Equity Plan be submitted to shareholders for approval at the Annual Meeting.

The terms of the Amended Equity Plan will only apply to awards made after the effective date of the Amended Equity Plan. If the Amended Equity Plan is approved, M&T will be able to continue its compensation program, which is intended to attract, retain and reward directors, officers and other employees and certain advisors and link compensation to measures of M&T’s performance. Any awards granted prior to the effective date of the Amended Equity Plan will continue to be governed by the terms of the 2019 Equity Plan. Outstanding awards previously granted under the 2009 Equity Incentive Compensation Plan (the “Prior Plan”) shall continue in effect in accordance with their terms.

If our shareholders do not approve the Amended Equity Plan, we will continue to be able to grant awards under the 2019 Equity Plan. As of February 1, 2023, 606,500 shares of M&T’s common stock, par value $0.50 per share (“Shares”), are available for grant under the 2019 Equity Plan (assuming achievement of maximum performance levels under performance-based awards).

Changes Reflected by the Amended Equity Plan

The principal changes made by the Amended Equity Plan, which will be effective, if at all, on the date that our shareholders approve the Amended Equity Plan (the “Amendment Effective Date”) are as follows:

•	increasing the number of Shares reserved for issuance by an additional 3,500,000 Shares;

•

changing the maximum aggregate grant date value of Shares granted to any non-employee director during any calendar year, taken together with any cash fees earned for services rendered as a non-employee director during the calendar year, to $500,000 in total value; and

•	extending the expiration of the Amended Equity Plan from April 16, 2029 to April 18, 2033.

Purpose

The Board is seeking shareholder approval of the Amended Equity Plan in order to (i) meet NYSE listing requirements, (ii) continue to maintain a limit on annual compensation of non-employee directors,

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(iii) allow incentive stock options awarded under the Amended Equity Plan to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and (iv) conform to good corporate governance.

The purpose of the Amended Equity Plan is to promote the success of M&T and its affiliates by providing incentives to employees, non-employee directors, and members of the Director Advisory Councils of the company or any of its subsidiaries or any successors thereto (“Key Advisors”) that will link their personal interests (i) to the financial success of M&T and its affiliates, and (ii) to growth in shareholder value. The Board and management believe that the ability to make equity awards enhances M&T’s ability to attract and retain qualified employees, non-employee directors and Key Advisors. The Board also believes that it is in the best interest of M&T and its shareholders to recognize the contributions of its employees, non-employee directors and Key Advisors in the success of M&T by providing an incentive for those employees, non-employee directors and Key Advisors to continue their service with M&T and its affiliates. Furthermore, as described in the CD&A section of this proxy statement, equity-based compensation is a significant component of M&T’s total compensation program, particularly with respect to its executive officers.

Certain Key Provisions

The Amended Equity Plan has several provisions designed to protect the interests of shareholders and to facilitate effective corporate governance. Specifically, the Amended Equity Plan:

•

does not include liberal recycling provisions which would permit Shares withheld for purposes of satisfaction of withholding tax liabilities and payment of stock option exercise price to be reissued under the Amended Equity Plan;

•	prohibits the grant of stock options or stock appreciation rights with an exercise price or base price that is less than fair market value on the date of grant;

•	imposes an aggregate limit on the number of Shares for which awards may be made to any employee or Key Advisor in any calendar year;

•	imposes an aggregate limit on the value of awards that may be granted, when aggregated with cash fees that may be paid, to each non-employee director in any year;

•	prohibits any repricing of outstanding stock options or stock appreciation rights, absent shareholder approval;

•	does not contain an “evergreen” share reserve, meaning that the Shares reserved for awards are fixed by number rather than by reference to a percentage of M&T’s total outstanding Shares; and

•	will be administered by an independent committee of the Board.

Determination of the Number of Shares Available for Awards under the Amended Equity Plan

If this Proposal 4 is approved by our shareholders, subject to adjustments as described in the Amended Equity Plan, the maximum aggregate number of Shares that may be issued under the Amended Equity Plan will be 3,500,000. In addition, subject to adjustments described in the Amended Equity Plan, any Shares that remained available for awards under the 2019 Equity Plan as of the Amendment Effective Date and any Shares subject to outstanding awards granted under the 2019 Equity Plan and awards granted under the Prior Plan as of the Amendment Effective Date that are payable in Shares and that are forfeited, terminated, surrendered, exchanged, or canceled or that expire, in each case, without having been exercised, vested or paid in Shares, on or after the Amendment Effective Date, subject to adjustment as provided in the Amended Equity Plan, may be issued with respect to awards under the Amended Equity Plan.

In determining the number of Shares to be authorized for issuance under the Amended Equity Plan, the Board worked with McLagan, an Aon company (and the independent compensation consultant to the C&HC Committee), and considered a number of factors, including our past Share usage (referred to

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as “burn rate”), the number of Shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices, and input from our shareholders. As of February 1, 2023, 606,500 Shares remain available for awards under the 2019 Equity Plan and the Board took such Shares into account when determining the number of Shares to be available under the Amended Equity Plan.

Dilution Analysis

As of February 1, 2023, M&T has 169,182,077 Shares outstanding. The proposed Share authorization is a request for a total of 3,500,000 new Shares to be added under the Amended Equity Plan on the Amendment Effective Date. The table below shows our potential dilution levels based on common shares outstanding as of February 1, 2023, our new Share request and our total equity awards outstanding as of February 1, 2023. The Board believes that the number of Shares under the Amended Equity Plan represents a reasonable amount of potential equity dilution and will allow M&T to continue granting equity awards. Equity awards are an important component of M&T’s equity-based compensation program.

Potential Dilutive Impact of the Share Request

Potential Overhang with 3,500,000 Additional Shares

Stock Options Outstanding under the 2019 Equity Plan and the Prior Plan as of February 1, 2023	906,985
Weighted Average Exercise Price of Stock Options Outstanding under the 2019 Equity Plan and the Prior Plan as of February 1, 2023	$162.53
Weighted Average Remaining Term of Stock Options Outstanding under the 2019 Equity Plan and the Prior Plan as of February 1, 2023	7.69
Outstanding Full Value Awards under the 2019 Equity Plan and the Prior Plan as of February 1, 2023(1)	1,694,899
Total Equity Awards Outstanding under the 2019 Equity Plan and the Prior Plan as of February 1, 2023(2)	2,601,884
Shares Available for Grant under the 2019 Equity Plan as of February 1, 2023(3)	606,500
Additional Shares Requested under the Amended Equity Plan	3,500,000
Total Shares Requested under the Amended Equity Plan	4,106,500
Total Potential Overhang under the Amended Equity Plan and the Prior Plan, as well as Assumed Equity Awards(4)	8,310,511
Shares of Common Stock Outstanding as of February 1, 2023	169,182,077
Fully Diluted Shares(5)	177,492,588
Potential Dilution of 3,500,000 Additional Shares as a Percentage of Fully Diluted Shares	1.97%

(1)

“Full Value Awards” includes performance-based and time-based restricted stock unit awards and time-based restricted stock awards under the 2019 Equity Plan and Prior Plan. As of February 1, 2023, such “Full Value Awards” represent: 1,095,014 Shares subject to time-based restricted stock unit awards and 599,870 Shares subject to performance-based restricted stock unit awards (assuming maximum performance levels achieved), and 15 Shares subject to time-based restricted stock awards.

(2)	“Total Equity Awards” represents the sum of outstanding stock options and outstanding Full Value Awards under the 2019 Equity Plan and the Prior Plan, in each case as of February 1, 2023.

(3)

Assumes outstanding performance-based restricted stock units will be settled based on achievement of maximum performance levels. Any shares that remain available for awards under the 2019 Equity Plan will be available under the Amended Equity Plan, if approved, as of the Amendment Effective Date.

(4)

“Total Potential Overhang” reflects the sum (i) Shares subject to outstanding equity awards under the 2019 Equity Plan and the Prior Plan as of February 1, 2023, plus (ii) total Shares requested under the Amended Equity Plan, plus (iii) 1,602,127 Shares issuable upon exercise of outstanding stock options or rights assumed by M&T in connection with merger and acquisition transactions that are outstanding as of February 1, 2023.

(5)

“Fully Diluted Shares” reflects the sum of (i) the total number of Shares outstanding as of February 1, 2023, plus (ii) the number of Shares subject to outstanding equity awards under the 2019 Equity Plan and the Prior Plan as of February 1, 2023, plus (iii) the number of Shares issuable upon exercise of outstanding stock options or rights assumed by M&T in connection with merger and acquisition transactions, plus (iv) the number of Shares available for grant under the 2019 Equity Plan as of February 1, 2023, plus (v) the number of additional Shares requested under the Amended Equity Plan.

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Based on our historic and projected future usage patterns, the Board estimates that the Shares requested under the Amended Equity Plan will be sufficient to provide awards under the Amended Equity Plan for approximately four years. Share reserves could be used more quickly or more slowly depending on increases or decreases in the price of our common stock, award amounts provided by our competitors, hiring activity, and promotions during the next few years.

Burn Rate

The table below sets forth the following information regarding the awards granted under the 2019 Equity Plan: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:

1.

all stock options granted in the applicable year, all time-based restricted stock units granted in the applicable year, and all performance-based restricted stock units (assuming target performance) granted in the applicable year, divided by

2.	the weighted average number of Shares outstanding for the applicable year.

Burn Rate

Element	2022	2021	2020	3-Year Avg.
Stock Options Granted	138,825	178,441	187,088
Time-Based Restricted Stock Units Granted	437,120	558,682	431,286
Performance-Based Restricted Stock Units Granted(1)	113,842	96,033	46,454
Total Granted	689,787	833,426	664,828
Weighted Average Shares of Common Stock Outstanding as of applicable fiscal year-end	163,174,000	128,649,000	128,638,000
Unadjusted Burn Rate (%)	0.42	0.65	0.52	0.53

(1)	Assumes achievement of target performance.

The burn rate means that M&T used an annual average of 0.53% of the weighted average Shares outstanding for awards granted or earned over the past three years.

Summary of the Amended Equity Plan

The material terms of the Amended Equity Plan are summarized below. A copy of the full text of the Amended Equity Plan is attached to this proxy statement as Appendix B. This summary of the Amended Equity Plan is not intended to be a complete description and is qualified in its entirety by the actual text of the Amended Equity Plan to which reference is made. Capitalized terms used, but not defined, in the following summary have the meaning assigned to those terms in the Amended Equity Plan.

Purpose. The purpose of the Amended Equity Plan is to promote the success of M&T and its affiliates by providing incentives to employees, non-employee Directors and Key Advisors that will align their personal interests to the financial success of M&T and its affiliates and to growth in shareholder value. The Board of Directors and management believe that the ability to make equity awards enhances M&T’s ability to motivate, attract and retain qualified employees and service providers.

Administration

The Amended Equity Plan will be administered by a committee appointed by the Board, consisting of three or more outside, independent members of the Board each of whom is (i) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and (ii) “independent” under the rules and regulations of the NYSE (or other stock exchange on which the M&T common stock is traded). The Board has appointed the C&HC Committee to administer the Amended Equity Plan.

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The C&HC Committee will have full power to administer the Amended Equity Plan, including the power to determine which eligible persons will receive awards under the Amended Equity Plan, the number of Shares that will be subject to awards, the terms, conditions and form of the awards, at which times awards may vest or be subject to vesting conditions, determine whether awards should be subject to any conditions or objectives and when and to what extent any such conditions are achieved, whether an award may be deferred, whether the amount of payment of an award should be reduced or eliminated, whether the vesting of any award will be accelerated and establish any “blackout” period that the C&HC Committee determines in its discretion necessary or advisable.

The C&HC Committee will have discretionary authority to interpret the Amended Equity Plan and the award agreements evidencing the awards, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations deemed necessary or advisable for the administration of the Amended Equity Plan and the awards granted thereunder. To the extent permitted by the Amended Equity Plan and subject to compliance with applicable law and applicable stock exchange requirements, the C&HC Committee may also delegate its authority under the Amended Equity Plan to our Chief Executive Officer or to other officers of M&T. The C&HC Committee or its delegate are referred to as the “Committee” in the Amended Equity Plan. All determinations and decisions of the Committee will be final, conclusive and binding on all persons.

Shares and Other Limits

Shares Available for Issuance. The total number of Shares that may be issued pursuant to awards under the Amended Equity Plan may not exceed 3,500,000 Shares, subject to adjustment as described below. In addition, subject to adjustments described below, any Shares that remained available for awards under the 2019 Equity Plan as of the Amendment Effective Date and any Shares subject to outstanding awards granted under the 2019 Equity Plan and awards granted under the Prior Plan as of the Amendment Effective Date that are payable in Shares and that are forfeited, terminated, surrendered, exchanged, or canceled or that expire, in each case, without having been exercised, vested or paid in Shares, on or after the Amendment Effective Date, subject to adjustment as provided in the Amended Equity Plan, may be issued with respect to awards under the Amended Equity Plan.

To the extent that Shares subject to an outstanding award under the Amended Equity Plan are not issued by reason of being forfeited, terminated, surrendered, exchanged, or canceled or by expiration of such award or by reason of being settled in cash in lieu of Shares, then such Shares will immediately again be available for issuance under the Amended Equity Plan. Shares issued under the Amended Equity Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, including Shares that have been reacquired by M&T in the open market, in private transactions, or otherwise, to fulfill its obligations under the Amended Equity Plan. Fractional Shares will not be issued under the Amended Equity Plan.

If stock appreciation rights are granted under the Amended Equity Plan, the full number of Shares subject to the stock appreciation rights will be considered issued under the Amended Equity Plan, regardless of the number of Shares actually issued upon exercise of the stock appreciation rights. Shares that are surrendered in payment of the exercise price of an option (including an option granted under the Prior Plan) will not be available for issuance under the Amended Equity Plan. Shares that are withheld or surrendered in satisfaction of withholding taxes, or surrendered for the payment of taxes, with respect to awards (including awards granted under the Prior Plan) will not be available for issuance under the Amended Equity Plan. For the avoidance of doubt, if M&T repurchases Shares on the open market with the proceeds received from the exercise price of stock options, the repurchased Shares will not be available for issuance under the Amended Equity Plan.

Award Limits. The maximum number of Shares that may be issued under the Amended Equity Plan as of the Amendment Effective Date pursuant to the exercise of “incentive stock options” as defined

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in Section 422 of the Code, is 3,500,000 Shares, subject to adjustment as described below. The maximum number of Shares that may be subject to awards granted to any employee or Key Advisor under the Amended Equity Plan in any calendar year will not exceed 300,000 Shares in the aggregate, subject to adjustment as described below.

Non-Employee Director Compensation Limits. The maximum aggregate grant date value of Shares subject to awards made to any non-employee director during any calendar year for services rendered as a non-employee director, including any cash fees earned for services rendered as a non-employee director during the calendar year, will not exceed $500,000 in total value. In determining this dollar limit, the value of awards will be calculated based on the grant date fair value of the awards for financial reporting purposes.

Eligibility

Awards may be granted under the Amended Equity Plan to employees of M&T and its affiliates, non employee directors and Key Advisors. As of December 31, 2022, if the Amended Equity Plan were in effect on such date, approximately 22,166 full time and 568 part time employees of M&T Bank and its affiliates, 16 non-employee directors and 194 Key Advisors would be eligible to receive awards under the Amended Equity Plan. As of December 31, 2022, 2,765 employees, and 16 of its non-employee directors or Key Advisors, held outstanding equity awards under the 2019 Equity Plan.

Subject to the provisions of the Amended Equity Plan, the Committee may select eligible participants and the nature and amount of each award granted under the Amended Equity Plan. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person in the future. Because our executives and non-employee directors are eligible to receive awards under the Amended Equity Plan, they may be deemed to have a personal interest in the approval of this Proposal 4.

Types of Awards

Awards granted under the Amended Equity Plan may be in the form of stock options, stock appreciation rights, stock awards, restricted stock units, and performance units. The following is a brief description of the types of awards that may be granted under the Amended Equity Plan:

Stock Options. The Committee may grant options to purchase Shares in such amounts as it determines, and each option granted under the Amended Equity Plan will be pursuant to an award agreement that contains the terms and conditions of the option, including the right to exercise the option following termination of employment or service, if any. The Committee may condition the grant or vesting of an option on the achievement of one or more performance goals. Dividends or dividend equivalent payments will not be payable on the Shares underlying an option.

The Committee may grant options that are intended to qualify as incentive stock options under Section 422 of the Code, or non-qualified stock options, which are not intended to so qualify. Incentive stock options may only be granted to our employees. Anyone eligible to participate in the Amended Equity Plan may receive a grant of non-qualified stock options. The Committee may determine the exercise price of options granted under the Amended Equity Plan, but the exercise price cannot be less than the fair market value of a Share on the date the option is granted. If an incentive stock option is granted to an employee owning more than ten percent of M&T common stock or stock of our subsidiaries as determined under Section 424 of the Code, the exercise price of the incentive stock option cannot be less than 110% of the fair market value of a Share on the date such option is granted. The fair market value of our common stock is generally equal to the closing price of the common stock on the date the option is granted (or if there was no closing price on that date, on the next preceding date on which a closing price was reported).

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To the extent an option is exercisable, the option may be exercised by the delivery of a written notice to us setting forth the number of Shares with respect to which the option will be exercised and accompanied by the full payment of the exercise price for the options. The exercise price for any option may be paid in cash, broker-assisted cashless exercise, or by delivering Shares with a fair market value at the time of exercise equal to the aggregate exercise price of the option, or any combination of the foregoing. If permitted by the Committee, the exercise price may be paid by directing the withholding of Shares subject to the exercisable option which have a fair market value on the date of exercise equal to the aggregate exercise price of the option, or by such other method as the Committee approves.

The term of an option cannot exceed ten years from the date of grant, except that if an incentive stock option is granted to an employee owning more than ten percent of our common stock or stock of our subsidiaries, the term cannot exceed five years from the date of grant. Stock options are nontransferable, other than by will or the laws of descent and distribution, except that in the case of a non-qualified stock option, the Committee may permit the transfer of such stock option in accordance with applicable securities laws. Except as otherwise provided in an award agreement, any portion of a stock option that is not vested and exercisable at the time of a participant’s termination of employment or service will be forfeited upon the participant’s termination of employment or service for any reason.

Stock Appreciation Rights. The Committee may grant stock appreciation rights in such amounts as the Committee determines to anyone eligible to participate in the Amended Equity Plan. Stock appreciation rights will be granted pursuant to an award agreement that contains the terms and conditions of the grant, including the right to exercise the exercisable stock appreciation rights following termination of employment or service, if any, and may be granted separately or in tandem with any option. The Committee may condition the grant or vesting of stock appreciation rights on the achievement of one or more performance goals. Dividends or dividend equivalent payments will not be payable on the Shares underlying stock appreciation rights.

Stock appreciation rights granted with a non-qualified stock option may be granted either at the time the non-qualified stock option is granted or any time thereafter while the option remains outstanding. Stock appreciation rights granted with an incentive stock option must be granted only at the date of the grant of the incentive stock option. The Committee may determine the base amount of stock appreciation rights granted under the Amended Equity Plan, but the base amount cannot be less than the fair market value of a Share on the date the stock appreciation right is granted.

If a stock appreciation right is granted in tandem with an option, the stock appreciation right is only exercisable during the period in which the related option is also exercisable. When a participant exercises a stock appreciation right, the participant will receive the excess of the fair market value of the underlying common stock on the date the stock appreciation right is exercised, over the base amount of the stock appreciation right. The appreciation of a stock appreciation right will be paid in Shares, cash, or both, as determined by the Committee. The term of a stock appreciation right cannot exceed ten years from the date of grant. Stock appreciation rights are nontransferable, other than by will or the laws of descent and distribution. Except as otherwise provided in an award agreement, any portion of a stock appreciation right that is not exercisable at the time of a participant’s termination of employment or service will be forfeited upon the participant’s termination of employment or service for any reason.

Stock Awards. The Committee may grant stock awards to anyone eligible to participate in the Amended Equity Plan. A stock award is an award of our common stock that may be subject to restrictions or no restrictions as the Committee determines. The Shares underlying a stock award will be evidenced in a manner determined by the Committee, including book-entry registration or issuance of one or more stock certificates. Any stock certificate issued in respect of a stock award will be issued in the participant’s name and contain the terms, conditions, and any restrictions applicable to the stock award, as the Committee will determine.

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Each stock award will be subject to an award agreement that will specify the terms and conditions of the stock award. The terms and conditions of a stock award may, in the discretion of the Committee, provide for the lapse of transfer restrictions, forfeiture provisions, or vesting and settlement conditions, as applicable, and may be contingent upon the participant’s continued employment or service, or on the achievement of one or more performance goals as determined by the Committee. Participants may not sell, transfer, pledge, or assign a stock award until the termination of any applicable restrictions.

Except as provided under an award agreement, participants holding stock awards will have all of the voting rights of a shareholder as to the Shares underlying the stock award during the period under which such stock award is subject to any applicable restrictions. Unless otherwise determined by the Committee, participants holding stock awards will be entitled to receive dividends and distributions on the Shares underlying the stock award, provided that dividends with respect to stock awards that are subject to vesting restrictions will vest only if and to the extent that the underlying stock award vests. Except as otherwise provided in an award agreement, all unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason.

Restricted Stock Units. The Committee may grant restricted stock units to anyone eligible to participate in the Amended Equity Plan. Restricted stock units are awards denominated in Shares that will be settled, subject to the terms and conditions of the restricted stock unit grant, in an amount in cash, Shares, or a combination thereof, based on the fair market value of a specified number of Shares.

Each restricted stock unit award will be subject to an award agreement that will specify the terms and conditions of the stock award. The terms and conditions of a restricted stock unit award may, in the discretion of the Committee, provide for the lapse of transfer restrictions, forfeiture provisions, or vesting and settlement conditions, as applicable, and may be contingent upon the participant’s continued employment or service or on the achievement of one or more performance goals as determined by the Committee. Participants may not sell, transfer, pledge, or assign a restricted stock unit award until the termination of any applicable restrictions.

Holders of restricted stock unit awards are not entitled to any voting rights, but the award agreement granting the restricted stock unit award will specify whether, and to what extent, the participant will be entitled to receive amounts equal to dividends payable on the Shares underlying the award. Such dividend equivalents, if any, will be paid in cash, Shares, or other property, as provided for in the applicable award agreement, and will be payable only if and to the extent that the restricted stock unit award vests and is paid.

Except as otherwise provided in an award agreement, all unvested restricted stock unit awards are forfeited if the participant’s employment or service is terminated for any reason.

Performance Units. The Committee may grant performance units to anyone eligible to participate in the Amended Equity Plan. Performance units will be subject to terms and conditions and earned by the achievement of performance goals over designated performance periods, as established by the Committee. Like restricted stock units, performance units are not actual Shares but instead are awards that are denominated in Shares.

After a performance period has ended, the holder of a performance unit may be entitled to receive a distribution of Shares, cash, or a combination thereof, in each case at the achievement level and on the terms and conditions as determined by the Committee. Until the end of the applicable performance period, performance units granted under the Amended Equity Plan may not be sold, transferred, pledged, or assigned, other than by will or by laws of decent and distribution. Any dividends or dividend equivalents related to performance units will not vest or be paid unless and until the underlying award vests and is paid. Except as otherwise provided in an award agreement, all unvested performance unit awards are forfeited if the participant’s employment or service is terminated for any reason.

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Performance Goals. The Committee may establish performance goals in connection with the grant of awards under the Amended Equity Plan, including performance units, stock awards, stock options, stock appreciation rights and restricted stock units that are conditioned or subject to the satisfaction of performance goals. The performance goals will be based on attainment of specific levels of performance of M&T (or may be particular to a participant or the department, branch, affiliate or division of the business in which the participant works) with reference to one or more of the following criteria, or any such other criteria as the Committee determines: earnings, earnings growth, earnings per share, stock price (including growth measures and total shareholder return), improvement of financial ratings, internal rate of return, market share, cash flow, operating income, operating margin, net profit after tax, earnings before interest and taxes (EBIT), earnings before interest and taxes and amortization (EBITA), earnings before interest, taxes, depreciation and amortization (EBITDA), operating income before interest and taxes (OBIT), operating income before interest, taxes, depreciation and amortization (OBITDA), gross profit, operating profit, cash generation, revenues, asset quality, return on equity, return on tangible common equity, return on assets, return on operating assets, cost saving levels, efficiency ratio, net income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, shareholder return or strategic goals and objectives, including objectives related to qualitative or quantitative environmental, social and governance metrics. These performance goals may be measured for achievement or satisfaction during the performance period established by the Committee. The performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges, or any other items that the Committee deems appropriate. Any applicable performance goals shall be applied and interpreted in the discretion of the Committee.

Effect of Change in Control. Unless otherwise provided in the applicable award agreement or otherwise determined by the Committee, upon a “change in control” of M&T, any outstanding options and stock appreciation rights that are not then vested and exercisable will become fully vested and exercisable, and the restrictions applicable to any stock award or restricted stock unit award will lapse and the award will become fully vested and transferrable or settled, as applicable. The Committee may require that participants surrender any outstanding options or stock appreciation rights in exchange for a payment in cash or common stock, as determined by the Committee, in an amount equal to the amount, if any, that the fair market value of the Shares subject to the options or stock appreciation rights exceeds the exercise price or base price, as applicable, or, after giving participants an opportunity to exercise their outstanding stock options or stock appreciation rights, the Committee may terminate any or all unexercised stock options or stock appreciation rights.

In addition, unless otherwise provided in the applicable award agreement, or otherwise determined by the Committee, in the event of a change in control, all awards that are subject to performance goals will immediately be settled and paid out in an amount based upon the extent, as determined by the Committee, to which the performance goals for the performance period then in progress have been met. A change in control is defined in the Amended Equity Plan, which is attached to this proxy statement as Appendix B. The settlement and payment of awards, including restricted stock units and performance units, will be in accordance with applicable requirements of the Code.

Capital Adjustments and Events. In the event that there is a (1) change in the capital structure of M&T as a result of any stock dividend or split, reverse stock split, share combination, recapitalization or similar event affecting the capital structure of M&T, or (2) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation, or other corporate change affecting M&T or any of its subsidiaries, the Committee or the Board will make an equitable and proportionate substitution or adjustment as it deems appropriate to (i) the aggregate number and kind of Shares or other securities reserved for issuance under the Amended Equity Plan, (ii) the award limitations set forth in the Amended Equity Plan and described above under “Award Limitations,” (iii) the number and kind of Shares or other securities subject to outstanding awards under

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the Amended Equity Plan, and (iv) the exercise price of stock options or base price of stock appreciation rights outstanding under the Amended Equity Plan, in order to preserve the value of awards under the Amended Equity Plan as a result of any such corporate change. In addition, in the event of any such corporate change, the Committee will adjust in any manner it deems appropriate the performance goals applicable to awards.

No Repricing. Notwithstanding anything in the Amended Equity Plan to the contrary, after a stock option or a stock appreciation right is granted, neither the Board nor the Committee may, without obtaining shareholder approval, (i) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or base price of such stock appreciation rights, (ii) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price, as applicable, of the original stock options or stock appreciation rights or (iii) cancel outstanding stock options or stock appreciation rights with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities, except pursuant to a corporate change described above under “Capital Adjustments.”

Tax Withholding. M&T’s obligation to issue or deliver Shares or pay any amount pursuant to an award is subject to the satisfaction of applicable federal, state, local and foreign tax withholding requirements and M&T and its affiliates have the power to deduct or withhold, or require a participant to remit, an amount sufficient to satisfy such taxes required by law to be withheld. To the extent permitted by the Committee, a participant may satisfy any withholding tax requirements by paying cash, authorizing us to withhold Shares otherwise issuable pursuant to the award or by delivering Shares. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with common stock having a fair market value on the date of withholding up to the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction.

Term, Amendment and Termination, and Company Policies

Term. If approved by shareholders, the Amended Equity Plan will become effective as of the date of such approval and remain in effect until all Shares subject to it have been issued according to its provisions. However, no awards may be granted on or after the tenth anniversary of the Amendment Effective Date.

Amendment and Termination. The Board or the Committee may terminate the Amended Equity Plan, or any portion of the Amended Equity Plan, at any time and may amend or modify it from time to time in such respects as the Board or Committee deem advisable. However, after our shareholders approve the Amended Equity Plan, the Board or the Committee may not amend the plan without approval of our shareholders to the extent that shareholder approval is required by the Code or other applicable law or the requirements of the NYSE (or other stock exchange on which the M&T common stock is traded). In addition, no amendment may be adopted without approval by a participant if the amendment would materially and adversely affect the participant’s rights and obligations under any award granted prior to the date of such amendment.

Company Policies. All awards under the Amended Equity Plan will be subject to any applicable clawback or recoupment policies, including without limitation M&T’s Forfeiture Policy, share trading policies and other policies that may be approved or implemented by the Board or the Committee from time to time, whether approved before or after the Amendment Effective Date.

Summary of Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of certain awards made under the Amended Equity Plan, based upon the federal income tax laws currently in effect. The discussion is general in nature and does not take into account a number of considerations that may apply

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in light of the individual circumstances of a participant under the Amended Equity Plan. The income tax consequences under applicable state and local tax laws, and under any foreign tax laws, may not be the same as under U.S. federal income tax laws.

Stock Options. A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the Shares over the option exercise price. The cost basis of the Shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the Shares acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the Shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the Shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the Shares received for capital gain treatment is the option exercise price; and any gain or loss realized on the sale of the Shares is long-term capital gain or loss. If the participant disposes of the Shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the Shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the Shares will be their fair market value at the time of exercise.

Stock Appreciation Rights. No ordinary income will be realized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the Shares of common stock or other property received upon the exercise.

Stock Awards. A participant will not realize ordinary income on the grant of a stock award that is subject to vesting (or a performance award if the Shares are issued on grant), but will realize ordinary income when the Shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the Shares on the vesting date over (ii) the purchase price, if any, paid for the Shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the Shares on the date of issuance, over (ii) the purchase price, if any, paid for the Shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the Shares become vested. A participant will realize ordinary income on the grant of a stock award that is fully vested at grant equal to the excess of (i) the fair market value of the Shares on the grant date over (ii) the purchase price, if any, paid for the Shares.

Upon disposition of Shares acquired under a stock award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the Shares plus any amount realized as ordinary income upon grant (or vesting) of the Shares.

Restricted Stock Unit Awards; Performance Unit Awards. A participant will not realize ordinary income on the grant of a restricted stock unit award, or performance unit award. The participant will realize ordinary income when the Shares subject to the award are issued (or cash is paid) to the participant after the units become vested. The amount of ordinary income will be equal to the fair market value of the Shares on the date they are issued, or the amount of cash paid.

Upon disposition of Shares acquired under a restricted stock unit award or performance unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the amount realized as ordinary income upon payment of the Shares.

Awards subject to Section 409A of the Code. Certain awards, particularly restricted stock units and performance units may constitute a “nonqualified deferred compensation plan” within the meaning

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of Section 409A of the Code and be subject to the restrictions by that Code Section. Awards subject to Section 409A of the Code may be designed to provide for exercise, payment or settlement that are intended to comply with the requirements of Section 409A of the Code.

The foregoing general tax discussion is solely intended for the information of shareholders considering how to vote with respect to this Proposal and not as tax guidance to participants in the Amended Equity Plan. Participants should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Amended Equity Plan.

Company Tax Deduction

Generally, M&T is entitled to a deduction based on the amount of ordinary income a participant recognizes with respect to an award. When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to M&T in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016). The 2017 Tax Act eliminated most of the exceptions from the $1 million deduction limit, except for certain arrangements in place as of November 2, 2017. As a result, most of the compensation payable to our named executive officers in excess of $1 million per person in a year will not be fully deductible. Beginning on or after January 1, 2027, the American Rescue Plan Act of 2021 expands the applicability of Section 162(m) of the Internal Revenue Code to also include the five highest compensated employees for a taxable year other than the chief executive officer, chief financial officer, and the next three most highly compensated executive officers.

While deductibility of executive compensation for federal income tax purposes is among the factors the Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of M&T and its shareholders.

New Plan Benefits

Future benefits under the Amended Equity Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable. The closing price of a Share on the NYSE as of February 23, 2023 was $154.72.

Additional Equity Compensation Plan Information

The following table provides information as of December 31, 2022 as required by SEC rules with respect to Shares that may be issued under M&T’s existing equity compensation plans. M&T’s existing equity compensation plans include the M&T Bank Corporation 2019 Equity Incentive Compensation Plan, which has been previously approved by shareholders and the M&T Bank Corporation Deferred Bonus Plan, which did not require shareholder approval. The Deferred Bonus Plan was frozen effective January 1, 2010 and did not allow any additional deferrals after that date. Prior to January 1, 2010, the plan allowed eligible officers of M&T and its subsidiaries to elect to defer all or a portion of their annual incentive compensation awards and allocate such awards to several investment options, including M&T common stock. At the time of the deferral election, participants also elected the timing of distributions from the plan. Such distributions are payable in cash, with the exception of balances allocated to M&T common stock which are distributable in the form of Shares. M&T also maintains an employee stock purchase plan (the “ESPP”), which was previously approved by shareholders and provides eligible employees of the company with the right to purchase Shares at a discount through accumulated payroll deductions.

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The table does not include information with respect to Shares subject to outstanding options and rights assumed by M&T in connection with mergers and acquisitions of the companies that originally granted those options and rights. Footnote (1) to the table sets forth the total number of Shares issuable upon the exercise of such assumed options and rights as of December 31, 2022 and their weighted-average exercise price. The table also does not include Shares issuable under the ESPP. As of December 31, 2022, there were 2,063,202 Shares available for issuance under the ESPP.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options or Rights	Weighted-Average Exercise Price of Outstanding Options or Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
	(A)	(B)	(C)
Equity compensation plans approved by security holders	729,771	$164.12	1,650,696
Equity compensation plans not approved by security holders	11,725	$80.46	—
Total	741,496	$162.79	1,650,696

(1)

As of December 31, 2022, a total of 1,612,597 Shares were issuable upon exercise of outstanding options or rights assumed by M&T in connection with merger and acquisition transactions. The weighted-average exercise price of those outstanding options or rights is $139.36 per common share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE

AMENDMENT AND RESTATEMENT OF THE M&T BANK CORPORATION

2019 EQUITY INCENTIVE COMPENSATION PLAN

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PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2023

On February 21, 2023, the Audit Committee appointed PricewaterhouseCoopers LLP, certified public accountants, as the independent registered public accounting firm of M&T for the year ending December 31, 2023, a capacity in which it has served since 1984.

Although shareholder approval of the appointment of the independent registered public accounting firm is not required by law, M&T believes that it is desirable to request that the shareholders ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as M&T’s independent registered public accounting firm for the year ending December 31, 2023. In the event that the shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment and make a determination that it believes to be in M&T’s and its shareholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in M&T’s and its shareholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the virtual Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE

YEAR ENDING DECEMBER 31, 2023.

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INDEPENDENT PUBLIC ACCOUNTANTS

The following is a summary of the fees billed to M&T by PricewaterhouseCoopers LLP for professional services rendered during 2022 and 2021, which are categorized in accordance with the SEC’s rules as follows:

Fees to Independent Auditors

	2022 ($)	2021 ($)
Audit Fees	8,714,596	6,835,681
Audit-Related Fees	1,484,641	1,371,649
Tax Fees	258,137	211,974
All Other Fees	979	979
Total	10,458,353	8,420,283

Audit Fees

Audit fees consist of fees billed by PricewaterhouseCoopers LLP for services rendered for the audit of M&T’s annual consolidated financial statements as of and for the years ended December 31, 2022 and 2021, for its review of M&T’s quarterly consolidated financial statements during 2022 and 2021, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2022 and 2021.

Audit-Related Fees

Audit-related fees consist of fees billed by PricewaterhouseCoopers LLP for audit-related services, including audits of employee benefit plans and other attest services that are not required by statute or regulation for the years ended December 31, 2022 and 2021. Of the audit-related fees billed for the years ended December 31, 2022 and 2021, all services were pre-approved by the Audit Committee.

Tax Fees

Tax fees consist of fees billed by PricewaterhouseCoopers LLP for tax compliance, planning and consulting for the years ended December 31, 2022 and 2021. Of the tax fees billed for the years ended December 31, 2022 and 2021, all services were pre-approved by the Audit Committee.

All Other Fees

All other fees for the years ended December 31, 2022 and 2021 consisted of fees billed by PricewaterhouseCoopers LLP primarily for research software licensing. All fees billed in this category for the years ended December 31, 2022 and 2021 were pre-approved by the Audit Committee.

In addition to the above services, for the year ended December 31, 2022, PricewaterhouseCoopers LLP billed $74,622 for a mortgage servicing report that was reimbursed by an outside mortgage company, directly billed certain trusts, for which a subsidiary of M&T was the trustee, $258,600 for tax return preparation services, and directly billed certain investment funds sponsored by a subsidiary of M&T a total of $526,345 for audit services and Form 5500 preparation fees. Likewise, for the year ended December 31, 2021, PricewaterhouseCoopers LLP billed $67,259 for a mortgage servicing report that was reimbursed by an outside mortgage company, directly billed certain trusts, for which a subsidiary of M&T was trustee, $268,300 for tax return preparation services, and directly billed certain investment funds sponsored by a subsidiary of M&T a total of $408,620 for audit services and Form 5500 preparation fees.

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The Audit Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence. No fees were billed and no services were provided by PricewaterhouseCoopers LLP during 2022 and 2021 for financial information systems design and implementation.

No other fees were billed for any other services and no other services were provided by PricewaterhouseCoopers LLP for the years ended December 31, 2022 and 2021.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Beginning with the year ended December 31, 2003, M&T instituted a policy that the Audit Committee pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget range. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee may also pre-approve additional services on a case-by-case basis. In the period between scheduled meetings of the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services on behalf of the Audit Committee provided that such pre-approval is reported to the Audit Committee at its next scheduled meeting.

Before appointing PricewaterhouseCoopers LLP, the Audit Committee considered PricewaterhouseCoopers LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired. The Audit Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T during 2022 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

Report of the Audit Committee

The members of the Audit Committee are independent as that term is defined in the listing standards of the NYSE. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of such charter can be accessed on M&T’s website at ir.mtb.com/corporate-governance. During 2022, the Audit Committee met 11 times, and held discussions with management and representatives of its independent registered public accounting firm consistent with its responsibilities under its charter.

Management is responsible for the preparation of M&T’s consolidated financial statements and their assessment of the design and effectiveness of M&T’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of M&T’s consolidated financial statements and opining on the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing its reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

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In discharging its oversight responsibilities, the Audit Committee has reviewed and discussed M&T’s 2022 audited consolidated financial statements with management and its independent registered public accounting firm and has reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, which include, among other items, matters related to the conduct of the audit of M&T’s consolidated financial statements.

The Audit Committee has also received the written disclosures and the letter from M&T’s independent registered public accounting firm as required by the PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm their independence.

Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements and report on management’s assessment of the design and effectiveness of internal control over financial reporting be included in M&T’s Annual Report on Form 10-K for the year ended December 31, 2022 to be filed with the SEC on or about February 22, 2023. The Audit Committee also selected the independent registered public accounting firm.

This report was adopted on February 21, 2023 by the Audit Committee of the Board of Directors:

Denis J. Salamone, Chair

William F. Cruger, Jr.

T. Jefferson Cunningham III

Herbert L. Washington

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW

On April 1, 2022, and in conjunction with the closing of M&T’s acquisition of People’s United, M&T renewed and extended its directors’ and officers’ liability insurance policy until May 1, 2023. The premium, including commissions, for the extension and annual renewal is $5,562,518. The primary policy is issued by U.S. Specialty Insurance Company and covers all directors and officers of M&T and its subsidiaries.

OTHER MATTERS

The Board of Directors of M&T is not aware of any matters not referred to in this proxy statement that will be presented for action at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

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GENERAL INFORMATION—QUESTIONS AND ANSWERS

Why am I being provided this proxy statement?

M&T is providing this proxy statement to you because its Board is soliciting your proxy to vote your shares of M&T common stock at the Annual Meeting, or any adjournment or adjournments thereof. This proxy statement contains information about matters to be voted upon at the Annual Meeting and certain other information required by the SEC and the NYSE.

We are first making available this proxy statement and the accompanying form of proxy on or about March 7, 2023, to M&T common stock shareholders of record as of February 23, 2023. A copy of M&T’s message to shareholders and Form 10-K, including financial statements, which together comprise our annual report for the year 2022, are being made available along with this proxy statement but are not part of this proxy statement.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Tuesday, April 18, 2023, at 11:00 a.m., Eastern Time. We are holding this year’s Annual Meeting in a virtual meeting format. There is no physical location for the meeting.

Who is entitled to receive notice of and to vote at the Annual Meeting?

Common shareholders of record at 5:00 p.m., Eastern Time, on February 23, 2023 are entitled to receive notice of and to vote at the Annual Meeting. On February 23, 2023, M&T had outstanding 168,044,078 shares of common stock, $0.50 par value per share. Each share of common stock is entitled to one vote. Shares may not be voted at the Annual Meeting unless the owner is present or represented by proxy, as more fully explained in this proxy statement.

How do I attend, vote and ask questions at the Annual Meeting?

You are entitled to participate in the Annual Meeting if, as of the close of business on February 23, 2023, you held shares of M&T common stock registered in your name (a “Registered Holder”), or you held shares through an intermediary, such as a bank or broker, and have a valid legal proxy for the Annual Meeting (a “Beneficial Holder”).

If you are a Registered Holder or Beneficial Holder, you will be able to attend the Annual Meeting online, ask questions and vote during the meeting by visiting meetnow.global/MATLQVJ and following the instructions. Please have your control number, which can be found on your proxy card, notice or email previously received, to access the meeting. Please review this information prior to the Annual Meeting to ensure you have access.

We encourage shareholders to visit the meeting website above in advance of the Annual Meeting to familiarize themselves with the online access process. While we expect that the vast majority of Beneficial Holders will be able to fully participate using the control number received with their voting instruction form, there is no guarantee this option will be available for every type of Beneficial Holders’ voting control numbers. Beneficial Holders also have the option to register in advance of the Annual Meeting as described more fully below. The virtual Annual Meeting platform is fully supported across browsers (except Internet Explorer) and devices that are equipped with the most updated version of applicable software and plugins. Shareholders should verify their internet connection prior to the Annual Meeting.

Shareholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by M&T through

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Computershare by calling 1-888-724-2416. Technical support information also is provided on the sign-in page for all shareholders.

Shareholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting. Shareholders as of the record date will be able to attend, vote, examine the shareholder list, and submit questions during a portion of the meeting via the online platform. Shareholders may also submit questions in advance of the Annual Meeting by sending them via email to: ir@mtb.com. All questions submitted in advance of the Annual Meeting must be sent by 11:59 p.m. Eastern Time on Friday, April 14, 2023.

Questions that comply with the Annual Meeting’s rules of conduct and that are germane to the purpose of the Annual Meeting will be answered during the meeting, subject to time constraints. If there are questions regarding matters of personal concern to the shareholder or if a question posed is not answered, M&T’s Market & Investor Relations Department will respond after the Annual Meeting. If we receive substantially similar questions from multiple shareholders, we will group them together. Prior to the Annual Meeting, the meeting website will contain details on other procedures and guidelines relevant to the Annual Meeting as well as technical support information.

Even if you intend to be present at the virtual Annual Meeting, to ensure your shares are represented, please vote your shares in advance of the meeting over the internet or by telephone, or complete and return a physical proxy card by mail.

Do I have to register in advance of the Annual Meeting if I want to attend?

If you are a Beneficial Holder, you may choose to register before the Annual Meeting by submitting proof of your proxy power (“Legal Proxy”) reflecting your M&T holdings along with your name and email address to Computershare as described below. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Thursday, April 13, 2023. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following addresses:

By email: Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com. By mail: Computershare, M&T Bank Corporation Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

What is the difference between a Registered Holder and a Beneficial Holder?

If your shares of M&T common stock are registered in your name with M&T’s transfer agent, Computershare, you are considered to be a Registered Holder. M&T will mail the notice directly to you (or will mail the printed proxy materials, including a proxy card, as requested).

If your shares of M&T common stock are held by a broker, trustee, bank or other intermediary, then that intermediary is considered the shareholder of record, the shares are considered held in “street name,” and you are considered to be a Beneficial Holder. This intermediary will send the notice to you (or will send the printed proxy materials with the intermediary’s voting instruction card, as requested).

As the Beneficial Holder of the shares, you have the right to direct your intermediary on how to vote and you are also invited to attend the virtual Annual Meeting. However, if you are a Beneficial Holder, you are not the shareholder of record and in order to vote your shares during the meeting you must follow the instructions from your intermediary. Please refer to the information your intermediary provided to you. NYSE rules do not permit an intermediary to vote street name shares on “non-routine” matters, such as the election of directors and executive compensation, unless it has received voting instructions from the beneficial holder. M&T encourages Beneficial Holders to promptly direct their intermediary on how to vote for the agenda items.

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How are we distributing our proxy materials?

To expedite delivery, reduce costs and decrease the environmental impact of our proxy materials, we are again using an SEC rule known as “Notice and Access” that allows us to furnish proxy materials over the internet instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 7, 2023, shareholders were sent a Notice of Internet Availability containing instructions on how to access our proxy materials, including this proxy statement, as well as the message to shareholders and Form 10-K that together comprise our annual report for 2022, over the internet. If you received the notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the notice. The notice is not a proxy card that can be submitted to vote your shares. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy materials. The notice also instructs you on how to vote via the internet. Shareholders who have requested paper copies of the proxy materials will receive printed copies in the mail.

If you received paper copies of the proxy materials, but instead in the future would like to receive only the proxy materials electronically, you can elect to do so by: (i) following the instructions provided in the proxy card, if your shares are registered in your name (i.e., a Registered Holder), or (ii) by contacting your broker, trustee, bank or other intermediary, if you hold your shares in street name (i.e., a Beneficial Holder).

How can I vote by proxy?

You can vote by proxy by following the internet or telephone voting procedures described on the notice or proxy card or by completing and returning a physical proxy card or, if you are a Beneficial Holder and hold your shares in street name, by following the voting instruction card you receive from your broker, trustee, bank or other intermediary. The internet and telephone voting procedures are designed to authenticate that you are a shareholder by use of a control number and allow you to confirm that your instructions have been properly recorded. If you are a Registered Holder, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend the virtual Annual Meeting, as described above.

May I revoke my proxy?

How you hold your shares (Registered Holder or Beneficial Holder) determines how and when you may revoke your proxy. A Registered Holder may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the Corporate Secretary, at One M&T Plaza, Buffalo, New York 14203, or by attending and voting during the virtual Annual Meeting. A Beneficial Holder of shares in street name must follow the instructions from his or her broker, trustee, bank or other intermediary to revoke a previously given proxy.

How will my proxy be voted?

Your proxy will be voted in accordance with the directions you provide. If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the 17 persons named under the section titled “Nominees for Director;” FOR approving, on an advisory basis, the 2022 compensation of M&T’s NEOs; holding the non-binding advisory vote on executive compensation ANNUALLY; FOR the amendment and restatement of the 2019 Equity Plan, and FOR ratifying the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2023.

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What is required for a quorum at the Annual Meeting?

The presence, or presence by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Broker non-votes will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors, the advisory vote to approve the 2022 compensation of M&T’s NEOs, the advisory vote on the frequency of future executive compensation votes or the amendment and restatement of the 2019 Equity Plan unless specific voting instructions are provided to the broker. We therefore encourage Beneficial Holders whose shares are held in street name to direct their vote for all agenda items on the form of proxy or instruction card sent by their broker, trustee, bank or other intermediary.

What approval is necessary for Proposal 1 and what happens if an incumbent director nominee does not receive a majority of votes in favor of his or her election?

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election of directors, the affirmative vote of a majority of the votes cast with respect to the nominee is required for the election of such nominee as a director, assuming a quorum is present or represented at the Annual Meeting. This means that the number of votes cast “for” a particular nominee for director must exceed the number of votes cast “against” the nominee for director. If an incumbent director does not receive the required affirmative vote, that director would still be elected, but would be required to tender his or her resignation to the Board for consideration in accordance with M&T’s Amended and Restated Bylaws.

What approval is necessary to approve Proposals 2, 3, 4 and 5?

For Proposals 2 and 4 and 5, the affirmative vote of a majority of the votes cast at the Annual Meeting, which means the number of votes cast “for” a proposal must exceed the number of votes cast “against,” is required to approve, on an advisory basis, the 2022 compensation of M&T’s NEOs (Proposal 2), the amendment and restatement of the 2019 Equity Plan (Proposal 4), and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2023 (Proposal 5). For Proposal 3, the highest number of votes cast for either one, two or three years as reflected by the votes for each of these alternatives shall be deemed to be the preferred frequency with which M&T is to hold future advisory votes to approve the compensation of NEOs.

How are abstentions and broker non-votes counted?

An abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors, the advisory vote to approve the 2022 compensation of M&T’s NEOs, the advisory vote on the frequency of future advisory votes on the compensation of M&T’s NEOs, the amendment and restatement of the 2019 Equity Plan or the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2023. Broker non-votes will not constitute votes cast for the election of directors, for the approval of the 2022 compensation of M&T’s NEOs, on the frequency of future advisory votes on the compensation of M&T’s NEOs, or for the approval of the amendment and restatement of the 2019 Equity Plan and therefore will have no effect on the outcome of any of these proposals.

Who is paying for the solicitation of proxies?

M&T will bear the cost of soliciting proxies in the accompanying form of proxy. We are making this solicitation by mail, by telephone and in person using the services of employees of M&T or its subsidiaries at nominal cost. In addition, M&T has retained Georgeson to assist in the solicitation of proxies for a fee of approximately $11,000 plus the reasonable out-of-pocket expenses and disbursements of that firm. We will reimburse brokers, trustees, banks and other intermediaries for expenses they incur in mailing proxy materials to Beneficial Holders of M&T’s common stock.

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How do I propose actions for the 2023 Annual Meeting of Shareholders?

SEC Rule 14a-8

In order for a shareholder proposal at next year’s meeting, the 2024 Annual Meeting of Shareholders, to be eligible for inclusion in M&T’s proxy statement pursuant to SEC Rule 14a-8, we must receive the proposal at our principal executive offices no later than November 8, 2023. You must provide your proposal to us in writing and it must comply with the requirements of SEC Rule 14a-8.

Advance Notice Procedures

M&T’s Amended and Restated Bylaws state that no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board or by a shareholder entitled to receive notice of, and to vote at, the annual meeting who has delivered notice to M&T (containing the information specified in M&T’s Amended and Restated Bylaws) no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s annual meeting of shareholders. These advance notice procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in M&T’s proxy statement pursuant to SEC Rule 14a-8 referred to above. A shareholder wishing to submit a proposal for consideration at the 2024 Annual Meeting of Shareholders should do so no earlier than October 9, 2023 and no later than November 8, 2023. In addition, shareholders who intend to solicit proxies in support of director nominees other than the M&T’s nominees must comply with the additional requirements of SEC Rule 14a-19.

Proxy Access Procedures

M&T’s Amended and Restated Bylaws permit a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of the outstanding shares of M&T’s common stock for at least three years to nominate and include in our proxy statement for the annual meeting of shareholders director nominees constituting up to the greater of two directors or 20% of the total number of directors serving on the Board on the last day on which notice of a nomination may be delivered (known generally as “proxy access”).

The proxy access notice must be in writing and contain the information specified in M&T’s Amended and Restated Bylaws for a proxy access nomination and must be delivered no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s annual meeting of shareholders. A shareholder wishing to submit a proxy access notice regarding a nomination for the 2024 Annual Meeting of Shareholders should do so no earlier than October 9, 2023 and no later than November 8, 2023.

These proxy access procedures are separate from the advance notice procedures referred to above, from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement pursuant to SEC Rule 14a-8 referred to above, and from the procedures you must follow to submit a director nominee for consideration by the N&G Committee as described in this proxy statement (see “Nomination and Governance Committee” in the section titled “Corporate Governance of M&T Bank Corporation”).

How do I discontinue multiple mailings?

In accordance with a notice sent to certain shareholders who receive paper copies of the proxy materials, multiple shareholders sharing a single address will receive only one copy of this proxy statement, the message to shareholders and Form 10-K, unless we have previously received other instructions. This practice, known as “householding,” is designed to reduce printing and postage costs.

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If you are a Registered Holder and have more than one account in your name or at the same address as other shareholders of record, you may authorize M&T to discontinue mailings of multiple sets of proxy materials. To discontinue multiple mailings, or to reinstate multiple mailings, please either mail your request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Shareholder Relations via electronic mail at ir@mtb.com.

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Appendix A

Reconciliation of GAAP to Non-GAAP Measures

As indicated in this proxy statement, the C&HC Committee and management use certain non-GAAP measures, such as Return on Tangible Common Equity (ROTCE), as part of M&T’s executive compensation program, which they believe better reflect the impact of acquisition activity in reported results.

Below is a reconciliation of GAAP amounts with corresponding non-GAAP amounts for 2020, 2021 and 2022.

	Year ended 12/31/2022	Year ended 12/31/2021	Year ended 12/31/2020
Income statement data In thousands

Net income	$1,991,663	$1,858,746	$1,353,152
Amortization of core deposit and other intangible assets(a)	42,771	7,532	10,993
Merger-related expenses(a)	431,576	33,560	—

Net operating income	2,466,010	1,899,838	1,364,145
Less preferred stock dividends	(96,587)	(72,915)	(68,228)

Net operating income available to common equity	$2,369,423	$1,826,923	$1,295,917

Balance sheet data In millions
Average common equity
Average total equity	$23,810	$16,909	$15,991
Preferred stock	(1,946)	(1,438)	(1,250)

Average common equity	21,864	15,471	14,741
Goodwill, core deposit and other intangible assets	(7,716)	(4,601)	(4,614)
Deferred taxes	43	2	5

Average tangible common equity	$14,191	$10,872	$10,132

Net operating return on average tangible common equity	16.70%	16.80%	12.79%

(a)	After any related tax effect

The company’s three-year average ROTCE of 15.4% for payout of the 2020 PVSU grant was calculated by taking the average ROTCE for each of the three years in the performance period.

As also referenced in this proxy statement, see “Supplemental Reporting of Non-GAAP Results of Operations” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of M&T’s Annual Report on Form 10-K for the year ended December 31, 2022, for the GAAP reconciliation of, and other information regarding, non-interest operating expenses.

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Appendix B

M&T BANK CORPORATION

2019 EQUITY INCENTIVE COMPENSATION PLAN

(amended and restated effective as of April 18, 2023)

Article 1

Establishment, Purpose, and Duration

1.1. Establishment of the Plan. The Plan first became effective as of April 16, 2019. This Plan, as herein amended and restated, will be effective as of April 18, 2023, subject to approval by the Company’s shareholders on such date (“Amendment Effective Date”). Changes made pursuant to this amendment and restatement shall only apply to Awards made after the Amendment Effective Date. Awards made prior to the Amendment Effective Date shall continue to be governed by the applicable Award Agreement and the terms of the Plan in effect prior to the Amendment Effective Date without giving effect to changes made pursuant to this amendment and restatement. The Plan is a successor to the M&T Bank Corporation 2009 Equity Incentive Compensation Plan (the “Prior Plan”). No additional grants have been or shall be made under the Prior Plan on and after the Effective Date. Outstanding grants under the Prior Plan shall continue in effect according to their terms.

1.2. Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Affiliates by providing incentives to Eligible Persons that will link their personal interests to the financial success of the Company and its Affiliates and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of Eligible Persons.

1.3. Duration of the Plan. The Plan became effective on the Effective Date and shall remain in effect, subject to the right of the Board or the Committee to terminate the Plan at any time pursuant to Section 11.1, until all Shares subject to it shall have been issued according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Amendment Effective Date of the Plan. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

Article 2

Definitions

2. Definitions. Certain terms used in the Plan have definitions given to them in the first place in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

2.1. “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, or that controls or is under common control with the Company.

2.2. “Award” means an Option, SAR, Stock Award, Restricted Stock Unit, or Performance Unit, all on a stand-alone, combination or tandem basis, as described in or granted under the Plan.

2.3. “Award Agreement” means a written agreement or other document (which may be provided in the form of a plan or program) evidencing an Award under the Plan, including any amendment or modification thereof, that shall be in such form as the Committee may specify. The Committee in its discretion may, but need not, require a Participant to sign an Award Agreement.

2.4. “Base Price” means the price per Share at which an SAR may be exercised.

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2.5. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6. “Cause” means, unless otherwise provided in an Award Agreement: (a) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (b) dishonesty in the course of fulfilling the Participant’s duties, or (c) willful and deliberate failure on the part of the Participant to perform such Participant’s duties in any material respect.

Notwithstanding the general rule of Section 3.2, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

2.7. “Change in Control” shall have the meaning set forth in Appendix A.

2.8. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.9. “Committee” means the committee(s), subcommittee(s), or person(s) the Board appoints to administer the Plan or to make or administer specific Awards hereunder consisting of three or more outside, independent members of the Board, each of whom shall be (a) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act (or any successor rule), and (b) qualified to administer the Plan as contemplated by any rules and regulations of the New York Stock Exchange (or such other stock exchange on which the Common Stock is traded). If no appointment is in effect at any time, “Committee” means the Compensation and Human Capital Committee of the Board.

2.10. “Common Stock” means a share of the Company’s common stock, par value $0.50 per share.

2.11. “Company” means M&T Bank Corporation, and any successor thereto.

2.12. “Date of Grant” means the date on which an Award is granted under the Plan.

2.13. “Disability” means, unless otherwise provided in an Award Agreement, totally and permanently disabled as from time to time defined under the long-term disability plan of the Company or an Affiliate entitling a Participant to long-term disability benefits, or in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor section).

2.14. “Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock or other equity interests of the Affiliate) or a sale of a division of the Company and its Affiliates.

2.15. “Effective Date” means April 16, 2019.

2.16. “Eligible Person” means Employees, Non-Employee Directors and Key Advisors.

2.17. “Employee” means any person who is an employee of the Company or an Affiliate.

2.18. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.19. “Exercise Price” means the price per Share at which an Option may be exercised.

2.20. “Fair Market Value” on or as of any date shall mean an amount equal to the then fair market value of a Share, as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose. Unless the Committee determines otherwise, if the Common Stock is traded on a securities exchange or automated dealer quotation system, Fair Market Value shall be the closing price for a Share, as of the relevant date, as reported on such securities exchange or automated dealer quotation system, or if there are no sales on such date, on the next preceding day on which there were sales. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, in accordance with the requirements of Section 409A of the Code.

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2.21. “Incentive Stock Option” or “ISO” means an Option granted under the Plan that the Committee designates as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).

2.22. “Key Advisor” means a member of any of the Company’s, or any of its subsidiaries’, Director Advisory Councils or any successors thereto.

2.23. “Non-Employee Director” shall mean a member of the Board who is not an Employee.

2.24. “Nonqualified Stock Option” or “NQSO” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.

2.25. “Option” means an Award described in Section 6.2(a).

2.26. “Participant” means an Eligible Person to whom an Award has been granted hereunder.

2.27. “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards, which may be based on the attainment of specified levels of one or more of the following measures or any such other measures as the Committee determines: earnings, earnings growth, earnings per share, stock price (including growth measures and total shareholder return), improvement of financial ratings, internal rate of return, market share, cash flow, operating income, operating margin, net profit after tax, EBIT, EBITA, EBITDA, OBIT, OBITDA, gross profit, operating profit, cash generation, revenues, asset quality, return on equity, return on tangible common equity, return on assets, return on operating assets, cost saving levels, efficiency ratio, net income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, shareholder return or strategic goals and objectives, including objectives related to qualitative or quantitative environmental, social and governance metrics. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, the Company and one or more Affiliates, or a particular line of business, and may, but need not be, based upon a change or an increase or positive result, and shall cover such period as the Committee may specify. Performance Goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions, or any other items that the Committee deems appropriate. Any applicable Performance Goals shall be applied and interpreted in the discretion of the Committee.

2.28. “Performance Period” shall have the meaning ascribed to it in Section 8.2.

2.29. “Performance Unit” means an Award granted pursuant to Article 8 and settled in cash, Shares or a combination thereof.

2.30. “Period of Restriction” means the period during which (a) restrictions are imposed on Shares underlying a Stock Award, if applicable or (b) a Restricted Stock Unit becomes vested.

2.31. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32. “Plan” means this M&T Bank Corporation 2019 Equity Incentive Compensation Plan, as amended from time to time.

2.33. “Qualifying Separation” means, except to the extent otherwise provided by the Committee in the applicable Award Agreement, the Termination of Service of a Participant for any reason (other than under circumstances determined by the Company or an Affiliate to constitute Cause, or death or Disability) on or after attaining age 55 and completing ten or more years of service with the Company and/or an Affiliate, as such years of service are determined in accordance with the Company’s Human Resources Information System.

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2.34. “Restricted Stock Unit” means an Award described in Section 7.2(b).

2.35. “SAR” means an Award in the form of a stock appreciation right described in Section 6.2(b).

2.36. “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

2.37. “Share” means a share of Common Stock.

2.38. “Specified Employee” means any individual who is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) with respect to the Company and its Affiliates, as determined by the Company (or the Affiliate, in the event that the Affiliate and the Company are not considered a single employer under Sections 414(b) or 414(c) of the Code) in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve-month period ending on each December 31st. All individuals who are determined to be key employees under Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5)) on December 31st shall be treated as Specified Employees for purposes of the Plan during the twelve-month period that begins on the following April 1st.

2.39. “Stock Award” means an Award described in Section 7.2(a).

2.40. “Ten-Percent Shareholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

2.41. “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services (including as a Non-Employee Director or Key Advisor) for, the Company and any of its Affiliates. A Participant employed by, or performing services for, an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Affiliate or division ceases to be an Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered a Termination of Service. Notwithstanding the foregoing, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, for purposes of distributions upon Termination of Service, “Termination of Service” means a “separation from service” as defined under Section 409A of the Code.

Unless the context expressly requires the contrary, references in the Plan to (a) the term “Section” refers to the sections of the Plan, and (b) the word “including” means “including (without limitation).”

Article 3

Administration

3.1. Authority of the Committee. The Committee shall administer the Plan. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan, such powers to include the plenary authority and discretion to:

(a) Determine the Eligible Persons to whom it grants Awards;

(b) Determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, SARs, Stock Awards, Restricted Stock Units, Performance Units, or any combination thereof, are to be granted hereunder;

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(c) Determine the terms, conditions, form and amount (which need not be identical) of all Awards, including the Exercise Price of Options, the Base Price of SARs and the number of Shares covered by Awards;

(d) Determine the time or times at which Awards may be granted or vest and any conditions which must be satisfied before an Award is made, vests or is settled;

(e) Determine whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option;

(f) Establish any objectives and conditions, including Performance Goals, for earning Awards;

(g) Determine the terms of each Award Agreement and, subject to the provisions of Article 11, any amendments or modifications thereof;

(h) Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of a Performance Period;

(i) Determine if, when, and the terms on which, an Award may be deferred;

(j) Determine whether the amount or payment of an Award should be reduced or eliminated;

(k) Adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(l) Establish guidelines and/or procedures for the payment or exercise of Awards;

(m) Interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(n) Establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(o) Otherwise administer the Plan.

In performing these actions, the Committee may take into account the nature of the services rendered or to be rendered by an Eligible Person, his present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.

3.2. Decisions Binding. Subject to the provisions of the Plan, the Committee shall have plenary discretionary authority to interpret the Plan and Award Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted hereunder. All determinations and decisions made by the Committee pursuant to the provisions of the Plan or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company and its Affiliates, its shareholders, employees, Participants, Eligible Persons, and their respective successors and assigns, including to the extent applicable their estates and beneficiaries, and, except as provided in Section 2.6, such determinations and decisions shall not be reviewable. All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final, conclusive and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. Unless otherwise required under applicable law or the applicable stock exchange rules, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

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3.3. Delegation of Certain Responsibilities. The Committee may delegate its authority under Section 3.1 hereof and the terms of the Plan to the extent it deems necessary or advisable for the proper administration of the Plan, consistent with the requirements of applicable law; provided, however, that except as provided below, the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. Subject to compliance with applicable law, the Committee may delegate to the Company’s Chief Executive Officer and/or to other officers of the Company its authority under Article 3, including the right to grant Awards; provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to Eligible Persons who, at the time of such action, are subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee. To the extent that the Board, the Committee or its delegate, as described above, administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board, the Committee or such delegate.

3.4. Procedures of the Committee. Except as may otherwise be provided in the charter or similar governing document applicable to the Committee, (a) all determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present; (b) a majority of the entire Committee shall constitute a quorum for the transaction of business; and (c) any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.

3.5. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

3.6. Award Agreements. Each Award under the Plan (a) shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and (b) shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Article 11 hereof.

3.7. Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act.

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Article 4

Common Stock Subject to Plan

4.1. Number of Shares.

(a) Subject to adjustment as provided in Section 4.2, the aggregate number of Shares that may be delivered under the Plan shall not exceed 3,500,000 Shares. In addition, any Shares that remained available for Awards under the Plan as of the Amendment Effective Date and any Shares subject to outstanding Awards granted under the Plan and awards granted under the Prior Plan as of the Amendment Effective Date that are payable in Shares and that are forfeited, terminated, surrendered, exchanged, cancelled, or expired, in each case, without having been exercised, vested or paid in Shares, on or after the Amendment Effective Date, subject to adjustment as provided in Section 4.2 below, may be issued with respect to Awards under this Plan. Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury shares, including Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise. To the extent that Shares subject to an outstanding Award are not issued by reason of the forfeiture, termination, surrender, exchange, cancellation, or expiration of such Award, or by reason of being settled in cash in lieu of Common Stock, then such Shares shall immediately again be available for issuance under the Plan. If SARs are granted, the full number of Shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs. Shares surrendered in payment of the Exercise Price of an Option (including an option granted under the Prior Plan) shall not be available for re-issuance under the Plan. Shares withheld or surrendered for payment of taxes with respect to Awards (including awards granted under the Prior Plan) shall not be available for re-issuance under the Plan. For the avoidance of doubt, if Shares are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options, such Shares may not again be made available for issuance under the Plan.

(b) Subject to adjustment as provided in Section 4.2, the following limitations shall apply to Awards under the Plan:

(i) The number of Shares that may be issued under the Plan as of the Amendment Effective Date pursuant to Options which are Incentive Stock Options shall be limited to 3,500,000 Shares; and

(ii) The maximum number of Shares for which Awards may be made to any Employee or Key Advisor in any calendar year shall not exceed 300,000 Shares in the aggregate.

(iii) The maximum aggregate grant date value of Shares subject to Awards granted to any Non-Employee Director during any calendar year for services rendered as a Non-Employee Director, taken together with any cash fees earned by such Non-Employee Director for services rendered as a Non-Employee Director during the calendar year, shall not exceed $500,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

4.2. Capital Events and Adjustments. In the event of (a) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (b) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall make an equitable and proportionate substitution or adjustment as it deems appropriate to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Section 4.1(b), (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the Exercise Price of outstanding Options or the Base Price of outstanding SARs, in order to preserve the value of Awards as a result of such Share Change or Corporate Transaction. In the case of Corporate Transactions, such adjustments may

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include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which substantially all shareholders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or an SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Exercise Price of such Option or Base Price of such SAR, as applicable, shall conclusively be equitable, proportionate and appropriate); (2) subject to Section 11.5, the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Affiliate, or division or by the entity that controls such Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities); provided that, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, any such adjustment shall be made solely to the extent permitted under Section 409A of the Code. In addition, in the event of a Share Change or Corporate Transaction, the Committee shall adjust in any manner it deems appropriate the Performance Goals applicable to any Awards, including to reflect any unusual or non-recurring events, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other Company filings with the Securities and Exchange Commission.

Article 5

Eligibility and Participation

5.1. Eligibility. Awards may be granted only to Eligible Persons; provided that, any Award that constitutes a “stock right,” within the meaning of Section 409A of the Code, shall only be granted to Eligible Persons with respect to whom the Company is an “eligible issuer of service recipient stock,” under Section 409A of the Code.

5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Eligible Persons to whom Awards shall be granted and determine the nature and amount of each Award. No Eligible Person shall have any right (a) to be granted an Award or to be granted any particular type of Award or (b) to be granted a subsequent Award under the Plan if previously granted an Award.

Article 6

Options and SARs

6.1. Grant of Options or SARs. Subject to the terms and provisions of the Plan, Options or SARs may be granted to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee shall have the sole discretion, subject to the terms of the Plan, to determine the actual number of Shares subject to Options or SARs granted to any Participant. The Committee may, in its discretion, condition the grant or vesting of an Option or SAR upon the achievement of one or more specified Performance Goals. No dividends or payments of cash, Shares or other property corresponding to the dividends payable on the Shares underlying an Option or SAR will be granted or paid in connection with an Option or SAR.

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6.2. Nature of Awards.

(a) An Option is a right to purchase Shares at a specified Exercise Price. The Committee may grant any type of Option to purchase Common Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs; provided, however, that ISOs may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant.

(b) An SAR is a right to receive in settlement of such SAR an amount equal to the stock appreciation for the SAR. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Share on the date of exercise of the SAR exceeds the Base Price of the SAR. The appreciation in an SAR shall be paid in Shares, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR. The Committee may grant SARs separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an ISO, SARs may be granted only at the time of the grant of the ISO. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

6.3. Award Agreement. Each Option or SAR granted under the Plan shall be evidenced by an Award Agreement that specifies the terms and conditions of the Option or SAR. Options and SARs shall be subject to the terms and conditions set forth in Article 6 and such other terms and conditions not inconsistent with the Plan as the Committee may specify. Unless the Award Agreement for an Option specifies that the Option is intended to be an ISO within the meaning of Section 422 of the Code, the Option shall be a NQSO, the grant of which is not intended to be subject to the provisions of Code Section 422.

6.4. Option or SAR Price. The Exercise Price of an Option and the Base Price of an SAR granted under the Plan shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.

6.5. Exercise Period. The Committee shall determine the exercise period for an Option or SAR, which shall be specifically set forth in the Award Agreement; provided, however, that no Option or SAR shall be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder on the Date of Grant) from its Date of Grant.

6.6. Exercise of Options or SARs. To the extent exercisable and not forfeited, terminated, surrendered, exchanged, cancelled or expired, in each case, Options or SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants. The Committee may at any time accelerate the exercisability of any Option or SAR.

6.7. Payment of Exercise Price. To the extent exercisable and not forfeited, terminated, surrendered, exchanged, cancelled or expired, Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price for the Options. The Exercise Price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, including, but not limited to, to the extent permitted by applicable law, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the sale of the Shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the Exercise Price and any withholding taxes due, (b) by delivery or deemed delivery through attestation of Shares having a Fair Market Value at the time of exercise equal to the total Exercise Price, (c) if permitted by the Committee, by withholding Shares subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price,

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(d) by a combination of (a), (b) and (c), or (d) such other methods as the Committee deems appropriate. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable after receipt of written notification, payment of the Exercise Price and satisfaction of the applicable taxes, the Company shall deliver to the Participant stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name. No Shares shall be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been satisfied. Except as otherwise provided in Section 6.9 below, the applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Shares that is subject to the Option (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 15.7, and (iii) has paid in full for such Shares and satisfied all applicable tax obligations.

6.8. Special Provisions Applicable to Incentive Stock Options. To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations), the Award of Incentive Stock Options shall be subject to the following:

(a) In the event that the aggregate Fair Market Value of the Common Stock (determined at the time the Options are granted) subject to ISOs held by a Participant that first becomes exercisable during any calendar year exceeds $100,000 then the portion of such ISOs equal to such excess shall be NQSOs.

(b) An Incentive Stock Option granted to a Section 422 Employee who, on the Date of Grant is a Ten-Percent Shareholder, shall have an Exercise Price which is not less than 110% of the Fair Market Value of a Share on the Date of Grant.

(c) No Incentive Stock Option granted to a Section 422 Employee who, on the Date of Grant is a Ten-Percent Shareholder, shall be exercisable later than the fifth (5th) anniversary of its Date of Grant.

6.9. Nontransferability of Options or SARs. No Option or SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (a) by will or by the laws of descent and distribution or (b) in the case of a Nonqualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of the Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in the Instructions to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Any Option or SAR shall be exercisable, subject to the terms of the Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or SAR is permissibly transferred pursuant to this Section, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.

Article 7

Stock Awards and Restricted Stock Units

7.1. Grant of Stock Awards or Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Stock Awards or Restricted Stock Units under the Plan to such Eligible Persons and in such amounts and on such terms and conditions as it shall determine.

7.2. Nature of Awards.

(a) Stock Awards are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more

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stock certificates. Any certificate issued in respect of Stock Awards shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and any restrictions applicable to such Award. Stock Awards may be subject to restrictions or no restrictions, as determined by the Committee.

(b) Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or a combination thereof, based upon the Fair Market Value of a specified number of Shares.

7.3. Award Agreement. Each grant of a Stock Award or Restricted Stock Units under the Plan shall be subject to an Award Agreement specifying the terms and conditions of the Award. The terms and conditions may provide, in the discretion of the Committee, for the lapse of transfer restrictions or forfeiture provisions or vesting and settlement, as applicable, to be contingent upon the continued performance of services and/or the achievement of one or more specified Performance Goals.

7.4. Transferability. Restricted Stock Units and Stock Awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction, if any.

7.5. Other Restrictions. The Committee shall impose such other restrictions on any Restricted Stock Units and Stock Awards granted pursuant to the Plan as it may deem advisable and the Committee may legend certificates representing Stock Awards or record stop transfer orders with respect to uncertificated Shares to give appropriate notice of such restrictions.

7.6. End of Period of Restriction. Except as otherwise provided in Articles 7 and 9, on the last day of the applicable Period of Restriction, (a) Shares subject to Stock Awards shall become nonforfeitable and freely transferable by the Participant and (b) subject to Section 15.13, Restricted Stock Units shall vest and be immediately settled. Once Stock Awards are released from the applicable restrictions, the Participant shall be entitled to have the legend or stop transfer order removed. The Committee may at any time accelerate the vesting of any Stock Awards or Restricted Stock Units.

7.7. Voting Rights Applicable to Stock Awards. During the Period of Restriction, if applicable, Participants holding Stock Awards granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise specified in the applicable Award Agreement.

7.8. Dividends and Other Distributions.

(a) Except as otherwise provided by the Committee and subject to the provisions of Section 4.2 and this Section 7.8, during the Period of Restriction, Participants holding Stock Awards shall be entitled to receive all dividends and other distributions paid with respect to such Shares underlying the Stock Awards. Cash dividends with respect to Stock Awards that are subject to vesting restrictions will be credited to a book-entry account and paid to the Participant only when the underlying Stock Award vests. Subject to the limitations imposed under Article 4, dividends payable in Shares shall be paid in the form of Shares of the same class as the Shares with which such dividend was paid, and shall be subject to the same vesting terms as the underlying Stock Award. If any Shares underlying the Stock Award are forfeited, the Participant shall have no right to dividends or other distributions with respect to such Stock Award.

(b) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the Participant shall be entitled to receive payments of cash, Shares or other property corresponding to the dividends payable on the Shares underlying the Award; provided that no such cash, Shares or other property corresponding to such dividends shall be paid unless and until the underlying Restricted Stock Units vest and are paid.

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Article 8

Performance Units

8.1. Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant and the terms and conditions thereof.

8.2. Value of Performance Units. The Committee shall set Performance Goals over certain periods to be determined in advance by the Committee (“Performance Period”). Prior to each grant of Performance Units, the Committee shall establish an initial number of Performance Units granted to a Participant for that Performance Period. Prior to each grant of Performance Units, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a number of Shares, an amount of cash, or a combination thereof for the Performance Units awarded for such Performance Period. With respect to the Performance Goals utilized during a Performance Period, the Committee may assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a distribution of Shares, amount of cash or a combination thereof in respect of the Performance Units awarded.

8.3. Payment of Performance Units. After a Performance Period has ended, the holder of an Award of Performance Units shall be entitled to receive a distribution of Shares, payment of cash or a combination thereof in respect of Performance Units awarded, in each case, at the level and on the terms and conditions determined by the Committee.

8.4. Committee Discretion to Adjust Awards. The Committee shall have the authority to modify, amend or adjust the terms and conditions of any Award of Performance Units, at any time or from time to time, including but not limited to the Performance Goals. Notwithstanding the foregoing provisions of this Section 8.4, any adjustments made pursuant to this Section 8.4 to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be made in a manner such that the Award shall comply or continue to comply with the requirements of Section 409A of the Code.

8.5. Nontransferability. No Performance Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period.

8.6. Dividends and Other Distributions. The Award Agreement for Performance Units shall specify whether, to what extent and on what terms and conditions the Participant shall be entitled to receive payments of cash, Shares or other property corresponding to the dividends payable on the Shares underlying the Performance Units, as applicable; provided that no such cash, Shares or other property corresponding to such dividends shall be paid unless and until the underlying Performance Units vest and are paid.

Article 9

Termination of Service or Services as a Participant

9.1. Termination of Service Other Than Due to a Qualifying Separation, Death, Disability or Cause. Subject to Section 15.13 and except as otherwise provided in an Award Agreement, if a Participant’s Termination of Service is on account of any reason other than a Qualifying Separation, death, Disability, or termination for Cause:

(a) Any Option or SAR that is unvested as of the date of termination shall be immediately cancelled and terminated, and any Option or SAR that is vested and exercisable may be exercised during such period of time following the Participant’s Termination of Service as determined by the Committee and set

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forth in the Award Agreement; provided that such period of time shall not extend past the original expiration date of the Option or SAR;

(b) Any unvested Stock Award shall automatically be forfeited and any such unvested Shares shall be returned to the Company or cancelled, as applicable; and

(c) Any unvested Restricted Stock Units and Performance Units shall be forfeited and no payment shall be made with respect thereto.

9.2. Termination of Service Due to a Qualifying Separation, Death or Disability. Subject to Section 15.13, in the event a Participant’s Termination of Service is on account of a Qualifying Separation, death or Disability, the Committee shall determine and provide in an Award Agreement whether and to what extent (a) a Participant’s Options and SARs may be exercised; (b) any remaining Period of Restriction applicable to Stock Awards or Restricted Stock Units where vesting is not conditioned upon the achievement of Performance Goals shall lapse and Restricted Stock Units shall be settled; and (c) the Performance Goals applicable to any unvested Awards shall be deemed earned and settled.

9.3. Termination of Service for Cause. Except as otherwise provided in an Award Agreement, in the event of a Termination of Service of a Participant by the Company for Cause, any Awards then held by a Participant shall be immediately forfeited by the Participant and cancelled.

Article 10

Change in Control

10.1. Vesting of Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, or otherwise determined by the Committee, in the event of a Change in Control, (a) any Options or SARs outstanding which are not then exercisable and vested shall become fully exercisable and vested, (b) the restrictions applicable to any Stock Awards shall lapse and such Stock Awards shall become free of all restrictions and become fully vested and transferable and (c) the restrictions applicable to any Restricted Stock Units shall lapse and such Restricted Stock Unit shall become fully vested and settled; provided that, with respect to any Restricted Stock Unit Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, unless the Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code, the Award shall immediately vest but shall not be settled until the date such Award would otherwise be settled pursuant to the terms of the Award Agreement. Without the consent of Participants, the Committee may require that Participants surrender their outstanding Options or SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Participant’s unexercised Options or SARs exceeds the Option Exercise Price or SAR Base Price, as applicable, or, after giving Participants an opportunity to exercise their outstanding Options or SARs, the Committee may terminate any or all unexercised Options or SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share Option Exercise Price or per share SAR Base Price, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.

10.2. Performance-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement or otherwise determined by the Committee, in the event of a Change in Control, all Awards granted under the Plan which are subject to Performance Goals, including Performance Units, shall be immediately settled and paid out; provided that, with respect to each Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, unless the Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code, the Award shall immediately vest but shall not be settled until the date such

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Award would otherwise be settled pursuant to the terms of the Award Agreement. Unless otherwise provided in the Award Agreement or otherwise determined by the Committee, the amount of the payout shall be based on the extent, as determined by the Committee, to which Performance Goals established for the Performance Period then in progress have been satisfied through the end of the month immediately preceding the effective date of the Change in Control.

Article 11

Amendment, Modification, Substitution and Termination

11.1. Amendment, Modification and Termination of Plan. The Board or the Committee may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that, after the shareholders of the Company have approved the Plan, the Board or the Committee shall not amend the Plan without approval of (a) the Company’s shareholders to the extent the Code or other applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires shareholder approval of the amendment, and (b) a Participant whose Award is affected by such amendment, if the amendment would materially and adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment.

11.2. Amendment or Modification of Awards. Subject to the terms and conditions of the Plan, including Section 11.5, the Committee may amend or modify the terms of any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid; provided that no amendment or modification of an Award shall, without the consent of the Participant, materially and adversely alter or impair any of the Participant’s rights or obligations under the Award.

11.3. Substitution of Awards. Anything contained herein to the contrary notwithstanding, Awards may, in the Committee’s discretion, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Substitute Awards granted hereunder shall not be counted toward the Share limits imposed by Article 4.

11.4. Effect on Outstanding Awards. No such amendment, modification or termination of the Plan pursuant to Section 11.1 above, amendment or modification of an Award pursuant to Section 11.2 above, or substitution of awards pursuant to Section 11.3 above shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

11.5. Repricing. Notwithstanding anything in the Plan to the contrary, after an Option or SAR is granted, neither the Board nor the Committee may, without obtaining shareholder approval, (a) amend the terms of outstanding Options or SARs to reduce the Exercise Price of such outstanding Options or Base Price of such SARs, (b) cancel outstanding Options or SARs in exchange for Options or SARs with an Exercise Price or Base Price, as applicable, that is less than the Exercise Price or Base Price, as applicable, of the original Options or SARs or (c) cancel outstanding Options or SARs with an Exercise Price or Base Price, as applicable, above the current stock price in exchange for cash or other securities, except pursuant to Section 4.2 of the Plan related to a Share Change or Corporate Transaction.

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Article 12

Non-U.S. Service Providers

Without amendment of the Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of non-U.S. countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operates or has employees or other service providers.

Article 13

Shareholder Approval

The Plan, and any amendments hereto requiring shareholder approval pursuant to Article 11, are subject to approval by vote of the shareholders of the Company at the next annual meeting of shareholders following adoption by the Board.

Article 14

Tax Withholding

Notwithstanding any other provision of the Plan to the contrary, the Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements (including the Participant’s FICA obligation), and the Company and any of its Affiliates shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Affiliates, an amount sufficient to satisfy such federal, state, local and foreign taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. No later than the date as of which an amount first becomes taxable with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. To the extent provided in the applicable Award Agreement and in accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means: tendering a cash payment; authorizing the Company to withhold Shares otherwise issuable to the Participant; or delivering Shares to the Company. The Committee may authorize withholding of Shares for applicable tax withholding and may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Stock having a Fair Market Value on the date of withholding up to the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction.

Article 15

General Provisions

15.1. The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee. Except as expressly provided in the Plan, neither the Company nor any of its Affiliates shall be required or be liable to make any payment under the Plan. Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

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15.2. Neither the adoption of the Plan nor its submission to the Company’s shareholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of shareholder approval upon the same.

15.3. The interests of any Eligible Person under the Plan or Awards granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered, except to the extent provided in an Award Agreement.

15.4. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

15.5. Except as otherwise provided under the Plan, a Participant or beneficiary thereof shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

15.6. This Plan shall be governed, construed and administered in accordance with the laws of the State of New York without giving effect to the conflict of laws principles. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

15.7. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof. The certificates for the Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, the New York Stock Exchange (or such other stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted), and any applicable federal or state securities laws. The Committee may place a legend or legends on certificates for Shares to make appropriate reference to the restrictions.

15.8. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law the Committee deems applicable.

15.9. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of the New York Stock Exchange (or such other stock exchange or automated dealer quotation system on which the Shares are traded). No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be rounded down, forfeited or otherwise eliminated.

15.10. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant in connection with any Award

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(other than Options or SARs). If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Section 409A of the Code.

15.11. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

15.12. It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan; provided, further, that with respect to any Awards that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, in no event shall any assets be transferred to any such rabbi trust with respect to any Participant during any period in which any plan maintained by the Company and its Affiliates is in a “Restricted Period,” within the meaning of Section 409A(b)(3) of the Code.

15.13. The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. Each Award shall be construed and administered such that the Award either (a) qualifies for an exemption from the requirements of Section 409A of the Code or (b) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (iii) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to such Award upon the Participant’s Termination of Service shall be delayed if the Participant is a Specified Employee until the earlier of (a) the first day of the seventh month following the Participant’s Termination of Service or (b) the Participant’s death. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company or any Affiliate have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

15.14. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees or other service providers.

15.15. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee or other service provider any right to continued employment or service, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment or services of any individual at any time.

15.16. All Awards under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be approved or implemented by the Board or the Committee from time to time, whether or not approved before or after the Amendment Effective Date.

15.17. All Award Agreements under the Plan may be signed and produced electronically.

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APPENDIX A

“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(a) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of Appendix A, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition of between 20% and 40%, inclusive, of the Outstanding Company Common Stock or the Outstanding Company Voting Securities if the Board approves such acquisition either prior to or immediately after its occurrence, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (v) any acquisition by any corporation controlled by the Company or (vi) any acquisition by any corporation pursuant to a transaction that complies with clauses (c)(A), (c)(B) and (c)(C) of Appendix A; or

(b) Any time at which individuals who, as of the Amendment Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Amendment Effective Date whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

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(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything to the contrary herein, a divestiture or spin-off of an Affiliate of the Company shall not by itself constitute a “Change in Control.”

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YOUR VOTE IS IMPORTANT All votes must be received by the end of the meeting. However, votes for the Retirement Savings Plan, Employee Stock Ownership Plan and Unvested Restricted Common Stock must be received by 11:00 a.m. Eastern Time, on April 13, 2023. SCAN the QR code or visit envisionreports.com/MTB to vote your shares CALL 1-800-652-VOTE (8683) 2023 ANNUAL MEETING — PROXY CARD within the USA, US territories and Canada Attend the meeting on April 18, 2023 at 11:00 a.m. Eastern Time, virtually at meetnow.global/MATLQVJ. ðŸ¡£IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ðŸ¡£ THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED: 1. TO ELECT 17 DIRECTORS FOR ONE-YEAR TERMS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED: For Against Abstain For Against Abstain For Against Abstain + 01—John P. Barnes 02—Robert T. Brady 03—Carlton J. Charles 06—T. Jefferson 04—Jane Chwick 05—William F. Cruger, Jr. Cunningham III 07—Gary N. Geisel 08—Leslie V. Godridge 09—René F. Jones 10—Richard H. Ledgett, Jr. 11—Melinda R. Rich 12—Robert E. Sadler, Jr. 13—Denis J. Salamone 14—John R. Scannell 15—Rudina Seseri 16—Kirk W. Walters 17—Herbert L. Washington THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 4 AND 5 AND 1 YEAR FOR PROPOSAL 3: For Against Abstain 1 YR 2 YRS 3 YRS Abstain 2. TO APPROVE THE 2022 COMPENSATION OF M&T BANK 3. TO RECOMMEND THE FREQUENCY OF FUTURE CORPORATION’S NAMED EXECUTIVE OFFICERS. ADVISORY VOTES ON THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS. For Against Abstain For Against Abstain 4. TO APPROVE THE AMENDMENT AND RESTATEMENT OF 5. TO RATIFY THE APPOINTMENT OF THE M&T BANK CORPORATION 2019 EQUITY INCENTIVE PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT COMPENSATION PLAN. REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2023. 1U PX + 03RCRC

YOUR VOTE ATTEND MATTERS the meeting on April 18, 2023 at • Have a voice 11:00 a.m. Eastern Time. • Keep your account active • Stay informed SAVE PAPER To access the virtual meeting, you must have AND TIME... the login details in the To receive future proxy white circle located on the materials and other reverse side. documents electronically, go to envisionreports.com/MTB. ðŸ¡£IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ðŸ¡£ Annual Meeting of Shareholders — April 18, 2023, 11:00 a.m. Eastern Time + THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Judy D. Olian, Mark S. Rosen and Kent Schwendy as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held virtually via the internet at meetnow.global/MATLQVJ on April 18, 2023, 11:00 a.m. Eastern Time, and any adjournments thereof (i) as designated on the proposals set forth on the reverse side of this card and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting. IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR PROPOSALS 1, 2, 4 AND 5 AND 1 YEAR FOR PROPOSAL 3. Participants in the M&T Bank Corporation Retirement Savings Plan In accordance with the M&T Bank Corporation Retirement Savings Plan (the “Plan”), the undersigned hereby directs T. Rowe Price Trust Company, the Trustee of the Plan to vote all of the shares of common stock of M&T Bank Corporation allocated to the undersigned under the Plan in connection with the Annual Meeting of Shareholders. IF PROPERLY EXECUTED, THIS INSTRUCTION CARD WILL BE VOTED AS DIRECTED OR, IF NOT DIRECTED, WILL BE DIRECTED TO VOTE IN THE SAME PROPORTION AS SHARES THAT WERE AFFIRMATIVELY VOTED BY PARTICIPANTS. Participants in the Employee Stock Ownership Plan of People’s United Financial, Inc. In accordance with the Employee Stock Ownership Plan of People’s United Financial, Inc. (the “Plan”), the undersigned hereby directs Fidelity Management Trust Company, the Trustee of the Plan to vote all of the shares of common stock of M&T Bank Corporation allocated to the undersigned under the Plan in connection with the Annual Meeting of Shareholders. IF PROPERLY EXECUTED, THIS INSTRUCTION CARD WILL BE VOTED AS DIRECTED OR, IF NOT DIRECTED, WILL BE DIRECTED TO VOTE IN THE SAME PROPORTION AS SHARES THAT WERE AFFIRMATIVELY VOTED BY PARTICIPANTS. Holders of Unvested Restricted Common Stock The undersigned hereby votes all of the shares of unvested restricted common stock of M&T Bank Corporation held by the undersigned in connection with the Annual Meeting of Shareholders. IF PROPERLY EXECUTED, THIS VOTING CARD WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR PROPOSALS 1, 2, 4 AND 5 AND 1 YEAR FOR PROPOSAL 3. NON-VOTING ITEMS Change of Address — Please print new address below. AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW. Please sign exactly as name(s) appear(s) hereon. If applicable, joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. +